As filed with SEC on __________, 2000, File No. 333-90575

                         SECURITIES EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             SEC FILE NO. 333-90575

                         Commission file number 0-26559

                                  XIN NET CORP.

             (Exact name of registrant as specified in its charter)

FLORIDA                                 7379                     33-0751560
(State of Incorporation)    (Primary Standard Industrial     (I.R.S. Employer
                             Classification Code Number)     Identification No.)

           #830, 789 W. PENDER STREET, VANCOUVER B.C., CANADA V6C IH2
               (Address of principal executive offices) (Zip Code)

 MARC HUNG, PRESIDENT, #830, 789 W.PENDER STREET, VANCOUVER B.C., CANADA V6C IH2
                                 (604) 632-9638

                         (Agent for Service of Process)

         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

         If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

         If delivery of the prospectus is expected to be made pursuant to Rule 434; please check the following box /__/.

                     Pages i, ii, iii, & iv and 1 of 100 pages
                        Exhibit Index Begins on Page 101


                                          Calculation of Registration Fee
Title of each            Proposed                Proposed                Proposed                 Amount of
class of                 Amount of               maximum                 maximum                  registration fee
securities to be         shares to be            offering price          aggregate
registered               registered              per share               offering price
--------------------------------------------------------------------------------------------------------------------
Common                    5,885,000               $1.56                   $ 9,180,600(4)           $ 4,590.30*
Stock(1)

Common Shares             5,885,000               $2.00                   $11,770,000              $ 5,885.00
Underlying A
Warrants(2)

Common Shares             5,885,000               $5.00                   $29,425,000              $14,712.50
Underlying B
Warrants(3)

=======================  ======================= ======================= =======================  ======================
Total                    17,655,000                                       $42,113,060              $25,187.80
=======================  ======================= ======================= =======================  ======================

* Previously Paid

(1) The shares of Common Stock registered represent the number of shares held by selling shareholders.

(2) The shares of Common Stock registered represent the shares underlying A Warrants held by selling shareholders.

(3) The shares of Common Stock registered represent the shares underlying B Warrants which may be purchased by selling shareholders if the A Warrants are exercised.

(4) Based on the average of the bid and ask price on the OTC Bulletin Board for the Company's Common Stock for the trading day preceding amended filing computed pursuant to Rule 457.




                              CROSS REFERENCE SHEET

         Pursuant to Item 501(b) of Regulation S-K and Rule 404(a) the following cross-reference sheet shows the location in the prospectus of the information required to be included in response to Items of Form SB-2.

                                     PART I

                  ITEM                                        LOCATION
Item 1            Forepart of Registration                    Forepart of Registration
                  Statement and Outside Front Cover           Statement and Outside Front
                  Page of Prospectus                          Cover Page of Prospectus

Item 2            Inside Front and Outside Back               Inside Front and Outside Back
                  Cover Pages of Prospectus                   Cover Pages of Prospectus

Item 3            Summary Information, Risk Factors           Summary, Risk Factors
                  and Ratio of Earnings to Fixed
                  Charges

Item 4            Use of Proceeds                             Use of Proceeds

Item 5            Determination of Offering Price             Determination of Offering Price

Item 6            Dilution                                    Not Applicable

Item 7            Selling Security Holders                    Selling Security Holders

Item 8            Plan of Distribution                        Plan of Distribution

Item 9            Legal Proceedings                           Legal Matters

Item 10           Directors, Executive Officers,              Directors, Executive Officers,
                  Promoters and Control Persons               Promoters and Control Persons

Item 11           Security Ownership of Certain               Security Ownership of Certain
                  Beneficial Ownership and                    Beneficial Ownership and
                  Management                                  Management

Item 12           Description of Securities                   Description of Securities

Item 13           Interest of Named Experts and               Experts
                  Counsel

                                       iii





Item 14           Disclosure of Commission Position           Management - Indemnification of
                  on Indemnification For Securities           Officers and Directors
                  Act Liabilities

Item 15           Organization within Last Five               Business History
                  Years

Item 16           Description of Business                     Business History

Item 17           Management Discussion and                   Management Discussion and
                  Analysis of Operations                      Analysis of Operations

Item 18           Description of Property                     Business History

Item 19           Certain Relationships and Related           Relationships and
                  Party Transactions                          Related Party Transactions

Item 20           Market for Common Equity and                Price Range of Our Common Stock
                  Related Stockholder Matters                 & Stockholder Matters

Item 21           Executive Compensation                      Executive Compensation

Item 22           Financial Statements                        Financial Statements

Item 23           Changes In and Disagreements                Changes In and Disagreements
                  With Accountants                            With Accountants

                                     PART II

Item 24           Indemnification of Officers and             Indemnification
                  Directors

Item 25           Other Expenses of Issuance and              Other Expenses of Offering
                  Distribution                                Registration and Distribution

Item 26           Recent Sales of Unregistered                Recent Sales of Unregistered
                  Securities                                  Securities

Item 27           Exhibits, Financial Statements              Exhibits, Financial Statements
                  and Schedules                               and Schedules

Item 28           Undertakings                                Undertakings

Item 29           Financial Statements and Schedules          Financial Statements and Schedules
                                       iv


                             SUBJECT TO COMPLETION
             PRELIMINARY PROSPECTUS DATED __________________, 2000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED, WE MAY NOT DISTRIBUTE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

                                  XIN NET CORP.

                        17,655,000 Shares of Common Stock

         XIN NET CORP. is engaged in an Internet related Joint Venture business in China.

         Xin Net Corp. is registering 17,655,000 shares of common stock, 5,885,000 of which shares are outstanding and 5,885,000 are shares underlying A Warrants and 5,885,000 are shares underlying B Warrants if the A Warrants are exercised in full, any and all of which may be sold by selling shareholders.

         WE URGE YOU TO READ THE RISK FACTORS BEGINNING ON PAGE 8 ALONG WITH THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

         Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these shares, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         We will not receive any proceeds from the shares of common stock sold by the selling stockholders, but we will receive proceeds of sale of shares underlying A Warrants and shares underlying B Warrants, if exercised.

         This offering (the "Offering") is not being underwritten. 5,885,000 shares of Common Stock being offered have been registered for sale by our Selling Stockholders (as defined) pursuant to this prospectus from time to time to purchasers directly, or through agents, brokers or dealers at market or negotiated prices. We are also registering 11,770,000 shares which underly the A Warrants, if exercised, and B Warrants, if exercised. Thus, the distribution of shares of Common Stock may occur over an extended period of time. See "Plan of Distribution." Since the Common Stock registered is being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, we cannot include fiscal year information about the price to the public of the Common Stock or the proceeds from any sales of the Common Stock by our Selling Stockholders.

         Selling Stockholders, Marc Hung, Ernest Cheung, Richco Investors, Inc., Maurice Tsakok and Development Fund of Nova Scotia, and any broker-dealer who acts in connection with the sale of shares will be deemed to be "underwriters," as that term is defined in the Securities Act. Our Selling Stockholders will pay or assume brokerage commissions or underwriting discounts incurred in connection with the sale of their shares of Common Stock, which commissions or discounts will not be paid or assumed by us. See "Plan of Distribution."

         Our Common Stock is currently trading on the OTC Bulletin Board under the symbol of "XNET." The last reported sale price of common stock on ___________, 1999 on the OTCBB was $________ closing.

Selling Shareholders          Price (1)                   Selling Commissions (2)            Proceeds to Selling
                                                                                             Shareholders
============================= =========================== =================================  ==========================
Per Share                     To be inserted in final amendment
Total
============================= =========================== =================================  ==========================



                              Price to Purchaser          Commissions                        Proceeds to Company (3)
============================= =========================== =================================  ==========================
Shares Underlying
A Warrants                    $2.00                         $0                               $11,770,000

Shares Underlying
B Warrants                    $5.00                         $0                               $29,425,000

============================= =========================== =================================  ==========================

(1) Market price assumed at ________________.

(2) Before deduction of expenses payable by us in connection with this offering, estimated at $100,000 for filing, printing, legal fees, accounting fees, and Blue Sky expenses. We will pay all these expenses.

(3) If maximum shares are sold.

         We have filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to our shares of Common Stock.

         We have disclosed all material terms of contracts and other documents discussed in the prospectus, but the discussion is not complete and you may want to see the entire documents which have been filed by us with the SEC.

                                TABLE OF CONTENTS
                                                                                      Page

Prospectus Summary                                                                      4
Summary of Financial Information                                                        7
Risk Factors                                                                            9
Risks Relating to the Greater China and Internet Industry                               9
Political, Economic and Regulatory Risks in China                                       11
Other Risks                                                                             19
Business                                                                                23
Price Range of Our Common Stock & Stockholder Matters                                   43
Management's Discussion and Analysis of Financial
         Condition and Results of Operations                                            44
Capitalization                                                                          49
Management                                                                              52
Security Ownership of Principal Owners and Management                                   58
Relationships and Related Transactions                                                  61
Legal Matters                                                                           62
Changes In and Disagreements with Accountants                                           62
Description of Securities                                                               63
Transfer Agent and Registrar                                                            64
Limitations on Directors Liability                                                      64
Plan of Distribution                                                                    64
Selling Stockholders                                                                    65
Determination of Offering Price                                                         73
Experts                                                                                 74
Where You Can Find More Information                                                     74
Index to Financial Statements                                                           F-1



                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SIGNIFICANT ASPECTS OF OUR BUSINESS AND THIS OFFERING, BUT YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION. WHEN WE REFER TO OUR COMPANY IN THIS PROSPECTUS, WE REFER TO US AND OUR SUBSIDIARIES, AS A COMBINED ENTITY, EXCEPT WHERE WE INDICATE OTHERWISE. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS."

         The information set forth in this prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words "estimated," "intends," "believes," "plans," "planning," "expects," and "if" are intended to identify forward-looking statements. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, it must be recognized that there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the Company's expectations.

         We use market data and industry forecasts throughout this prospectus, which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of this information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed is reliable, but we have not independently verified this information. We do not represent that any information is accurate.

                                  XIN NET CORP.

         On September 6, 1996, we incorporated under the laws of the State of Florida under the name of Placer Technologies, Inc.

         On April 2, 1997, we acquired 100% interest of Infornet Investment Limited, a Hong Kong corporation ("Infornet"). Through this subsidiary in 1997, we entered into a Joint Venture Agreement (the "Joint Venture") with Xin Hai Technology Development Ltd. ("Xin Hai"). Xin Hai is an experienced Internet Service Provider (ISP) which owns and operates Internet licenses in the cities of Beijing, Shenyang, Guangzhou and Shanghai, China ("PRC"). The Infornet/Xin Hai agreement provides us with an 80% interest in the Joint Venture, Placer Technologies Corp. until Infornet, our subsidiary, has recouped all of its invested capital, at which time the profit sharing reverts 49% to Xin Hai and 51% to Infornet. Infornet and we are required to provide 100% of the capital necessary for operations and equipment in the Placer Technologies Corp. Joint Venture.

         On June 11, 1997,  we purchased  100%  interest of Infornet  Investment
Corp., a British Columbia corporation. Our subsidiary, Infornet Investment Corp., manages the daily operations for the company.

         On July 24, 1998, we changed the company name from Placer Technologies, Inc. to Xin Net Corp. in order to reflect our core business.

         We believe the Greater China and Asian markets, and Chinese language users globally, represent one of the largest and fastest growing user groups on the Web today. As the Internet gains broader acceptance as a new business medium in Greater China and Asia, we believe Internet service provider usage, online advertising and e-commerce will also experience significant growth. To capitalize on this opportunity, our business strategy is to continue to improve and expand our existing business under the Joint Venture, either independently or through strategic alliances, partnerships or acquisitions, and to continue to expand our business locations to other cities in Greater China (China, Hong Kong and Taiwan).

         However, business opportunities in the Greater China Internet markets and our ability to implement our business strategy are, and will in the future, be limited by:

         o The laws and regulations in China under which we conduct our businesses that impose liability for content retrieved from any websites we may maintain or require that we obtain specific licenses, approvals or consents;

         o The failure to realize expected growth in Internet usage and low Internet penetration rates in China that may compromise our future operating results;

         o The lack of a sophisticated Internet infrastructure and limited Internet access in some markets necessary to deliver our Internet and services, which may compromise our capacity for growth;

         o The intense competition from existing and potential competitors with longer operating histories, greater name recognition, larger customer bases and greater resources that reduce our user traffic; and

         o The economic developments in Greater China that result in reduced spending for advertising and web solutions services or that effect our ability to collect payments on our accounts receivable.

         Although we intend to explore all potential markets for our Internet services throughout Greater Asia, we generated revenue exclusively from the PRC during the 1998 and 1999 years.

        We are still in the early stages of operations, and we may not fulfill our stated goals until much later in the future, if at all. We have had a limited operating history since our organization in 1996 and have experienced significant losses since inception. We are dependent on private placements with investors for our resources and funding. See "Risk Factors."

                              SELLING SHAREHOLDERS

         Our Selling Shareholders are offering 5,885,000 common shares, which they previously purchased, or were granted, for sale as market conditions allow and if they exercise A Warrants which they hold, they will have up to an additional 5,885,000 shares to sell. If they then exercise B Warrants, up to an additional 5,885,000 shares may be sold by the selling shareholders. (See "Selling Shareholders" and "Plan of Distribution.")

                                  THE OFFERING

         The Selling shareholders propose to offer 5,885,000 shares of our common stock at the market prices, continuously, upon effectiveness of the Registration Statement. (See "Plan of Distribution" for information concerning the offering.)

                    NET PROCEEDS TO THE SELLING SHAREHOLDERS

Offering @ market price                 $ (To be inserted in final amendment)

Common stock Offered

By selling shareholders                     5,885,000 shares

Common stock outstanding now               21,360,000 shares

Common stock outstanding if our
shareholders exercise all of "A" Warrants  27,245,000 shares

Common stock outstanding if all of
"B" Warrants are exercised                 33,130,000 shares

Use of Proceeds                            We will not receive any proceeds
                                           from the sale of shares of Common
                                           Stock by the Selling Stockholders.
                                           We will, however, receive the
                                           proceeds of warrant exercise for
                                           "A" Warrants at $2.00 per share and
                                           "B" Warrants at $5.00 per share.
                                           Proceeds will be used for expansion
                                           and working capital.  See "Use of
                                           Proceeds".

OTC Bulletin Board Symbol                     XNET

                          SUMMARY FINANCIAL INFORMATION

         The summary financial information presented below as of December 31, 1998 and 1997 was derived from our audited financial statements appearing elsewhere in this prospectus. The financial information for the nine months ended September 30, 1999, was derived from our unaudited financial statements. In the opinion of management the financial information for the nine months ended September 30, 1999, contain all adjustments, consisting only of normal recurring accruals necessary for the fair presentation of the results of operations and financial position for that period. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.

         Financial information for the year ended December 31, 1998 is compared to the year ended December 31, 1997.

                                                               1998                               1997
                                                               ----                               ----
Total Currents Assets                                         376,179                            365,428
Other                                                         228,396                            189,340
                                                              -------                            -------

Total Assets                                                  604,575                            554,768
Total Current Liabilities                                      40,504                             12,975
Total Shareholder's Equity                                    564,071                            541,793
Total Revenues and Fees                                       527,988                             96,177
Total Cost of Revenues and Fees
General and Administrative Expenses                           510,555                            333,084
Income From Operations                                         17,433                           (236,907)
Total Other Income (Expenses)                                   4,845                              7,221

Net Income                                                     22,278                           (229,686)
Basic and Diluted Earnings Per
 Common Shares                                                 $0.001                             ($0.02)
                                                     ============================         ======================
Weighted Average Number of Common
Shares Outstanding                                         14,075,000                         12,127,082
                                                     ============================         ======================

         The following unaudited supplementary data presents comparative summary financial  information  for the  nine  months  ended  September  30,  1999,  and
1998 (unaudited):
                                                                First Nine Months             First Nine Months
                                                                      1998                           1999
                                                           ---------------------------  ------------------------------
Total Revenues
General & Administrative Expenses                                394,739                       592,581

Income (loss) From Operations                                    334,443                       857,324
                                                           ---------------------------  ------------------------------
Operating Profit (Loss)                                          $56,296                      $264,743
                                                           ===========================  ==============================
Basic and Diluted Earnings Per Common Share                      .00                           ($.01)
                                                           ===========================  ==============================
Basic Weighted Average Number of Common
Shares Outstanding                                               14,075,000                    17,733,278
                                                           ===========================  ==============================


         The following unaudited supplementary data presents net income per share for the fiscal year ended December 31, 1998 and the nine months ended
September 30, 1999 (unaudited).

                                                                                         PERIOD
                                                                             1998                       1999
                                                                                                     (nine months)
                                                                  ---------------------------  -----------------------
Net income                                                                             22,278              (264,743)

Basic and diluted Weighted average common shares outstanding                       14,075,000            17,733,278

Basic and diluted Income per common share                                              $0.001                 ($.01)
                                                                  ===========================  =======================



         The information set forth in this prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Words "estimated," "intends," "believes," "plans," "planning," "expects," and "if" are intended to identify forward-looking statements. Although we believe that the assumptions made and expectations reflected in the forward-looking statements are reasonable, it must be recognized that there is no assurance that the underlying assumptions will, in fact, prove to be correct, or that actual future results will not be different from our expectations.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE SHARES OF OUR COMMON STOCK.

RISKS RELATING TO THE GREATER CHINA AND INTERNET INDUSTRY

OUR INDUSTRY IS INTENSELY COMPETITIVE

         The Greater China and Asian Internet market is characterized by an increasing number of entrants because the start-up costs are low. In addition, the Internet industry is relatively new and subject to continuing definition and as a result, our competitors may better position themselves to compete in this market as it matures. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories in the Internet market, greater name recognition, larger customer bases and databases and significantly greater financial, technical and marketing resources than we do.

         Our competition with respect to user traffic, ease of use and functionality include:

     o Chinese language-based Web search and retrieval companies such as Yahoo! China, Sina.com, Netease, Soho, Shanghai Online, ChinaByte and Netvigator (which is owned by Hongkong Telecom);

     o English language-based Web search and retrieval companies such as Infoseek, Lycos, Yahoo! and Microsoft Network, (MSN); and

     o Retrieval services and products offered by Altavista HotWired Ventures and Inktomi's HotBot, and OpenText.

         In the future, we will encounter competition from other ISPs and Internet companies. Our competitors may develop services that are equal or superior to those we offer our users and may achieve greater market acceptance than our offerings in the area of performance, ease of use and functionality.

THE GREATER CHINA AND ASIAN INTERNET INDUSTRY IS A DEVELOPING
MARKET AND HAS NOT BEEN PROVEN AS AN EFFECTIVE COMMERCIAL MEDIUM

         The market for Internet services in Greater China and Asia has only recently begun to develop. Since the Internet is an unproven medium for advertising and other commercial services, our future operating results from online advertising and connection services will depend substantially upon the increased use of the Internet for information, publication, distribution and commerce and the emergence of the Internet as an effective advertising medium in Greater China and Asia. Many potential customers will have limited experience with the Internet as an advertising medium or sales and distribution channel, will not have devoted a significant portion of their advertising expenditures or other available funds to Web-related business or Web site development and may not find the Internet to be effective for promoting their products and services relative to traditional print and broadcast media.

         Critical issues concerning the commercial use of the Internet in Greater China and Asia such as security, reliability, cost, ease of deployment, administration and quality of service may affect the adoption of the Internet to solve business needs. For example, the cost of access may prevent many potential users in Asia from using the Internet. Moreover, the use of credit cards in sales transactions is not a common practice in parts of Asia. Until the use of credit cards, or another alternative viable means of electronic payment becomes more prevalent, the development of e-commerce on our Internet will be seriously impeded. In addition, even when credit cards or another means of electronic payment becomes prevalent throughout Asia, consumers will have to be confident that adequate security measures protect electronic sale transactions conducted over the Internet and prevent fraud.

ADVERTISING TARGETING THE ASIAN MARKET MAY NOT INCREASE UNLESS A
SIGNIFICANT AMOUNT OF LOCAL LANGUAGE CONTENT IS DEVELOPED ON THE INTERNET

         Currently, there are a limited number of Web sites on the Internet that provide content for Asian browsers in their own languages. We can provide no assurances that content provided through the Internet will increase and become an attractive source of information for the Asian market that will generate use of our network.

OUR EXPANSION INTO THE PRC INTERNET MARKET DEPENDS ON THE ESTABLISHMENT AND MAINTENANCE OF AN ADEQUATE TELECOMMUNICATIONS INFRASTRUCTURE IN THE PRC BY THE PRC GOVERNMENT

         Unlike   Taiwan   and   Hong   Kong,   where   the   telecommunications
infrastructure is comparable to U.S. standards and where private companies compete as ISPs, the telecommunications infrastructure in the PRC is not well developed. In addition, access to the Internet is accomplished primarily by means of the government's backbone of separate national interconnecting networks that connect with the international gateway to the Internet, which is owned and operated by the PRC government and is the only channel through which the domestic PRC Internet network can connect to the international Internet network. Although private sector ISPs exist in the PRC, almost all access to the Internet is accomplished through ChinaNet, the PRC's primary commercial network, which is owned and operated by the PRC government. We rely on this backbone and China Telecom to provide data communications capacity primarily through local telecommunications lines. As a result, we will continue to depend on the PRC government to establish and maintain a reliable Internet infrastructure to reach a broader base of Internet users in the PRC. We will have no means of getting access to alternative networks and services, on a timely basis or at all, in the event of any disruption or failure. There can be no assurance that the Internet infrastructure in Greater China will support the demands associated with continued growth and, if the necessary infrastructure standards or protocols or complementary products, services or facilities are not developed by the PRC government, our business could be materially and adversely affected.

OUR COMPUTER SYSTEM IS VULNERABLE TO HACKING, VIRUSES AND OTHER DISRUPTIONS

         Inappropriate use of our Internet services could jeopardize the security of confidential information stored in our computer system, which may cause losses to us. Inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems-commonly known as "Cracking" or "hacking." Although we have implemented security measures to protect our facilities, these measures could be circumvented. Alleviating problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation in our services. We do not carry "errors and omissions" or other insurance covering losses or liabilities caused by computer viruses or security breaches.

POLITICAL,  ECONOMIC  AND  REGULATORY  RISKS IN CHINA
THERE ARE ECONOMIC RISKS ASSOCIATED WITH DOING BUSINESS IN GREATER CHINA

         The PRC economy has experienced significant growth in the past decade, but this growth has been uneven across geographic and economic sectors and has recently been slowing. There can be no assurance that this growth will not continue to decrease or that any slow down will not have a negative effect on our business. The PRC economy is also experiencing deflation which may continue in the future. The current economic situation may adversely affect our profitability over time as expenditures for Internet-related services may decrease due to the results of slowing domestic demand and deflation.

         On October 7, 1999, the Guangdong International Trust and Investment Corporation, an investment holding company of Guangzhou Province, was declared insolvent and shut down by the PRC government. Subsequently many other similarly situated PRC provincial investment holding companies have defaulted on their loans and experienced financial difficulties. As a result, our clients and suppliers may have limited access to credit which may adversely affect our business. In addition, the international financial markets in which the securities of the PRC government, agencies and private entities are traded also have experienced significant price fluctuations upon speculation that the PRC government may devalue the Renminbi which could increase our costs relative to our PRC revenues.

REGULATION OF THE INFORMATION INDUSTRY IN THE PRC MAY ADVERSELY AFFECT OUR BUSINESS

         The PRC has enacted regulations governing Internet access and the distribution of news and other information. The Propaganda Department of the Communist Party has been given the responsibility to censor news published in China to ensure, supervise and control political correctness. The Ministry of Information Industry has published implementing regulations that subject online information providers to potential liability for content included on their portals and the actions of subscribers and others using their systems, including liability for violation of Chinese laws prohibiting the distribution of content deemed to be socially destabilizing. Because many Chinese laws, regulations and legal requirements with regard to the Internet are relatively new and untested, their interpretation and enforcement of what is deemed to be socially destabilizing by Chinese authorities may involve significant uncertainty. In addition, the Chinese legal system is a civil law system in which decided legal cases have little precedential value. As a result in many cases it is difficult to determine the type of content that may result in liability. We cannot predict the effect of further developments in the Chinese legal system, particularly with regard to the Internet, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement, or the preemption of local regulations by national laws.

         Periodically the Ministry of Public Security has stopped the distribution of information over the Internet which it believes to be socially destabilizing. The Ministry of Public Security, has the authority to cause any local ISP to block any Web site maintained outside of China at its sole discretion. Web sites that are blocked in China include many major news-related Web sites such AS WWW.CNN.COM, WWW.LATIMES.COM, WWW.NYTIMES.COM and WWW.APPLEDAILY.COM. The Chinese government has also expressed its intention to closely control possible new areas of business presented by the Internet, such as Internet telephony. If the Chinese government were to take any action to limit or eliminate the distribution of information through our website or to limit or regulate any current or future applications available to users on our website, this action could have a material adverse effect on our business, financial condition and results of operations.

         The Chinese government also regulates access to the Internet by imposing strict licensing requirements and requiring ISPs in China to use the international inbound and outbound Internet backbones. Our business is MOFTEC (Ministry of Foreign Trade and Economic Cooperation) approved and holds a license to operate in China. We cannot provide assurance that we will be able to obtain any necessary additional licenses required in the future or that future changes in Chinese government policies affecting the provision of information services, including the provision of online services and Internet access, will not impose additional regulatory requirements on us or our Service Providers, intensify competition in the Chinese information industry or otherwise have a material adverse effect on our business, financial condition and results of operations.

RESTRICTIONS ON CURRENCY EXCHANGE COULD INCREASE OUR COSTS RELATIVE TO OUR REVENUES

         Although Chinese governmental policies were introduced in 1996 to allow greater convertibility of the Renminbi, significant restrictions still remain. We can provide no assurance that the Chinese regulatory authorities will not impose greater restrictions on the convertibility of the Renminbi to western currencies. The government could refuse to allow the exchange, or could restrict the amount or volume of exchange. Because the majority of our future revenues may be in the form of Renminbi, any future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside the PRC, if we ever have any.

WE DEPEND ON LOCAL TELECOM COMPANIES IN CHINA FOR COLLOCATION AND TRANSMISSION FACILITIES

         We must use copper telephone lines controlled by the local telecom entities in China to provide internet connections to customers. We also depend on the local telecom companies for rental of space to place server equipment (collocation) and for a substantial portion of the transmission facilities (wire, switches, etc.) we use to connect our equipment to our servers and users. Interruption or impairment of service in an area could significantly affect our customers and revenues in that area.

         Our ability to provide Internet connections services to potential customers depends on the quality, physical condition, availability and maintenance of telephone lines within the control of the local telecom companies in China. We believe that the current condition of telephone lines in many cases will be inadequate to permit us to fully implement our network services. In addition, the telecom companies may not maintain the telephone lines in a condition that will allow us to implement our network effectively. The telephone lines may not be of sufficient quality or the telecom companies may claim they are not of sufficient quality to allow us to fully implement or operate our network services. Further, some customers use technologies other than copper lines to provide telephone services, and connections might not be available to these customers.

WE CANNOT PREDICT OUR SUCCESS BECAUSE WE HAVE A HISTORY OF LOSSES AND WE ANTICIPATE FUTURE LOSSES

         We formed our company in September 1996, and we have a short operating history for you to review in evaluating our business. We have limited historical financial and operating data upon which you can evaluate our business and prospects. Our recent revenue growth is primarily a result of our entry into the Placer Technologies Corp. Joint Venture, and this growth may not be indicative of our future operating results. We have incurred net losses since our corporate organization in 1996 and as a result of our Joint Venture we have incurred net losses. We anticipate that we will continue to incur operating losses for the foreseeable future due to a high level of planned operating and capital expenditures, increased sales and marketing costs, additional personnel hires, greater levels of product development and our general growth objectives. It is possible that our operating losses may increase in the future and we may never achieve or sustain profitability. (See "Management Discussion and Analysis").

BECAUSE OUR MARKET IS NEW AND EVOLVING, WE CANNOT PREDICT ITS FUTURE GROWTH OR ULTIMATE SIZE, AND WE MAY BE UNABLE TO COMPETE EFFECTIVELY

         Our success will depend on the development of this new and rapidly evolving market of Internet service in China and our ability to compete effectively in this market through the Joint Venture. We must address many factors, including,

     o expand the geographic coverage of our Internet services;
     o enter into agreements and working arrangements with additional Internet companies, some of which we expect to be our competitors;
     o deploy an effective system in each Internet location;
     o attract and retain customers;
     o successfully develop relationships and activities with our partners and distributors, including;
     o continue to attract, retain and motivate qualified personnel;
     o accurately   assess  potential   markets  and  effectively   respond  to
       competitive developments;
     o continue to develop and integrate our operational support system and other back office systems
     o comply with evolving governmental regulatory requirements;
     o increase awareness of our services;
     o continue to up grade our technologies; and
     o effectively manage our expanding operations.

         We may not be successful in addressing  these factors,  and our failure
to  address  factors  would   materially  and  adversely  affect  our  business,
revenues, operating results and financial condition.

OUR STRATEGY OF EXPANSION MAY NOT BE EFFECTIVE DUE TO FACTORS EXISTING IN THE CHINA MARKETS

         Our expansion into new markets in China could be substantially impaired by:

        o unexpected  changes in  regulatory  requirements;
        o potentially adverse  tax and  regulatory  consequences;
        o tariffs and other trade barriers;
        o and political instability and potential currency restrictions.

         Any of the above could have a material adverse effect on the success of our future operations.

OUR FUTURE REVENUE IS UNCERTAIN

         Although we expect to generate revenue from service subscription, domain name registration, e-commerce and advertising in the future, this revenue may not be substantial. Our business plan is dependent on the anticipated expansion of ISP subscribers, domain name registration and e-commerce, web hosting and services in Greater China and the growth of our revenues is dependent on increased revenues generated by subscribers and services. We anticipate that a substantial portion of our future revenues will be derived from e-commerce, hosting, and other services if online advertising becomes more broadly accepted in China.

         The loss of our subscribers to competition or a reduction in traffic on these hosted Web sites or on our ISP network may cause advertisers or Web hosts to withdraw from our business, which, in turn, could reduce our future revenues.

IF ADVERTISING IS BLOCKED, IT MAY AFFECT OUR REVENUES

         The development of Web software that blocks Internet advertisements before they appear on a user's screen may hinder the growth of online advertising. The expansion of ad blocking an the Internet may decrease our revenues because when an ad is blocked, it is not downloaded from our ad server, which means that these advertisements are not tracked as a delivered advertisement. In addition, advertisers may choose not to advertise on the Internet and on our advertising network because of the use of Internet advertisement blocking software. The use of Web software that blocks Internet advertisements may materially and adversely affect our business.

FAILURE BY THIRD-PARTY SUPPLIERS TO PROVIDE SOFTWARE AND HARDWARE COMPONENTS WILL AFFECT OUR ABILITY TO OPERATE OUR INTERNET BUSINESS

         We depend on third-party suppliers of software and hardware components. We rely on components that are sourced from only a few suppliers including computer servers manufactured by IBM or Sun Microsystems Corporation and routers manufactured by Cisco Systems, Inc. The failure of our suppliers to adjust to meet increasing demand may prevent them from supplying us with components and products as and when we require them. Our inability to develop alternative sources for this software and hardware could delay and increase the cost of expanding our network infrastructure and could adversely affect our operating efficiency and results of operations.

WE RELY ON SOFTWARE AND HARDWARE SYSTEMS THAT ARE SUSCEPTIBLE TO FAILURE

         Any system failure or inadequacy that causes interruptions in the availability of our services, or increases the response time of our services, as a result of increased traffic or otherwise, could reduce user satisfaction, future traffic and our attractiveness to advertisers and consumers. In addition, as the amount of Web pages and traffic increases, there can be no assurance that we will be able to scale our systems proportionately. We are also dependent upon Web browsers, other ISPs, and other Web site operators in Greater China and elsewhere, which have experienced significant system failures and electrical outages in the past and our users have experienced difficulties due to system failures unrelated to our systems and services.

         We have limited backup systems and redundancy and we have experienced system failures and electrical outages from time to time in the past, which have disrupted our operations. We do not presently have a disaster recovery plan in the event of damage from fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins and similar events. If any of the foregoing occurs, we may experience a complete system shut-down. To improve performance and to prevent disruption of our services, we may have to make substantial investments to deploy additional servers or one or more copies of our Web sites to mirror our online resources. Although we carry property insurance with low coverage limits, our coverage may not be adequate to compensate us for all loss that may occur. To the extent we do not address the capacity restraints and redundancy described above, these constraints could have a material adverse effect on our business, results of operations and financial condition.

OUR OPERATING RESULTS IN ONE OR MORE FUTURE PERIODS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS

         Our annual and quarterly operating results are likely to fluctuate significantly in the future due to numerous factors, many of which are outside of our control. These factors include:

o        the rate of customer acquisition and turnover;
o        the prices our customers are willing to pay;
o the amount and timing of expenditures relating to the expansion of our services and infrastructure;
o        the timing and availability of facilities and transport facilities;
o        the success of our relationships with our partners and distributors;
o        our ability to deploy our network on a timely basis;
o        introduction of new services or technologies by our competitors;
o        price competition;
o        the ability of our equipment and service suppliers to meet our needs;
o        regulatory developments, in China;
o        technical difficulties or network downtime;
o        the success of our strategic alliances;
o the condition of the telecommunication and network service industries and general economic conditions; and
o opening new markets and delays in revenues from new market after incurring expenses.

         Because of these factors, our operating results in one or more future periods could fail to meet or exceed the expectations of securities analysts or investors. In that event, any trading price of our common stock would likely decline.

WE WILL NEED SIGNIFICANT ADDITIONAL FUNDS, WHICH WE MAY NOT BE ABLE TO OBTAIN

         The expansion and development of our business will require significant additional capital. We intend to seek substantial additional financing in the future to fund the growth of our operations, including funding the significant capital expenditures and working capital requirements necessary for us to provide service in our targeted markets. We believe that our current capital resources will be sufficient to fund our aggregate capital expenditures and working capital requirements, including operating losses, through approximately December 2001. In addition, our actual funding requirements may differ materially if our assumptions underlying this estimate turn out to be incorrect. We have assumed annual revenues of one million dollars which should suffice to finance current operations but not the expansion program.

         We may be unable to obtain any future equity or debt financing on acceptable terms or at all. Recently the financial markets have experienced extreme price fluctuations. A market downturn or general market uncertainty may adversely affect our ability to secure additional financing. If we are unable to obtain additional capital or are required to obtain it on terms less satisfactory than what we desire, we will need to delay deployment of our network services or take other actions that could adversely affect our business, prospects, operating results and financial condition. To date, our cash flow from operations has been insufficient to cover our expenses and capital needs. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."

WE MAY BE UNABLE TO EFFECTIVELY EXPAND OUR SERVICES AND PROVIDE A SUBSTANTIAL NUMBER OF USERS

         Due to the limited access of our Internet services, we cannot guarantee that our business will be able to attract a substantial number of end users at high volume. Access is limited a) by the relatively low number of computers in the population, b) cost of computers, and c) local access problems like location of telephone connection.

PRIVACY CONCERNS MAY PREVENT US FROM SELLING DEMOGRAPHICALLY TARGETED SERVICES IN THE FUTURE

         To the extent we collect data derived from user activity on our network and from other sources, we cannot be certain that any trade secret, copyright or other protection will be available for this data or that others will not claim rights to this data.

         Ad serving technology enables the use of "cookies," in addition to other mechanisms to deliver targeted advertising, to help compile demographic information, and to limit the frequency with which an advertisement is shown to the user. Cookies are bits of information keyed to a specific server, file pathway or directory locations that are stored on a user's hard drive and passed to a Web site's server through the user's browser software. Cookies are placed on the user's hard drive without the user's knowledge or consent, but can be removed by the user at any time. Due to privacy concerns, some Internet commentators, advocates and governmental bodies have suggested that the use of cookies be limited or eliminated. Any limitation on our ability to use cookies could impair our future targeting capabilities and adversely affect our business.

OUR FAILURE TO ACHIEVE YEAR 2000 COMPLIANCE FOR OUR COMPUTER SYSTEMS MAY ADVERSELY AFFECT OUR BUSINESS

         Currently, many computer systems and hardware and software products are coded to accept only two digit entries in the date code field and, consequently, cannot distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to function properly after December 31, 1999. We have conducted assessments of our Year 2000 readiness and have upgraded or replaced the system hardware and software that we have identified as non-compliant for Year 2000 purposes. We have contacted our third-party vendors, licensors and providers of software, hardware, content and services regarding their Year 2000 readiness. Following our testing and after contacting our vendors and licensors, we have made a complete evaluation of our Year 2000 readiness, and determined and completed all known changes necessary to be Year 2000 compliant, and have developed contingency plans in the event of problems. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Year 2000 Compliance" for detailed information concerning our state of readiness, potential risks, and contingency plans regarding the Year 2000 issue. If, however a Year 2000 software problem exists undetected and unremedied, it could adversely affect our systems for up to two weeks.

WE MAY BE INVOLVED IN FUTURE LITIGATION WITH RESPECT TO OUR USE OF TECHNOLOGY RIGHTS

         We currently license technology from third parties. As we continue to introduce new services that require new technology, we anticipate that we may need to license additional third-party technology. We cannot provide assurance that these technology licenses will be available to us on commercially reasonable terms, if at all. In addition, it is possible that in the course of using new technology, we may inadvertently breach the technology rights of others and face liabilities for the breach. Our inability to obtain any of these technology licenses or inadvertent breach of others' technology rights could delay or compromise the introduction of new services and could materially and adversely affect our business and financial condition.

         We enter into confidentiality agreements with our employees and consultants, and control access to and distribution of our documentation and other licensed information. Despite these precautions, it may be possible for a third-party to copy or otherwise obtain and use our licensed services or technology without authorization, or to develop similar technology independently. In addition, there are countries where effective copyright, trademark and made secret protection may be unavailable or limited, and the global nature of the Internet makes it virtually impossible to control the ultimate destination of our products. Policing unauthorized use of our licensed technology is difficult and time can be no assurance the steps taken by us will prevent misappropriation or infringement of our licensed technology. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, which could result in substantial costs and diversion of our resources and could have a material adverse effect on our business, results of operations and financial condition.

WE MAY BE HELD LIABLE FOR INFORMATION RETRIEVED FROM OUR NETWORK

         Because our services can be used to download and distribute information to others, there is a risk that claims may be made against us for defamation, negligence, copyright or trademark infringement or other claims based on the nature and content of this material, such as violation of censorship laws in the PRC. Although we carry general liability insurance, our insurance may not cover potential claims of this type, or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by our insurance or is in excess of our insurance coverage could have a material adverse effect on our business, results of operations and financial condition. See "Political, Economic and Regulatory Risks" and "Regulation of the Information Industry in PRC may Adversely Affect Our Business" below.

                                  OTHER RISKS

OUR SUCCESS DEPENDS ON OUR RETENTION OF KEY PERSONNEL AND ON THE PERFORMANCE OF THOSE PERSONNEL

         Our success depends on the performance of our officers and key employees. They are Marc Hung, Angela Du, Xin Wei and Kun Wei. Members of our management team have worked together for only a short period of time. We do not have "key person" life insurance policies on any of our employees nor do we have employment agreements for fixed terms with any of our employees. Any of our employees, including any member of our management team, may terminate his or her employment with us at any time. Given our early stage of development, we depend on our ability to retain and motivate high quality personnel, especially our management. Our future success also depends on our continuing ability to identify, hire, train and retain highly qualified technical, sales, marketing and customer service personnel. Moreover, the industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. We may be unable to continue to employ our key personnel or to attract and retain qualified personnel in the future. We face intense competition for qualified personnel, particularly in software development, network engineering and product management. Please see "Business-Employees" and "Management."

WE DEPEND ON THIRD PARTIES FOR EQUIPMENT, INSTALLATION AND PROVISION OF FIELD SERVICE

         We currently plan to purchase all of our equipment from vendors and outsource part of the installation and field service of our networks to third parties. Our reliance on third party vendors involves number of risks, including the absence of guaranteed capacity and reduced control over delivery schedules, quality assurance, delivery and costs. If any of our suppliers reduces or interrupts its supply, or if any significant installer or suppliers reduces or interrupts its service to us, this reduction or interruption could disrupt our business. Although multiple manufacturers currently produce or are developing equipment that will meet our current and anticipated requirements, our suppliers may be unable to manufacture and deliver the amount of equipment we order, or the available supply may be insufficient to meet our demand. If our suppliers or licensors enter into competition with us, or if our competitors enter into exclusive or restrictive arrangements with the suppliers or licensors, then these events may materially and adversely affect the availability and pricing of the equipment we purchase and technology we license, and our services to customers.

A  SYSTEM  FAILURE  OR  BREACH  OF  NETWORK   SECURITY  COULD  CAUSE  DELAYS  OR
INTERRUPTIONS OF SERVICE TO OUR CUSTOMERS

         Our operations depend on our ability to avoid damages from fires, earthquakes, floods, power losses, excessive sustained or peak user demand, telecommunications failures, network software flaws, transmission cable cuts and similar events. A natural disaster or other unanticipated problem at our owned or leased facilities could interrupt our services. Additionally, if a local carrier, competitive carrier or other service provider fails to provide the communications capacity we require, as a result of a natural disaster, operational disruption or any other reason, then this failure could interrupt our services.

WE EXPECT OUR STOCK PRICE TO BE VOLATILE

         The trading price of our common stock has been and is likely to continue to be highly volatile. Our stock price could fluctuate widely in response to many factors, including the following:

o         our historical and anticipated quarterly and annual operating results;
o announcements of new products or services by us or our competitors or new competing technologies;
o investor perceptions of us and investments relating to Greater China and Asia;
o         developments in the Internet industry;
o         technological innovations;

o changes in pricing made by us, our competitors or providers of alternative services;
o         the addition or loss of business customers;
o variations between our actual results and analyst and investor expectations;
o conditions or trends in the telecommunications industry, including regulatory developments;
o announcements by us of significant acquisitions, strategic partnerships, Joint Venture or capital commitments;
o         additions or departures of key personnel;
o         general market and economic conditions.

         In addition, in recent years the stock market in general, and the Nasdaq National Market and the market for Internet and technology companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS MAY NOT BE ACCURATE

         Included in this prospectus are various forward-looking statements which can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue," "believe" or other similar words. We have made forward-looking statements with respect to the following, among others:

o         our goals and strategies;
o         the importance and expected growth of Internet technology;
o the pace of change in Internet marketplace; the demand for Internet services; and
o         revenues.

         These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including but not limited to, changes in the economic and political environments in Greater China and Asia, changes in technology and changes in the Internet marketplace. In light of the many risks and uncertainties surrounding, Greater China, Asia and the Internet marketplace, prospective purchasers of the shares offered should keep in mind that we cannot guarantee that the forward-looking statements described this prospectus will transpire.

THERE ARE SPECIAL RISKS INVOLVED WITH INVESTING IN STOCKS OF NON U.S. REVENUE COMPANIES

         You should carefully consider the special risk that revenues are solely from China, together with all of the other information included in this prospectus before you decide to purchase our common shares.

There are major risks associated with investing in our common shares not typical with investments in common stock of U.S. revenue companies, because all of our operations and revenues are from China, and are subject to all of the economic, political, business and regulatory risks previously discussed for China operations.

DILUTION FROM ISSUANCES OF SHARES IN THE FUTURE

         The Company may issue additional shares to finance its future capital and operations requirements and for acquisitions of other companies to consolidate into its operations. Any issuance will reduce the present percent of ownership of previous investors (see "Risk Factor Control") and may result in additional dilution to investors purchasing shares from this offering.

POSSIBLE DEPRESSIVE EFFECT OF FUTURE SALES OF COMMON STOCK

         We have currently outstanding 21,360,000 shares of Common Stock, including those being offered for resale in this registration. The 5,885,000 shares of Common Stock offered by the Selling Shareholders, and the shares underlying warrants held by selling shareholders (up to 11,770,000 shares) if all warrants are exercised, will be freely tradable without restriction under the Securities Act when our registration statement becomes effective. Subject to restrictions on transfer referred to below, all other shares of Common Stock were issued by us in private transactions, are treated as "restricted securities" as defined under the Securities Act and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two year holding period. The sale of substantial numbers of these shares, whether pursuant to Rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of our Common Stock.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST OUR COMPANY

         All of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of our or these persons' assets are located outside the United States. As a result, it may be difficult for you within the United States to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state.

                                  XIN NET CORP.

PREVIOUS HISTORY

         On September 6, 1996, we were incorporated under the laws of the State of Florida under the name of Placer Technologies, Inc.

         On April 2, 1997, we acquired 100% interest of Infornet Investment Limited (a Hong Kong corporation). Through this subsidiary in 1997, we entered into a Joint Venture Agreement (the "Joint Venture") with Xin Hai Technology Development Ltd. ("Xin Hai"). Xin Hai is an experienced Internet Service Provider (ISP) which owns and operates Internet licenses in the cities of Beijing, Shenyang, Guangzhou and Shanghai, China. The Infornet/Xin Hai agreement provides us with an 80% interest in the Placer Technologies Corp. Joint Venture, until Infornet has recouped all of its invested capital, at which time the profit sharing reverts 49% to Xin Hai and 51% to Infornet.

         On June 11, 1997, we purchased 100% interest of Infornet Investment Corp., a British Columbia corporation. Infornet Investment Corp. manages the daily operations of Xin Net Corp.

         On July 24, 1998, we changed our name from Placer Technologies, Inc. to Xin Net Corp. in order to reflect our core business more accurately.

                                    BUSINESS

CORPORATE OVERVIEW

         Our holding company structure comprising our subsidiaries is as follows, with the jurisdiction of incorporation of each subsidiary included in parentheses:

                                  Xin Net Corp.
                                 (Florida, USA)
                                       /
          /---------------------------------------------------/
Infornet Investment Corp.                         Infornet Investment Limited
(100% Owned) (B.C. Canada)                        (100% Owned) (Hong Kong)
                                                            /
                                                  Placer Technologies Corp.
                                                  Joint Venture
                                                  (Beijing, China)
                                                  (with Xin Hai Technology Ltd.)

BUSINESS OF ISSUER. GENERAL OPERATIONS

         Our primary focus is to be a major Internet Company in China, through our Joint Venture with Xin Hai Technology Development Ltd. Presently Xin Hai, our Chinese partner in the Joint Venture Placer Technologies Corp. is the fifth largest ISP company in Beijing and the third largest ISP company in Shenyang. It is one of only a handful of privately owned Internet service companies in China.

         We currently maintain our an office at: #830 - 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2 (telephone number is 1-604-632-9638). The Joint Venture office is located at: Suite 1858, New Century Office Tower No. 6, Southern Road Capital Gym, Beijing, 100044, PRC.

         Our core business is to supply Internet services in China by covering the major cities through a Joint Venture with our operating partner-Xin Hai Technology Development Ltd. in the Placer Technologies Corp. Joint Venture (the "Joint Venture.") Businesses include ISP, Home-page portal, Internet Advertising, Domain Name Registration, E-commerce and other value-added services.

CURRENT BUSINESS

         Through our wholly owned  subsidiary  Infornet  Investment  Ltd.  (Hong
Kong) we entered in a Joint Venture with Xin Hai Technology Development Ltd. (Xin Hai) for upgrading telecommunication technology and services in China. This has evolved into an internet-focused service provider and e-commerce business. Xin Hai Technology Development Ltd. started its Internet service in Beijing in April 1997. For purposes of this discussion, the Joint Venture operations will be termed Joint Venture. We entered into the Joint Venture with Xin Hai in August 1997.

         ISP licenses in China are tightly controlled by the Ministry of Information Industry and provide a substantial barrier to entry. Foreign ownership is not yet allowed in Chinese ISP operators. Our Joint Venture with Xin Hai Technology Development Ltd. provides for us to design and develop the computer software and computer network systems and provide capital and management services for the ISP business owned and operated by Xin Hai. The Infornet/Xin Hai agreement provides Infornet with 80% revenue participation in Xin Hai until Infornet recoups its investment, at which time the profit share reverts to 49% to Xin Hai and 51% to Infornet. Xin Hai is currently a supplier of Internet services in China in the major cities of Beijing, Shanghai, Guangzhou and Shenyang. Xin Hai management is currently planning to open offices in six major cities, for which licenses are already held. Official statistics put the number of internet users in China at 2.1 million at the end of 1998. This number is predicted to grow to more than four million at the end of the current year, and to 10 million at the end of year 2000. (International Data Group, IDC).

         Placer Technologies Corp., our Joint Venture with Xin Hai Technology Development Ltd., has obtained the approval of MOFTEC, China's Ministry of Foreign Trade and Economic Cooperation, and has a business license.

JOINT VENTURE AGREEMENT FOR ISP BUSINESS

         Operations of Placer Technologies Corp., the "joint venture company," are defined in the "Operating Agreement of the Cooperative Joint Venture Contract." Xin Hai Technology Development Ltd., the Chinese partner in the Joint Venture, is contracted by the Joint Venture to conduct the day-to-day operations. A summary of the important provisions of the Agreement are as follows:

JOINT VENTURE

Xin Hai is responsible for:

o coordinating with all existing customers and actively promoting sales and applications of the joint venture company's products, as well as supporting sales of goods and services of the joint venture company to customers;

o obtaining all required permits and authorizations (whether local, municipal, provincial, state or other) and registrations which may be required or applicable to the constitution of the joint venture company including the preparation and submission of the necessary documents for the examination and approval authorities;

o        securing   and   obtaining  all   necessary  licenses,   permits  and
         authorizations from the administration which may be applicable or necessary to the business of the company;

o assisting the joint venture company in handling the applications for processing import customs declarations for the machinery and mechanical and electronic equipment to be used and arranging transportation and delivery within the Chinese territory;

o assisting the joint venture company in contracting for and obtaining all necessary infrastructure and utility facilities, such as water, electricity, transportation, etc;

o according to applicable laws and regulations in China, assisting the joint venture company in applying for and obtaining a reduction or exemption of taxes, including local taxes, business tax, import or custom duties, sales taxes or other duties on material, equipment or other goods imported into China for the purposes of the joint venture company, and in obtaining other preferential tax treatments for the joint venture company and the Parties for the maximum available period;

o obtaining all necessary permits or authorization from the appropriate foreign exchange control bureaus confirming that Infornet can have access to all required U.S. dollars or other foreign currency acceptable to it and that Infornet can send its investments overseas;

o Xin Hai warrants that it will not cooperate with any party other than Infornet with regard to business of the Company;

o Performing any other responsibilities as may be agreed upon by and between parties.

We are responsible for:

o making the capital contribution to the joint venture company as contemplated in the Joint Venture agreements for capital and operations funds in accordance with the laws and regulations in China;

o assisting Xin Hai in purchasing and/or leasing equipment, material, office supplies, transportation, communication lines from local or overseas suppliers;

o within the China's territory, we will not cooperate with any other party than Xin Hai for the business specified in this agreement;

         Placer Technologies Corp., the Joint Venture, collects internet revenues from Xin Hai Technology Development Ltd. All revenues are deposited by Xin Hai into a bank account in the name of Xin Hai which shall require joint signatures and joint seals of both a Xin Hai authorized officer and a joint venture company authorized officer for any withdrawal of money from it. Forty percent (40%) of the revenue shall be transferred to another bank account (second account) of Xin Hai while the other sixty percent (60%) of the revenue shall be transferred to a bank account of the joint venture company. The forty percent (40%) revenue transferred to the second account of Xin Hai shall be used to cover the operating expenditures. If the amount received is less than actual expenses, Xin Hai shall obtain the balance from the joint venture company (on a month by month basis). If the amount is higher than the actual expenses, then Xin Hai must remit the surplus to the joint venture company. The use of the sixty percent (60%) internet revenue transferred to the joint venture company shall be treated as business revenue of the joint venture company and shall be used to pay returns on investment capital, fees for technical and management services performed by the Joint Venture or remitted as profits to the Joint Venture participants.

         The Joint Venture is liable for the operating expenditures of the Internet network. These operating expenditures include: space and office rental, salaries, and overhead of network operators, leased lines, miscellaneous office furniture and equipment, Internet system hardware and software, advertising, travel and promotion, reasonable entertainment, marketing costs, insurance and management cost.

         Our wholly owned subsidiary, Infornet Investment Ltd. is obligated to contribute all of the capital of the Joint Venture, which we provide to Infornet. Under the Joint Venture the required capital is $525,000 USD which we have contributed. The total investment including registered capital and financing (loans) is $2,000,000 USD. We have made loans to the Joint Venture. No further capital contribution is required from us. We may continue to advance loans to the Joint Venture as necessary to continue the business, but subject to the limits of our capital.

         In December 1999, the registered capital of the Joint Venture has been increased to $1,525,000. Infornet Investment Limited has contributed the additional $1,000,000 in capital.
                                       26

 OBLIGATIONS OF THE JOINT VENTURE COMPANY

         Under the Joint Venture contract, the Joint Venture provides the internet network with all the communication equipment as well as the necessary accessories for selling or leasing to end users.

         The Joint Venture also shall perform or cause to be performed all the engineering services in respect of the internet network which includes but shall not be limited to: the engineering design; the integration, the installation and the testing of the internet network; the customization of the internet network protocol and of the network management software; the development of end user interface software and user application software; the technical support to the internet network and advisory service on maintenance; the supply of parts and instruments to the internet network.

         Xin Hai Technology Development Ltd., because it is the Chinese company partner in the Joint Venture, holds the ISP operating licenses, industrial property rights, and operates the internet network. The ownership and title to all of the assets comprising the internet network shall remain with the Joint Venture during the term of the Joint Venture. Xin Hai shall, subject to the agreements, be entitled to the custody and control of these assets on behalf of the Joint Venture. Subject to the prior written approval of the Joint Venture, title to any assets may be vested in Xin Hai and, in all cases, these assets shall be held by Xin Hai in trust for the Joint Venture. Xin Hai is not liable for further capital contribution.

         The day-to-day network operations of the Joint Venture are conducted by the Chinese partner, Xin Hai. General management is assumed by Mr. Xin Wei, an employee of Infornet Investment Corp. (the Company's wholly owned Canadian subsidiary), who is also the president of Xin Hai Technology Development Ltd. Strategic issues and decisions are tackled by a team comprised of our board of directors and Mr. Xin Wei. Xin Hai Technology Ltd. has agreed as an addendum to the Joint Venture agreement that until all investment in the Joint Venture has been recouped by our company, we will designate the managers/directors of the Joint Venture and control the decisions of the Joint Venture.

         The Joint Venture may be terminated prior to the expiration of its 20-year term in one of the following ways:

o         breach of agreement which goes uncured
o         by mutual agreement between the partners;
o         in case the Joint Venture is bought by a third party;
o         or, in case of bankruptcy, or receivership or liquidation of a party;
o         excessive losses due to force majeure.

Upon termination, the assets of the Joint Venture will be allocated:

         a) if Infornet Investment Ltd. has not yet recouped its invested capital, 80% of the assets go to Infornet and 20% go to Xin Hai.

         b) if Infornet Investment Ltd. has already recouped its invested capital, 51% of the assets go to Infornet and 49% go to Xin Hai.

EVENTS OF DEFAULT

         If any party fails to perform its duties specified in the present Joint Venture Contract or in the Articles of Association, or if the Party seriously breaches the provisions of the Joint Venture Contract or of the Articles of Association, and thereby causes damage to the operations of the joint venture company or causes directly or indirectly, the failure to reach the goals regarding the operations specified in the Joint Venture Contract, these acts shall be deemed an event of default by the Party who breaches the Joint Venture Contract. The other Party is entitled to claim for remedy, and shall have the right to terminate the Joint Venture Contract by filing an application to the competent examination and approval authorities. Should the joint venture company continue to operate, the Party who breaches the Joint Venture Contract must compensate for the economic losses and damages incurred by the joint venture company and the shareholders.

FINANCIAL REPORTS

         The Joint Venture provides that within eighty (80) days after the end of each fiscal year, an annual report will be prepared for the fiscal year containing: audited financial statements as at the end of, and for, the fiscal year (prepared in accordance with international generally accepted accounting principles (International GAAP) adopted in China consistently applied, with comparative financial statements as at the end of, and for, the immediately preceding fiscal year) containing a balance sheet; a statement of profit and loss; a statement of changes in financial position; and a statement of change capital; a report of the Auditors on the financial statements stating that the financial statements have been prepared in accordance with international generally accepted accounting principles (International GAAP) adopted in China consistently applied; a report of allocations and distributions (whether directly or indirectly) to the parties;

                       INTERNET INDUSTRY AND CHINA MARKET

CHINA ECONOMY

         China is one of the largest countries in the world and is the most populated. Since 1949, China underwent about 30 years of severe central planning and was mostly closed to the outside world. Within that period the country was subjected to the "Great Leap Forward" of the late 50's and the "Cultural revolution" of the late 60's. When the country was returned to a market economy by Deng Xiaoping, one billion Chinese were set free to pursue economic growth and its rewards. Today, after over 20 years of economic reforms, China has risen from an underdeveloped economy with little technical or industrial expertise to the third largest economy in the world after the United States and Japan.

CHINA - COMPUTER INDUSTRY.

         With 1.2 billion people, China accounts for about one fifth of the world's population. Computer usage is rapidly growing, especially amongst the younger age groups, leading industry analysts to be optimistic about the prospects for this market. Computer consultant International Data Corp. ("IDC") predicted that personal computer ("PC") sales in China would amount to 3.9 million units in 1998, a 30% increase over the previous year. During the second quarter of the year, 994,000 PC units were sold, making the Chinese market the second-fastest growing market for PCs in Asia, after India. (Source:
International Data Corp, IDC).

         Growth is expected to keep climbing in 1999, with IDC forecasting sales of 4.9 million units for this year. Analysts expect tremendous long-term growth in the consumer market because of China's large population and the actually low penetration rate of home computers.

         Although large companies like IBM and Microsoft dominate the world market, in 1998 Chinese PC companies held about 60% of the domestic market share. The reason is simply one of price and affordability.

CHINA - COMPUTER AFFORDABILITY

         The average annual per capita disposable income in urban households has increased significantly since 1992. Then, monthly income of 400 Yuan (about US$50) was desirable, yet currently, urban foreign JV employees' salary falls in a range of 5,000 to 10,000 Yuan (about US$625 to US$1,250) per month. Urban local enterprise employees' salary averages 4,500 Yuan (about US$562.50) per month. The mainstream computer sells for 8,000 to 15,000 Yuan (about US$1,000 to 1,875), the low end sells for only 6,000 Yuan to 8,000 Yuan (about US$750 to US$1,000). (Source: International Data Corp., IDC).

CHINA - INTERNET

         Chinese Internet users have increased from 10,000 in 1994 to 620,000 by the end of 1997. At present, Internet users are increasing by more than 150,000 per month on average. There were about 2.1 million at the end of 1998, and by the end of year 2000, there may be 10 million users. China's PC market's exponential growth and technological advancements are the major forces driving the Internet boom. (Source: BDA and the Strategis Group).

         Large corporations are entering the China market. In March 1999, Microsoft unveiled a new product called Venus, developed by a joint venture in China. "Venus" would let Chinese consumers view the Internet through their TV sets and is similar to Microsoft Web TV products in the U.S.

FUTURE PLANS FOR ISP IN CHINA

         China has recently allowed other domestic companies to do businesses formerly monopolized by China TeleCom. Presently, foreign investors are still restricted from direct operation. China is also investing heavily to improve the bandwidth and the quality of their backbone - ChinaNet, while at the same time reducing the rates for telecommunications services. Based on those facts, we plan to open more offices in major cities and enhance E-commerce and other value-added services.

GOVERNMENTAL REGULATION FOR INTERNET SERVICES IN CHINA

         To date, Chinese Internet operating licenses have been restricted to Chinese companies only.

         We, through our subsidiary Infornet in the Joint Venture, participate with Xin Hai Technology Development Ltd. a Chinese privately owned company in the Internet business in China. If the Chinese government liberalizes policy toward foreign participation in Internet Operating Licenses, it could substantially increase competition in the markets where the Joint Venture operates, thereby adversely affecting the company markets.

         The Chinese government, while currently open to Joint Ventures, could at any time, restrict operations, or expropriate foreign participants' assets in China. Any action could have disastrous financial consequences to the company and its business.

GOVERNMENT AND THE TELECOMMUNICATIONS INDUSTRY

         An article in the August 1999 issue of "China Today," titled "Government Encourages Market Competition in Telecommunications Industry" mentions "Since 1990, fixed telephone line use has been steadily increasing at an annual rate of 40 percent, and mobile phone use has been increasing 157 percent annually. According to the World Telecommunications Yearbook, China's telecommunications industry growth is the fastest in the world."

COMPETITIVE CONDITIONS

         Privately owned ISPs often compete with government owned or affiliated ISPs. The playing field is not always level, as the latter can benefit from subsidized access to dial-up lines, leased lines and Internet bandwidth (BDA Report p. 94). The Company does not have a Joint Venture with a Chinese government-owned company, but rather leases lines from China Telecom. In China, access to the Internet is predominantly achieved using telephone lines. Growth in Internet usage is largely an urban phenomenon; to the 20% of the Chinese population who resides in the cities, the telephone is a common commodity. (BDA and Strategis Group).

         In spite of severe competitive conditions, the Company plans to grow its business in China based on excellent service, user friendliness and interesting content on its web site.

         The growth in number of Internet users does not translate into the same growth in number of Internet subscribers. This is due to the fact that many users access the Internet at work, through their employers' Internet access; moreover, several individuals may access the Internet using a single subscriber account.

         Dial-up Internet access is still expensive in China as compared to North America for example, even more so when the average salary is taken into consideration. However long distance telephone rates are coming down, as shown by the significant tariff reduction by Chinanet on March 1, 1999. In addition, the Shanghai Telecom offers to its telephone subscribers the free installation of a second telephone line.

         We have introduced an expanded online E-Commerce service to the Chinese market in 1999. Xin Hai now operates a live online auction site and provides online domain name registration services. For our expansion program, we have completed a $5.5 million private placement of restricted shares in early 1999.

         To facilitate growth Xin Hai will solicit PC manufacturers and retailers to bundle services, put more effort on system integration services, and will offer more value-added services. Revenues from e-commerce operations will consist of fees collected from businesses, such as restaurants, flower shops, etc. that advertise on the Joint Venture's web site. The domain name registration business is expected to bring substantial revenues. Moreover, we anticipate revenues from the new on-line auction business in the form of listing fees from sellers and commissions from sellers on goods and services sold through successful bids. Xin Hai will also enhance its portal type home page and E-commerce offerings. The Joint Venture will also look for strategic alliances with suitable partners.

         The network in which we participate as a Joint Venturer has attracted more than 50,000 subscribers in 2 1/2 years of operations. Our Joint Venture partner, Xin Hai Technology Development Ltd., has more than 100 employees at its present locations in Beijing, Shenyang, Shanghai and Guangzhou.

INDUSTRY BACKGROUND

         Development of the Internet. The Internet is a global network of interconnected, separately administered public and private computer networks that enables commercial organizations, educational institutions, government agencies and individuals to communicate, access and share information, provide entertainment and conduct business remotely. Use of the Internet has grown rapidly since the start of its commercialization in the early 1990's. International Data Corporation, also referred to as IDC, estimated that there were approximately 23.4 million Internet users in Asia (including Japan) at the end of 1998 and projected that the number of users will grow to 98.7 million by the end of 2003. This reflects a compound annual growth rate of 33.4%. This rapid growth in the popularity of the Internet is due in large part to increasing computer and modem penetration, development of the Web, the introduction of easy-to-use navigational tools and utilities, and the growth in the number of informational, entertainment and commercial applications available on the Internet Technological advances relating to the Internet have occurred and continue to occur rapidly, resulting in more robust and lower cost infrastructures, improved security and increased value-added services and content. Growth in client/server computing, multimedia personal computers and online computing services and the proliferation of networking technologies have resulted in a large and growing group of people who are accustomed to using networked computers for a variety of purposes, including e-mail, electronic file transfers, online computing and electronic financial transactions. These trends have led businesses increasingly to explore opportunities to provide Internet-based applications and services within their organization and to customers and business partners. (Statistics provided by IDC).

         World Wide Web. An important factor in the widespread adoption of the Internet has been the emergence of a network of servers and information available called the World Wide Web. The Web is a network medium rich in content, activities and services. A few examples of what is available on the Web include magazines, news feeds, radio broadcasts, and corporate, product, educational, research, and political information, as well as activities, including chat and Web communities and customer services, including reservations, banking, games and discussion groups.

         The rapid deployment of the Web has introduced fundamental changes in the way information can be produced, distributed and consumed, lowering the cost of publishing information and extending its potential reach. Companies from many industries are publishing products and company information or advertising materials and collecting customer feedback and demographic information interactively. The structure of Web documents allows an organization to publish significant quantities of information while simultaneously allowing each user to view selected information that is of particular interest in a cost effective and timely fashion.

         Asia-Pacific Internet Growth Opportunities. We believe the Asia-Pacific region presents a promising market for Internet growth. IDC forecasts in its March 1999 publications that in the Asia-Pacific region (including Japan), the number of Internet users will increase from 23.4 million at the end of 1998 to
98.7 million by the end of 2003, reflecting a compound annual growth rate of 33.4%, while in the more developed U.S. Internet market, the number of Internet users will increase from 70.1 million in 1998 to 181.1 million in 2003, reflecting a compound annual growth rate of 20.9%. Industry research projects that Internet users outside the United States will surpass U.S. users by the year 2000. (Statistics provided by IDC).

         We believe the recent economic downturn in the Asia-Pacific region has not significantly slowed the rate of Internet penetration in many individual Asia-Pacific markets, as consumers and corporate customers have discovered that Internet applications, such as e-mail and Web site advertising, represent lower-cost substitutes for comparable non-Internet products and services. In addition, we believe the recent volatility in Asia-Pacific financial markets has


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
increased the demand for reliable, around-the-clock news and information on local, regional and global events, which is often readily available only through the Internet.

         IDC has projected high growth in both Internet usage and personal computer installations, important indicators for Internet accessibility in each of the primary markets in which we currently operate. The following table summarizes key historical and projected data in the Greater China and Asia markets (information provided by IDC):

                                                                                                         Compound Annual
                                                                                                             Growth Rate

                                                                               1998             2003         1998 - 2003
                                                                            --------------------------------------------
                                                                               (in millions except
                                                                                penetration rates)

China

 Number of internet users (a)                                                   2.4              16.1              46.3%
 Number of PCs installed (a)                                                    9.9              35.1              28.8%
 Internet penetration rate (b)                                                  0.2%             1.3%              45.4%
 PC penetration rate (c)                                                        0.8%             2.7%              27.5%
 Population (d)                                                             1,236.9          1,291.1                0.7%


 Hong Kong

 Number of Internet users (a)                                                   0.7              2.2               25.7%
 Number of PCs installed (a)                                                    1.6              2.5                9.3%
 Internet penetration raw (b)                                                  10.6%            30.3%              23.4%
 PC penetration rate (c)                                                       24.2%            35.3%               7.8%
 Population (d)                                                                 6.7              7.2                1.4%


 Asia (including Japan) (e)

 Number of Internet users (a)                                                  23.4             98.7               33.4%
 Number of PCs installed (a)                                                   65.0            130.0               14.9%
 Internet penetration rate (b)                                                  0.8%             3.2%              32.0%
 PC penetration rate (c)                                                        2.2%             4.2%              13.8%
 Population (d)                                                             2,895.5          3,063.4                1.1%

(a)International Data Corporation, March 1999
(b)Calculated by dividing  number of Internet  users by country  population
(c)Calculated  by dividing the number of PCs  installed by country  population
(d)United States Census Bureau,  December 1998
(e)Sum of China, Hong Kong, Taiwan, Australia, New Zealand, Singapore, Malaysia, Thailand, Japan, Philippines, Indonesia, India, South Korea and Vietnam

         China. China has a population of approximately 1.2 billion and an Internet penetration rate of approximately 0.2% at 1998. With its large population and government commitment to the development of the Internet, we believe China represents enormous potential for Internet use in the long-term.

         Hong Kong. Hong Kong has a well-educated, technologically sophisticated population. With a population of 6.7 million and an Internet penetration rate of approximately 10.6% at 1998, we believe Hong Kong should be quick to utilize Internet technologies.

         Asia. With a projected Internet user compounded annual growth rate of over 30% per year during the five-year period between 1998 and 2003, we expect online opportunities to develop significantly in Asia.

THE INTERNET AS A NEW BUSINESS MEDIUM

         The growth in the number of Internet users, the amounts of time users spend on the Internet, the increase in the number of Web sites and the rate of Internet and PC penetration is being driven by the increasing importance of the Internet as a content resource, advertising medium and platform for consumer services.

         E-commerce. The Internet is dramatically affecting the methods by which consumers and businesses are evaluating and buying goods and services, and by which businesses are providing customer service. Businesses have sought to capitalize on the Internet as a platform for consumer services through the establishment of Web sites devoted exclusively to the dissemination of information relating to their products and services. Our services cater directly to the businesses seeking to expand online, and we are able to provide comprehensive solutions to our clients ranging from the design and development of their Web site to access.

         As part of providing services, we also assist businesses seeking to conduct sales transactions directly to consumers through e-commerce on their Web sites. The Internet provides online merchants with the ability to reach a global audience and to operate with minimal infrastructure, reduced overhead and greater economics of scale, while providing consumers with a broad selection, increased pricing power and unparalleled convenience. As a result, the volume of business transacted on the Internet is anticipated to grow in significance.

         We have also sought to engage in e-commerce ourselves to capitalize on the revenue generating opportunities through our ISP system. In September 1999, we launched an online auction site in China. IDC projects that e-commerce in China, will grow by a compound annual growth rate of 242.8% and will reach approximately $3.8 billion in 2003.

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

THE XIN NET OPPORTUNITY

         We offer a comprehensive suite of Internet related services to the Greater China and Asia markets through the Joint Venture with Xin Hai. We believe that by offering an integrated platform of content, access and community and commerce related services, we are well positioned to capitalize on the growth of the Internet throughout Asia, through the Joint Venture.

OUR STRATEGY

         Our strategy is to capitalize on the Internet growth in Greater China and Asia and among Chinese users through our Joint Venture with Xin Hai. We believe the Greater China and Asian markets represent one of the fastest growing and potentially one of the largest user groups on the Internet today. In order to capitalize on this growth opportunity in the Greater China and Asian Internet markets, we seek through Strategic partnership to:

(a)      Provide access to subscribers/users; and

(b) Create a platform for e-commerce and value-added services specifically tailored to the Greater China market.

         We believe the Greater China market will adopt Web-based e-commerce as an increasing number of businesses and consumers embrace the Internet as a viable method of purchasing goods and services. Over the long-term, our strategy is to facilitate e-commerce developments in these markets and generate revenues on a transaction basis for businesses over our network.

(c)      Utilize strategic alliances,  business partnerships and acquisitions to
         enhance  our   products   and  services  and  to  expand  our  presence
         geographically throughout Asia.

         In order to increase our traffic and build our market we continue to pursue strategic relationships with prominent, internationally recognized business partners who offer quality content, technology and distribution capabilities as well as marketing and cross-promotional opportunities.

OUR SERVICES

         All of our services are offered through our Joint Venture with our partner Xin Hai. Our operating partner in China, Xin Hai, has been granted in 1999 internet licenses in six new Chinese cities. They are Guangzhou (formerly Canton), Dalian, Nanjing, Wuhan, Chengdu and Xian. Together with Beijing, Shanghai, Shenyang and Taiyuan, Xin Hai now has licenses for ten major cities with a combined population of about 80 million. Geographically, Xin Hai has enough cities to form a major national ISP company. After a month of pre-opening sales and marketing, our Shanghai office is fully operational as of July 1, 1999. We have opened an office in Guangzhou, the key city in Southern China. All of the licenses owned by Xin Hai will be part of Joint Venture operations.

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

         We are now offering domain name registration services. Xin Hai has recently incorporated the website WWW.CHINADNS.COM, the first in China to offer online site registration. Our online domain name registration business, Chinadns, continues to enjoy significant growth. In October 1999, Chinadns was approved as an Official Agent of Network Solutions, Inc. Our ChinaDNS.com business has signed agreements with more than one hundred agents to sell its domain name registration services in China. Amongst these are several local telecom companies, including Beijing Telecom and Luo-Yang Telecom, which have adopted and purchased the proprietary ChinaDNS platform, and Ji Tong, China's third largest telecommunications company. ChinaDNS has registered over 13,000 domain names, making it one of the largest online domain name registration services in the country. The Company also has an advertising banner on Yahoo's CHINESE SITE HTTP://CN.YAHOO.COM. Our Xin Hai joint venture also provides web hosting and web page design services.

         Xin Hai has been awarded "Strategic Partner" status from IBM China. This status officially identifies Xin Hai as a Value Added Retailer for IBM hardware and software including Netfinity servers, PC's, Intellistation Work Stations, ThinkPad, Aptiva Multimedia PC's and all related products. Xin Hai now has the right to use IBM in its advertising and promotional material, and receive special support and training from IBM.

         Xin Hai has been awarded a nationwide access number. It now owns the five digit 95777 number which has become the standard access number for all of our subscribers regardless of the city they are in. The Ministry of Information Industry (MII) only grants a limited supply of these numbers which, besides the prestige they confer, constitute a strong selling point. Xin Hai users also enjoy a substantial discount from the normal telephone usage charges.

         On December 21, 1999 Xin Net Corp. was accredited by ICANN (Internet Corporation for Assigned Names and Numbers) as a new domain name registration service putting the Company on a comparable position to Network Solutions, Inc.

         The Commercial and Industrial Bank of China has signed an agreement to collect payments from Xin Hai customers through its network of more than 500 branches scattered across Beijing. Xin Hai has also begun a series of special promotions to increase sales of its prepaid Internet access card, the Instant Card, and recognition of the Xinnet brand name.

         Content Services. Xin Hai provides a one-stop gateway to the Internet that aggregates, organizes and delivers information to meet the needs of users interested in localized information pertaining to Greater China. This localized content is delivered through our network ISP. Xinnet.com.cn is our premier site for content, community and commerce products and services in simplified Chinese, entertainment as well as providing value-added community services through our chat and message board services.

MARKETING

         We believe we have already achieved some name recognition and market share through our URLs. Going forward, we will seek to achieve even broader market penetration and increase the use of our sites by well-designed advertising campaigns and advantageous promotional offers to new subscribers

         Increasing Usage By Existing Consumers. We regularly enhance our services and update content hosted on our network in order to encourage frequent visits by users. We offer community building services designed to increase user usage and loyalty. We are developing personalized services that enable consumers to establish a personal profile and receive information targeted to their interests. Because customizing these personalized services typically requires some effort and time on the part of the consumer, we believe that consumers who use our personalized services will continue to use our Portals and not switch to a competitive service.

         Xin Hai has entered into a marketing agreement with the Post Office in Beijing. Ten branches of the Post Office in Beijing have begun to sell Xin Hai's prepaid Internet access card, the "Instant Card", on a trial basis. If the trial proves successful, as expected, other branches will follow suit. This agreement comes on the heel of a similar one signed in September with the Bank of China in Beijing. The "Instant Card", which is becoming very popular, is also carried by many department stores in Beijing. Furthermore, China's largest courier services company, EMS, has agreed to deliver the "Instant Card" to the customers door.

EMPLOYEES

         As of the end of September 1999, Xin Hai had eighty (80) full-time employees, consisting of 32 in marketing, and in sales, and 32 in technical operations and support. Our future success will depend in part on our ability to continue to attract, retain and motivate highly qualified technical and marketing personnel. From time to time, we also employ independent contractors to support our development, marketing, sales and support and administrative organizations. Our employees are not represented by any collective bargaining unit and we have never experienced a work stoppage.

FACILITIES & EQUIPMENT

         Servers. The systems infrastructure consists of multi vendor server systems geographically located in China, in Beijing, Shanghai and Shenyang interconnected to the Internet through co-location at major ISP data center facilities and at our own sites. The auction site infrastructure is located in British Columbia, Canada.

         The Joint Venture has successfully tried and now implemented Cisco equipment. The new digital equipment, together with previously installed analog equipment, allows us to service present customers while providing room for growth. The Cisco equipment is modular and stackable and can easily be added upon as required. It replaces equipment previously ordered from Alcatel, but which the Joint Venture had to cancel due to delivery difficulties.

REGULATION OF INTERNET OPERATIONS

         Under the Administrative Measures on Security Protection for International Connections to Computer Information Networks, any use of the PRC Internet infrastructure which results in a breach of the public security or the provision of socially destabilizing content is a violation of Chinese laws and regulations. A breach of the public security includes:

(d)      breach of national security or disclosure of State secrets;
(e) infringement on State, social or collective interests or the legal rights and interests of citizens; or
(f)      illegal or criminal activities.

Socially destabilizing content includes content that:

(g)      incites  defiance or violation  of  the  PRC  Constitution,   laws,  or
         administrative statutes;
(h) incites subversion of State power and the overturning of the socialist system;
(i)      incites national division and harms national unification;
(j) incites hatred and discrimination among nationalities and destroys national unity;
(k) fabricates or distorts the truth, spreads rumors or disrupts social order;
(l) spreads feudal superstition, involves obscenities, pornography, gambling, violence, murder, horrific acts or instigates criminal acts;
(m) openly humiliates another party or slanders another party through a fabrication of the truth;
(n)      damages the reputation of a State organ; or
(o)      violates the Constitution, laws or administrative statutes.

         If through the provision of our services to our users in the PRC, we commit any of the above, whether with or without intent, we would be subject to significant liability. Potential liability would include being disconnected from the ChinaNet or blocked in the PRC. Where breaches are severe, criminal proceedings may be initiated against us.

         Our Joint Venture partner Xin Hai, provides regulatory advice to us and reviews content provided through our network to determine whether the content is in compliance with PRC regulatory requirements. Because of the stringent requirements relating to the type of content allowed utilizing the PRC Internet infrastructure and our conservative interpretation of the regulations, the content we provide: over our network is stringently edited and may not be as interesting as other Web sites which do not try to comply with PRC regulatory requirements. These web sites, however, may run the risk of being blocked from the PRC Internet infrastructure by local public security bureaus.

         The PRC has also enacted other regulations governing Internet connections and the distribution of information via the Internet according to the Administrative Measures on China Public Multimedia Telecommunication. Internet content providers are required to report to the Ministry of Post and Telecommunication (the predecessor of Ministry of Information Industry) or provincial Post and Telecommunication Bureau for verification and to enter into an interconnection agreement and undertaking letter for information security with China Telecom or other node Service Providers. We have complied with these requirements.

         Under the Administrative Measures on Security Protection for International Connection to Computer Information Networks, entities with their computer information networks interconnected with the Internet are required to register a notice filing with the relevant authorities designated by local public security bureaus. We have fulfilled these registration procedures.


PRODUCTS, SERVICES, MARKETS, METHODS OF DISTRIBUTION AND REVENUES.

         Internet Services are presently our principal services. The market is focused on China's major cities; Xin Hai offices in Beijing and Shenyang have been operating since 1997. Shanghai opened in June/July 1999, and Guangzhou in November 1999. Revenues come from subscription fees, domain name registration, online usage fees, home page design fees and other miscellaneous sources.

WORKING CAPITAL NEEDS

         Our working capital needs arise primarily from: expand existing capacity of the services and open new offices through the Joint Venture in other major cities in China, launch new value-added services, enhance capability for E-commerce design and development in the People's Republic of China. These requirements have been met by a private placement for an amount of US$5.5 million. This provides the needed working capital for moderate growth of the Joint Venture business up to the end of year 2001. Exercise of 5,885,000 series A Warrants, and then 5,885,000 series B Warrants would provide further capital for a much faster and wider growth.

DEPENDENCE ON CLIENT BASE.

         Presently our sole revenue comes through the Joint Venture from subscription fees, net cards and domain name registration from the client base in Beijing, Shanghai, Shenyang and Guangzhou. At the end of November 1999, the number of our subscribers totaled over 50,000. Our dependence on this client base will continue in the foreseeable future.

Backlog of Orders.                  None.

Government Contracts.               None.


COMPETITIVE CONDITIONS.

         A number of factors, beyond our control and the effect of which cannot be accurately predicted may affect the marketing of the ISP and services. These factors include political policy on ISP's operation, political policy to open the doors to foreign investors, the availability of adequate capital. The Internet Services industry in China is highly competitive. Xin Hai faces competition from government-owned ISPs and other privately owned ISPs. Many of them possess greater financial and personnel resources than Xin Hai and therefore have greater leverage to use in developing new services, expanding capacities, hiring personnel and marketing. Accordingly, a high degree of competition in these areas is expected to continue. The markets for Internet services and content have increased substantially in recent years, but cost of line rental is still the major expense of Xin Hai. Currently, all ISPs can only rent lines from China TeleCom. There is uncertainty as to future line cost, although it has been reduced by half recently and is expected to continue to come down. There is no assurance the Registrant's revenues will not be adversely affected by these factors.

         The market in China is monitored by the Government, which could impose taxes or restrictions at any time which would make operations unprofitable and infeasible and cause a write-off of capital investment in Chinese ISP opportunities.

         A number of factors, beyond our control and the effect of which cannot be accurately predicted may affect the marketing of the ISP and services. These factors include political policy on ISP's operation, political policy to open the doors to foreign investors, the availability of adequate bandwidth of the ChinaNet backbone and gateway.

XIN NET SPONSORED RESEARCH AND DEVELOPMENT.     None.

COMPLIANCE WITH RELATED LAWS AND REGULATIONS.

         The operations of our Xin Hai joint venture are subject to local, provincial and national laws and regulations in the People's Republic of China. Xin Hai Technology Development Ltd. holds licenses to do businesses in the currently operated locations: Beijing, Guangzhou, Shanghai and Shenyang, as well as in six other cities. We are unable to assess or predict at this time what effect the regulations or legislation could have on our activities in the future.

         (a) Local regulation -

         We cannot determine to what extent future operations and earnings of the Placer Technologies Corp. joint venture may be affected by new legislation, new regulations or changes in existing regulations.

         (b) National regulation -

         We cannot determine to what extent future operations and earnings of the Placer Technologies Corp. joint venture may be affected by new legislation, new regulations or changes in existing regulations. (See Discussion of the laws previously under "Regulations of Internet Operations" and "Government Regulation for Internet Service in China")

         The value of our investments in the Placer Technologies Corp. Joint Venture may be adversely affected by significant political, economic and social uncertainties in the People's Republic of China ("PRC"). Any changes in the policies by the Government of the PRC could adversely affect the Xin Hai Joint Venture by, among other factors, changes in laws, regulations or the interpretation, confiscatory taxation, restrictions on currency conversion, the expropriation or nationalization of private enterprises, or political relationships with other countries.

MATERIAL AGREEMENTS

JOINT VENTURE AGREEMENT

         In a Joint Venture agreement dated August 25, 1998, through a 100% owned subsidiary Infornet Investment Ltd. ( Registered in Hong Kong), we entered into a Joint Venture with Xin Hai Technology Ltd. to provide technology and capital to expand ISP services in China. We agreed to contribute 100% of the capital expenditure of the Joint Venture; in return, Infornet Investment Ltd. will receive 80% of the profit generated by the Joint Venture until recoupment of its investment and thereafter the profit share will revert to 49% to Xin Hai Technology Development, Ltd. and 51% to the company. Other substantive provisions have been summarized in the Business section under "Joint Venture Agreement for ISP Business."

NUMBER OF PERSONS EMPLOYED

         Xin Net Corp., the holding company, has two employees, Xiao-qing Du and Xin Wei, through Infornet Investment Corp., each at a salary of C$2,500 per month. Xiao-qing Du is President of Infornet Investment Corp. (Canada) and helps manage the daily operations at head office, more particularly liaisons with Xin Hai. Xin Wei is responsible for the operations in China. Marc Hung serves as President full time and assumes the general management responsibilities of the Company.

YEAR 2000 CONSIDERATION

         We have assessed and continue to assess the risk of "Y2K" problems in the operation of our business. This includes an examination of all computer-controlled processing and analytical equipment, the power supply to the facility, telephone, banking services and water supply to the facility. We have completed the Y2K assessment and taken all corrective action required through software upgrades and equipment modification. Should further problem areas be noted, corrective action will be taken to minimize disruption of the Company's operation.

         Year 2000 issues "Year 2000 problems" result primarily from the inability of some computer software to properly store, recall or use data after December 31, 1999. We are engaged in business activities, which rely on information technology ("IT") systems including for billing and accounting, as well as system connections for ISP customers and servers. All of our hardware and software have been upgraded for 2000 compliance accordingly, we do not believe that we will be materially affected by Year 2000 problems, except potentially from third party Internet and telephone systems which could be impaired by partial system disruptions. We rely on non-IT systems that may suffer from Year 2000 problems including telephone systems, facsimile and other office machines. Moreover, while we rely on third-parties that may suffer from Year 2000 problems that could affect the Company's operations, we do not believe that third-party Year 2000 problems will affect the company in a manner that is different or more substantial than the problems affecting other similarly situated companies. We have designed a limited contingency plan with respect to Year 2000 problems that may affect the Company or third-party suppliers.

         The foregoing is a "Year 2000 Readiness Disclosure" within the meaning of the Year 2000 Information and Readiness Disclosure Policy. The nature of the Company's business does not subject it to compliance with federal, state and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, which would have a material effect upon our capital expenditures, earnings or competitive position.

              PRICE RANGE OF OUR COMMON STOCK & STOCKHOLDER MATTERS

         (a) Market Information

         The following information sets forth the high and low bid price for our common stock for each quarter within the two years preceding the date of this registration statement. The Company's common stock is traded over the counter and quoted on the OTC Bulletin Board.

                                                      Bid (U.S.  $)

1999                                        HIGH                       LOW

First Quarter                               $2.00                       $.34
Second Quarter                              $6.625                     $1.625
Third Quarter                               $4.00                      $1.469

1998

First Quarter                                $.53                       $.187
Second Quarter                               $.375                      $.15
Third Quarter                               $1.06                       $.25
Fourth Quarter                               $.78                       $.24

1997

First Quarter                                $.75                       $.03
Second Quarter                               $.84                       $.68
Third Quarter                                $.45                       $.25
Fourth                                       $.50                       $.156

         Because of recent changes in the rules and regulations governing the trading of small issuers securities, our securities are presently classified as "Penny Stock," which classification places significant restrictions upon broker-dealers desiring to make a market in these securities. It has been difficult for management to interest any broker-dealers in our securities and it is anticipated that these difficulties will continue until our Company is able to obtain a listing on NASDAQ at which time market makers may trade our securities without complying with the stringent requirements. The existence of market quotations should not be considered evidence of the "established public trading market." The public trading market is presently extremely limited as to number of market markers in our stock and the number of states within which our stock is permitted to be traded.

         The over-the-counter market quotations above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

         (b) Shareholders.   As  of  October  30,  1999  we  had  approximately
             108 shareholders of record.

         (c) Dividends.  No dividends have been paid in any year.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

         We had cash capital of $536,189 at 1998 year end which was virtually unchanged from year end 1997.

         The Company had no other capital resources other than the ability to use its common stock to achieve additional capital raising in a private placement. The Company has equipment of $227,427 on the books which is not necessarily liquid at such value. Other than cash capital, the other assets would be illiquid.

         At the end of the second quarter 1999 (June 30), we had $6,399,009 in cash and current liabilities of $144, 664. The increase in cash was largely due to a private placement of units in May 1999.

         We have revenues from our operations at this time. However, capital from private placements and/or borrowing against assets may be required to fund future operations. We completed a private offering of Common Stock at $0.40 per share for $750,000 in June 1998. In 1999 we closed a private placement of 5.5 million units of common stock at US$1.00 per Unit consisting of one (1) common share and one (1) Non-Transferable Share Purchase Warrant. One (1) Warrant entitles the holder to purchase on or before March 31, 2001 one (1) additional unit of the Issuer at a price of US$2.00 per Unit, each Unit consisting of one
(1) common share and one (1) additional warrant. The additional warrant entitles the holder to purchase one (1) additional common share of the Issuer at a price of US$5.00 per share on or before March 31, 2002.

         Outstanding warrants are not included in the "Liquidity and Capital Resources" and they are not valued in our financial statements.

RESULTS OF OPERATIONS

         We will carry out the plan of business as discussed above. We cannot predict to what extent its liquidity and capital resources will be depleted by the operating losses (if any) of the Placer Technologies Corp. Joint Venture. For fiscal year 1999, we anticipate increased revenues derived from an increase in subscriber base, expanded e-commerce business and domain name registration.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 1997

         The Company achieved revenues of $527,988 in 1998 in the form of the net sales from its Joint Venture in China with Xin Hai Technology Ltd. Its net sales in 1997 were $96,177. The Company incurred operating expenses of $510,555 in 1998 compared to operating expenses of $333,084 in 1997. Operating income for 1998 was $17,433 in contrast to the 1997 operating loss of ($236,907). The Company had miscellaneous income of $4,845 in 1998 and $7,221 in 1997. The net income in 1998 was $22,278 compared to the net loss in 1997 of ($229,686). The per share income for 1998 was $.001, and the per share loss for 1997 was ($.02)

         Revenues increased from $96,177 in 1997 to $527,988 in 1998 mainly due to increased fees from dial-up Internet access and e-mail subscribers. Operations did not occur throughout the whole year of 1997: Beijing, China operations started in April 1997 and Shenyang, China operations began in October 1997. In 1998, both operations were fully operational during the whole year. Subscribers increased from only a few thousand at the end of 1997 to 17,000 at the end of the following year, 1998.

         The same growth situation basically explains the increase in expenses from $333,084 in 1997 to $510,555 in 1998. Full year space and office rentals, additional leased lines, additional equipment, more employees, increased advertising and promotion, increased traveling and increased professional consulting and accounting fees comprise the principle items of increased expenditure.

         Future trends: The Company cannot assure that any profit on revenues can occur in the future, because the Company intends, under its joint venture agreement, to invest in further Internet "backbone" and technology for its China Internet operations. The Company expects to spend in excess of $500,000 in 1999 on development of its business in China, and it could be expected that it may have a loss on operations.

CHANGES IN FINANCIAL CONDITION

         At year end 1998 the Company's assets had increased to $604,575 compared to $554,768 at year 1997. The current assets totaled $376,179 at 1998 year end compared to $365,428 at 1997 year end. Total and current liabilities at year end 1998 were $40,504 compared to $12,975 at 1997 year end. In May 1999, the company completed a private offering of units which achieved $5,500,000 in cash. At June 30, 1999 we had $6,399,009 in cash.

RESULTS OF OPERATIONS FOR THREE MONTH PERIOD ENDED SEPTEMBER 30, 1999 COMPARED TO THE SAME PERIOD IN 1998.

         The Company has experienced a significant increase in expenses of its Joint Venture with an Internet Service Provider in China in the period due to growth of customer base, preparing to open new cities in China for Internet access, aggressive marketing and advertising in China, investment in additional equipment for new locations and new business, and additional employee salaries.

         The Company experienced operating expenses for the three month period of $530,264 in 1999 and $36,963 in 1998. The Company had revenues for the period in 1999 of $283,178 and in 1998 had revenues of $135,824. The Company recorded a net operating loss for the period in 1999 of ($247,086) and a net operating loss of ($1,139) in the same period 1998. The Company operating losses are anticipated to continue as the Company makes major expenditures to expand its operations in China.

         The largest categories of increase in the period in 1999 were for:
a) administration and office to $103,424 from $46,221 in 1998, b) amortization, which increased to $81,682 from $17,150 in 1998, c) business development which increased to 481,682 from $4,800 in 1998, d) salaries and benefits which increased to $61,352 from $23,283 in 1998, and e) selling expenses which increased to $115,115 from $42,105 in 1998.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999, COMPARED TO THE SAME PERIOD IN 1998.

         The Company had revenues from Joint Venture operations for the nine month period in 1999 of $592,581 and revenues of $394,739 in 1998. The Company incurred $857,324 in operating expenses in the period in 1999, resulting in an operating loss of ($264,743) compared to expenses in 1998 of $338,443 and an operating profit of $56,296. The Company had miscellaneous income of $108,414 in the period in 1999 as a result of the interest on deposits. In the period in 1998, the Company had interest income of $1,590. The net loss in 1999 in the period was ($156,329) as compared to a net profit of $57,886 in 1998 in the same period.

LIQUIDITY AND CAPITAL RESOURCES

         The Company had cash capital at the end of the period of $6,109,389 which will be used to fund operations in China. The Company has material commitments to expend funds to cover operating expenses of operations in China and investment to expand its business in China with Internet servers for which the Company had previously budgeted $1,000,000 for year 1999. The trend of operating losses should be expected to continue due to costs of equipment, start up operations for new locations and marketing which precede development of additional revenue for the Internet.

         At the period end, the assets of the Company were $6,981,199 and liabilities were $144,644, not including long term lease obligations.

NEED FOR ADDITIONAL FINANCING

         We have capital sufficient to meet the Company's current cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934. We may have to seek loans or equity placements to cover future cash needs to continue expansion. There is no assurance, however, that the available funds will ultimately prove to be adequate to continue its business and our needs for additional financing are likely to increase substantially.

         Our proposed expansion budget for years 2000 & 2001:

         Assumptions:

                  1. Cash on hand at 12/31/99 is $5 million (ref. at 9/30/99, cash and cash equivalents = $6 million+)

                  2. Revenues generated from ongoing business sufficient to finance existing operations on a break even basis.

                  3. All series A warrants will be exercised, bringing a new capital of $11,770,000.

                  4.       No series B warrants are exercised.

         Total capital required for expansion: $16,770,000

                  Cost of opening offices in six (6) new cities      $ 6,000,000
                  Advertisement and promotion                        $   900,000
                  ChinaDNS domain name registration                  $ 1,000,000
                  Online auction business                            $ 2,500,000
                  Working capital                                    $ 6,000,000
                  CORPORATE EXPENSES                                 $   370,000
                                                                    ------------
                           Total                                     $16,770,000

         No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover operations expenses. The company achieved a private placement of $5,500,000 in May 1999 and retains over $5,000,000 as capital.

         If future revenue declines, or operations are unprofitable, we will be forced to develop another line of business, or to finance operations through the sale of assets, or enter into the sale of stock for additional capital, none of which may be feasible when needed. We have no other specific management ability, nor financial resources or plans to enter any other business as of this date.

         From the aspect of whether we can continue toward our business goal of maintaining and expanding the Joint Venture for Internet Services in China, we may use all of our available capital without generating a profit.

         The effects of inflation have not had a material impact on our operation, nor is it expected to in the immediate future.

         Although we are unaware of any major seasonal aspect that would have a material effect on the financial condition or results of operation, the first quarter of each fiscal year is always a financial concern. It is not uncommon for companies to shut down their operation or operate on a skeletal crew during the Chinese New Year holiday. Therefore, in effect, the first quarter really has only two months for generating revenue.

RECENT ACCOUNTING PRONOUNCEMENTS

         In December 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," which is effective for both interim and annual periods ending after December 15, 1997. SFAS No. 128 requires all prior period earnings per share data to be restated to conform to the provisions of the statement. The Company adopted SFAS No. 128 for the six-months ended December 31, 1997. The adoption of this standard did not affect the Company's earnings per share.

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which established standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by, or distributions to, owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards for the reporting of information about operating segments by public companies in both annual and interim financial statements. SFAS No. 131 defines an operating segment as a component of an enterprise for which separate financial information is available and whose operating results are reviewed regularly by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance.

         SFAS Numbers 130 and 131 are both effective for financial statements for periods beginning after December 15, 1997 and both require comparative information for earlier years to be restated. The adoption of SFAS No. 130 is not expected to have a material effect on the Company's financial position or results of operations. The adoption of SFAS No. 131 will have no effect on the Company's financial position or results of operations and the Company is currently reviewing SFAS No. 131 in order to fully evaluate the impact, if any, the adoption of the provisions of this Statement, will have on future financial disclosures.

MARKET RISK

         The Company does not hold any derivatives or investments that are subject to market risk. The carrying values of any financial instruments, approximate fair value as of those dates because of the relatively short-term maturity of these instruments which eliminates any potential market risk associated with these instruments.

LEGAL PROCEEDINGS

          The Company, in the normal course of business, may be engaged in lawsuits, as a plaintiff or defendant, involving matters such as compensation disputes, employment matters, contract disputes and other matters related to its business. No lawsuits are presently pending against the Company.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS. No matters have been submitted to security holders in the past year.

                                 CAPITALIZATION

         Our capitalization as of September 30, 1999 and as adjusted to reflect the sale and issuance of the shares underlying the A warrants and shares underlying B warrants being registered by us is as follows (see Financial Statements for further information):

                                                           Amount                  Amount to be outstanding if
                                                       outstanding as                 Warrants are exercised
                                                                           --------------------------------------------
                                                        of December              "A" Warrant           "B" Warrant
                                                        31, 1999(1)                Shares                 Shares

STOCKHOLDER'S   EQUITY
Common  Stock, $0.001 par value,
50,000,000 shares authorized                          21,360,000                     27,245,000           31,130,000

Paid in Capital                                           21,360                         27,245               31,130

Capital in excess of par value (2)                     6,845,705                     18,588,459           48,009,515

Accumulated deficit                                     (399,323)                      (499,323)(3)         (499,323)(3)

                                                   ----------------------  ----------------------- --------------------
TOTAL SHAREHOLDER'S EQUITY                             6,467,742                     18,116,381           47,541,382

                                                   ----------------------  ----------------------- --------------------


(1) Does not include up to 2,136,000 shares reserved for issuance pursuant to an Incentive Stock Option Plan. See "Management: Stock Option Plans."

(2) After estimated expenses of this offering.

(3) Assumes $100,000 in expensed incurred.


                          OUR PROPOSED USE OF PROCEEDS


                 From Exercise of 5,885,000 Series A warrants at
                     US$2.00/warrant and 5,885,000 Series B
                           warrants at US$5.00/warrant

                        (US$11,770,000 + US$ 29,425,000)

         We will not receive any of the proceeds of the sale of 5,885,000 shares by selling shareholders.

         We will use the proceeds resulting from the exercise of the 5,885,000 series A warrants and the 5,885,000 series B warrants if all are exercised for a total amount of US$41,195,000 to expand the business in China, by opening new offices in the six (6) cities for which ISP licenses are already in hand and in another nineteen (19) major cities, and make new Internet ventures or acquisitions.

         The following breakdown indicates our best estimates at the present time. However, actual numbers for any expenditure item may differ significantly from estimates.

         After deducting the estimated registration expenses not yet paid, our net proceeds from this offering will be approximately $11,770,000 if the maximum number of "A" Warrants is sold and $29,425,000 if the maximum number of "B" Warrants is sold. We expect to apply the net proceeds of the "A" Warrants substantially in the manner set forth below. In the case of the maximum exercise, we expect to expend the proceeds during the next 12 months, and in the case of the "B" Warrants exercises, we anticipate expending proceeds during the next 36 months.

                                                     A Warrant               %               B Warrant             %
                                                     Proceeds                                Proceeds

                                                     ------------------      -----------     ------------------    -----------
Joint Venture Expenses:

Telecom Lines Leasing                                 1,200,000                  10.0%        3,800,000                 12.9%
Software                                              1,200,000                  10.0%        3,800,000                 12.9%
Offices (News)                                          300,000                   2.5%          950,000                  3.2%
Advertising Promotion                                   900,000                   7.6%        1,100,000                  3.7%
Online Auction Expenses                               1,500,000                  12.7%        1,500,000                  5.0%
Domain Name                                             500,000                   4.2%          500,000                  0.5%
Hardware                                              1,500,000                  12.7%        5,700,000                 10.0%

General and Administrative Expenses

Officers' Salaries and Related                          300,000                   2.5%          450,000                  1.5%
Benefits (2)
Support Personnel (3)                                 1,000,000                   8.4%        1,500,000                  5.0%
Office Rent                                             100,000                   0.8%          150,000                  0.5%
Accounting and Legal                                    200,000                   1.6%          300,000                 10.0%
Travel and Related Expenses                             100,000                   0.8%          150,000                  0.5%
Working Capital and Contingency                       2,540,000                  21.5%       10,025,000                 34.0%
TOTAL                                                11,770,000                 100.0%       29,425,000                100.0%

(1) See Business
(2) See Management: Executive Compensation
(3) See Business: Employees


Our projected expenditures are estimates or approximations only. To the extent that the proposed expenditures cannot be achieved for the scheduled amounts, supplemental amounts required may be drawn from other categories of estimated expenses, if available, or derived from additional financing, of which there can be no assurance. Any amounts not expended for scheduled purposes will be used as general working capital.


                        DIRECTORS AND EXECUTIVE OFFICERS
                      AND SIGNIFICANT MEMBERS OF MANAGEMENT

         (a) The following table furnishes the information concerning our directors and officers as of December 23, 1999. The directors of the Registrant are elected every year and serve until their successors are elected and qualify.

NAME                                AGE                       TITLE                     TERM

Xiao-qing Du                        28               President of Subsidiary            Annual
                                                     Infornet Investment Corp.
                                                     and Director                       Annual

S.Y.  Marc Hung                     54               President and Director             Annual

Ernest Cheung                       49               Director and Secretary             Annual

Maurice Tsakok                      47               Director                           Annual

Xin Wei                             29               President of Xin Hai               Annual
                                                     Development Corp. (Joint
                                                     Venture partner of the
                                                     Company in China)

         On March 10, 1999 Jing Liang resigned as a director of the Company.

         On April 6, 1999, Xiao-qing (Angela) Du resigned as President of Xin Net Corp. Messrs. Maurice Tsakok and Marc Hung were elected to the board of directors. Marc Hung was appointed to the position of President.

         The following table sets forth the portion of their time the Directors devote to the company:

    Ernest Cheung             25%               Angela Du                 100%
    Marc Hung                 100%              Maurice Tsakok            25%

         The term of office for each director is one (1) year, or until his/her successor is elected at our annual meeting and is qualified. The term of office for each officer of our company is at the pleasure of the board of directors.

         The board of directors has neither a nominating nor auditing committee. Therefore, the selection of persons or election to the board of directors was neither independently made nor negotiated at arm's length.

         (b)  Identification of  Significant Employees.

         Strategic matters and critical decisions are handled by the directors and executive officers of the Company, Marc Hung, Xiao-qing Du, Ernest Cheung and Maurice Tsakok. Day-to-day management is delegated to Xiao-qing (Angela) Du, Marc Hung in Canada and Xin Wei in China. Du and Wei are employees of our wholly-owned subsidiary, Infornet Investment Corp.

         (c) Family Relationships. Xiao-qing Du and Xin Wei are husband and wife.

         (d) Business Experience.

         The following is a brief account of the business experience during the past five years of each director and executive officer of our Company, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which the occupation and employment were carried on.

         XIAO-QING (ANGELA) DU, President of subsidiary Infornet Investment Corp. and Director, age 28, was President and Director of our company from 1996 to April 1999. She received a Bachelor of Science in International Finance in 1992 from East China Normal University. She received a Master of Science in Finance and Management Science in 1996 from the University of Saskatchewan Canada. She has been Business Manager of China Machinery & Equipment I/E Corp.
(CMEC) from 1992 to 1994. She is now President of Infornet Investment Corp., our wholly owned subsidiary in Canada, and remains a director of our company.

         ERNEST CHEUNG, Secretary and Director, age 49, has been Secretary of our company since May 1998. He received a B.A. in Math in 1973 from University of Waterloo Ontario. He received an MBA in Finance and Marketing from Queen's University, Ontario in 1975. From 1991 to 1993 he was Vice President of Midland Walwyn Capital, Inc. of Toronto, Canada, now known as Merrill Lynch Canada. From 1992 until 1995 he served as Vice President and Director of Tele Pacific International Communications Corp. He has also served as President for Richco Investors, Inc. since 1995. He has been a Director of our company since 1996. He is currently a Director of Agro International Holdings, Inc. since 1997, Spur Ventures, Inc. since 1997, Richco Investors, Inc. since 1995 and Drucker Industries, Inc. since 1997.

         MARC HUNG, B.A.Sc.(E.E.), M.A. Sc. (E.E.) University of Montreal (1969 & 1971), President and Director, age 54, has been President of our company since April 6, 1999. From May 1992 to April 1997, Marc Hung was director of Power System Technology, a division of Institut de Recherche en Electricite du Quebec
(IREQ), Hydro-Quebec's Research Institute. His main tasks consisted of general management, networking, promotion of the division's technological products and services and negotiations with potential partners for spinning off promising innovations. The field of responsibility included, amongst others, software products and services, software engineering and telecommunications technology. From May 1997 to June 1998, he was loaned by Hydro-Quebec to the Canadian Centre for Magnetic Fusion (CCFM), a fundamental research entity formed by Hydro-Quebec, the Institut National de Recherche Scientifique (INRS) and (up to March 1997) Atomic Energy of Canada Ltd. Besides general management, his main mandate was to develop and propose a plan for the commercialization of the Centre's innovative products and services.

         MAURICE TSAKOK, Director (since 1997), age 47, was employed from 1994 to 1996 by Sagit Mutual Funds, a mutual fund company, who as a vice-president was responsible for computer operations and research on global technology companies. From 1997 to present, he acted as a consultant on the high-tech industry and provides technical analysis on high-tech companies. He holds a Mechanical Engineering degree (1974 University of Minnesota) as well as an MBA specializing in Management Information Systems (MIS) (1976 Hofstra University).

         XIN WEI is President of Xin Hai Technology Development Corp., the Joint Venture partner in Placer Technology Corp., our Joint Venture in China. Xin Wei graduated from Beijing Industry University in 1991 with a diploma in Computer Science. From 1991 to 1992 Xin Wei was a sales engineer of Beijing Sino-Soft Computer Institution. From 1992 to 1995 he was a Director of Beijing Xin Hai Technology Development Corp. From 1995 to 1996 he was a student in Canada, and also served as a director of Xin Hai Technology Development Corp.

EXECUTIVE COMPENSATION

         (a) Cash Compensation.

         Compensation paid by our company for all services provided up to September 30, 1999 (1) to each of our five most highly compensated executive officers whose cash compensation exceeded $60,000 and (2) to all officers as a group.


                                     SUMMARY COMPENSATION TABLE OF EXECUTIVES

                                         Cash Compensation                           Security Grants
Name and              Year      Salary       Bonus        Consulting        Number        Securities        Long Term
Principal                                                 Fees/Other        of            Underlying        Compensa-
Position                                                  Fees ($)          Shares        Options/          tion/Option
                                                                                          SARs (#)
--------------------  --------  ------------ -----------  ----------------  ------------- ----------------- -----------------
Xiao-qing Du          1997      20,000       0            0                 0             0                 0
President of
Infornet
Subsidiary
                      1998      20,000       0            0                 0             0                 0
                      1999      15,000       0            14,500            0             0                 0
--------------------  --------  ------------ -----------  ----------------  ------------- ----------------- -----------------
Marc Hung,            1998      0            0            0                 0             0                 0
President
                      1999      0            0            10,000            0             0                 **
--------------------  --------  ------------ -----------  ----------------  ------------- ----------------- -----------------
Ernest                1998      0            0            0                 0             0                 0
Cheung,
Secretary
                      1999      0            0            2,000             0             0                 0(1)
--------------------  --------  ------------ -----------  ----------------  ------------- ----------------- -----------------

Officers as a         1998      20,000       0            0                 0             0                 0
Group
                      1999      15,000       0            26,500            0             0                 **
                                                          (CND)

--------------------  --------  ------------ -----------  ----------------  ------------- ----------------- -----------------

**150,000 options @ $.40/share (prior to becoming a director or officer)

         Effective on April 6, 1999, Marc Hung was appointed as President of the company and Angela Du resigned as the President of our company. Angela Du is the President of Infornet Investment Corp., our wholly owned operating subsidiary in Canada.

(1)Richco Investors, Inc. of which Mr. Cheung is an officer and director and Mr. Tsakok is an officer and director, received 385,000 units for its services in structuring the private placement in May 1999.


                                      SUMMARY COMPENSATION TABLE OF DIRECTORS
                                              (To September 30, 1999)
Name and              Year      Annual      Meeting      Consulting        Number of     Securities
Principal                       retainer    Fees ($)     Fees/Other        Shares        Underlying
Position                        Fees ($)                 Fees ($)                        Options/
                                                                                         SARs (#)
====================  ========  =========== ===========  ================  ============= =================
Xiao-qing Du          1998      0           0            0                 0             0
Director
                      1999      0           0            0                 0             0
--------------------  --------  ----------- -----------  ----------------  ------------- -----------------

Jing Liang,           1998      0           0            0                 0             0
Director
(resigned in          1999      0           0            0                 0             0
1999)
--------------------  --------  ----------- -----------  ----------------  ------------- -----------------

Ernest Cheung,        1998      0           0            0                 0             0
Director
                      1999      0           0            0                 0             0 (1)
--------------------  --------  ----------- -----------  ----------------  ------------- -----------------

Marc Hung,            1999      0           0            0                 0             0
Director
--------------------  --------  ----------- -----------  ----------------  ------------- -----------------

Maurice Tsakok,       1999      0           0            8,000 (CND)       0             0 (1)
Director
--------------------  --------  ----------- -----------  ----------------  ------------- -----------------

Directors as a        1999      0           0            8,000 (CND)       0             0
Group
====================  ========  =========== ===========  ================  ============= =================

         (1)Richco Investors, Inc. of which Mr. Tsakok and Mr. Cheung are officers and directors received 385,000 units for its services in structuring the private placement in May 1999.

         No director, except for those who are also officers of the Company as listed above, received any compensation in 1998.

         Effective on May 1, 1998, Jing Liang resigned from his position as Secretary. Ernest Cheung was appointed Secretary as of the same date.

         Effective  March 10,  1999  Jing  Liang  resigned  as  director.

         Effective on April 6, 1999, Mr. Marc Hung and Mr. Maurice Tsakok were elected as directors of the board.

         (e) Termination of Employment and Change of Control Arrangements. None.

         (f) Stock purchase options:

         On February 26, 1999, stock options for a total of 480,000 shares at $.40 per share were granted to officers and employees (or persons who became officers) that had contributed to our success of the company in the past: Marc Hung (150,000 shares) and Xin Wei (330,000 shares) (Note: Mr. Wei is not an officer of the Company, but an employee of our subsidiary, Infornet Investment Corp.) All share options were exercised as of April 6, 1999.

         On November 12, 1999 the Company granted 2,136,000 options to purchase shares at $1.30 per share to entities/persons who contributed to the successful results achieved by the company in 1999, as follows:

         (a) 262,000 options to Gemsco Management Ltd. for designing and implementing the Company's corporate website, advising on technological matters, researching the technology sector and for services as a director;
         (b)      262,000  options  to  Farmind  Link  Corp.  for their  role as advisor on strategic issues, technology market trends, and financial and capital market issues;
         (c)      262,000   options   to  Sinhoy   Management  Ltd.   for  their
                  contributions to the general management of the Company, investor relations, technological matters and for services as a director;
         (d) 212,000 options to Lancaster Pacific Investment, Ltd. for their contributions in the areas of regulatory matters, Chinese market conditions and strategies aimed at penetrating that market;
         (e) 50,000 options to Ernest Cheung for services rendered as secretary and director of the Company;
         (f) 20,000 options to Yonderiche International Consultants Ltd. for services rendered in matters regarding Chinese government policies and regulations; and
         (g) 1,068,000 options to a group of persons who made key contributions to the successful continued development of the business in China and helped Xin Hai Technology Development Ltd. achieve excellent operational results during the year. The breakdown of the 1,068,000 options is to be determined at a later date.

         The average closing price of the stock for the five trading days ended on November 12, 1999 was $1.28 per share.

         Section 16(a) of the Securities Exchange Act of 1934, requires our officers and directors, and persons who own more than 10% of a registered class of our securities, to file reports of ownership and changes in ownership of our equity securities with the SEC and NASDAQ. Officers, directors and greater-than 10% shareholders are required by the SEC regulation to furnish our company with copies of all Section 16(a) information that they file.

         Some of our officers and directors will not devote more than a portion of their time to the affairs of the Company, although Marc Hung and Angela Du devote full time to the company. There will be occasions when the time requirements of our business conflict with the demands of their other business and investment activities. These conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of these persons will be available to us or that they can be obtained upon terms favorable to us.

         There is no procedure in place which would allow our officers or directors to resolve potential conflicts in an arms-length fashion. Accordingly, they will be required to use their discretion to resolve them in a manner which they consider appropriate.


              SECURITY OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

         (a)  Beneficial  owners of five percent (5%) or greater,  of our Common
Stock: The following sets forth information with respect to ownership by holders of more  than five  percent  (5%) of our  Common  Stock  known by us based  upon
21,360,000 shares outstanding at November 10, 1999.
Title of        Name and Address                           Amount of                 Percent of          If "A"         If "B"
Class           of Beneficial Owner                        Beneficial Interest       Class               Warrants       Warrants
                                                                                                         exercised*     exercised**
-----------------------------------------------------------------------------------------------------------------------------------

Common          Xiao-qing Du
Stock           #2754 Adanac St.                           2,760,000                 12.9%               10.0%          8.3%
                Vancouver, BC V5K 2M9                      (2)(3)

Common          Richco Investors, Inc.                     2,772,500                 13.0%               14.0%          16.0%
Stock           Ste. 830-789 West Pender St.               (4)(5)(12)
                Vancouver, BC V6C 1H2

Common          Ernest Cheung                              2,962,500                 13.9%               14.8%          16.4%
Stock           Ste. 830-789 West Pender St.               (1)(6)(7)(12)(15)
                Vancouver, BC V6C 1H2

Common          Maurice Tsakok                             2,772,500                 13.0%               14.0%          16.0%
Stock           Ste. 830-789 West Pender St.               (1)(8)(9)(13)
                Vancouver, BC V6C 1H2


         (b) The  following  sets forth  information  with respect to our Common
Stock beneficially owned by each Officer and Director,  and by all Directors and
Officers as a group, at November 10, 1999.
Title of        Name and Address                            Amount of                 Percent of         If "A"         If "B"
Class           of Beneficial Owner                         Beneficial Interest       Class              Warrants       Warrants
                                                                                                         exercised      exercised
----------------------------------------------------------------------------------------------------------------------------------
Common          Xiao-qing Du (Director)                     2,760,000                 12.9%              10.0%          8.3%
Stock           2754 Addnac St.                            (2)(3)
                Vancouver, B.C.  V5K 2M9

Common          Ernest Cheung                               2,962,500                 13.9%              14.8%          16.4%
Stock           (Secretary & Director)                     (1)(6)(7)(12)(15)
                (See Richco Investors above)



                                       58



Common          Maurice Tsakok                              2,772,500                 13.0%              14.0%          16.0%
Stock           (Director)                                 (1)(8)(9)(13)
                (See Richco Investors above)


Common          S.Y. Marc Hung (President & Director)         118,000                   .5%                .7%            .8%
Stock           Ste. 830-789 W. Pender St.                 (10)(11)(14)
                Vancouver B.C.  V6C 1H2

Total for officers and directors as a group                 5,840,500                 27.3%              25.5%          25.5%

(1)Through Richco Investors, Inc., which owns 2,772,500 shares. Messrs. Cheung and Tsakok are officers, directors and shareholders of Richco Investors Inc.

(2)Ms. Du may participate in options to purchase shares, but the amount is indeterminate.

(3)Ms. Du may participate in options to purchase shares, but the amount is indeterminate.

(4)Richco Investors has 1,085,000 A Warrants to purchase shares of common stock.

(5)Richco Investors has 1,085,000 B Warrants to purchase shares of common stock *.

(6)Ernest Cheung is an officer and director of Richco Investors, Inc. (see Note 5).

(7)Ernest Cheung is an officer and director of Richco Investors, Inc. (see Note 5).

(8)Maurice Tsakok is an officer and director of Richco Investors, Inc. (see Note 5).

(9)Maurice Tsakok is an officer and director of Richco Investors, Inc. (see Note 5).

(10)Marc Hung has 80,000 A Warrants to purchase shares of common stock.

(11)Marc Hung has 80,000 B Warrants to purchase shares of common stock.*

(12)Ernest Cheung has 50,000 options to purchase shares at $1.30.

(13)Maurice Tsakok has 262,000 options to purchase shares at $1.30.

(14)Marc Hung has 262,000 options to purchase shares at $1.30.

(15)Ernest Cheung is President of Development Fund II of Nova Scotia, Inc. which owns 190,000 common shares.

*If all "A" Warrants for Units are exercised.
**If all "B" Warrants for Shares are exercised.

Compensation Committee

         We have established a Compensation Committee on October 5, 1999 which consists of two directors, Marc Hung and Ernest Cheung. The Compensation Committee will be responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, determining the total compensation of the officers and directors of the Company.


Committees of the Board of Directors

         Audit Committee. On August 31, 1999, the Board of Directors established an Audit Committee, which consists of two directors, Marc Hung and Ernest Cheung. Our Audit Committee will be charged with recommending the engagement of independent accountants to audit our financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of our management and independent accountants pertaining to our financial statements and performing other related duties and functions as are deemed appropriate by our Audit Committee and our Board of Directors.


DIRECTOR RENUMERATION

         All directors will be reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We have granted options to directors under our Stock Incentive Plan subsequently adopted.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 20, 1997, we issued 4,000,000 shares of common stock for services rendered at $.001 per share to 15 shareholders, none of whom were affiliated or shareholders. The following shareholders received shares equal to or greater than 5% of the then outstanding shares: Xin Wei - 750,000 shares. Xin Wei was awarded 750,000 shares as founder of Xin Hai Technology Development Ltd. and for obtaining the necessary ISP permit, business license and MOFTEC approval on February 20, 1997. No cash was received by the company from the issuance of the shares. Mr. Wei is President of Xin Hai Technology Development, Ltd., our Joint Venture Partner in China.

         In 1997, we issued 5,000,000 shares of common stock to acquire the wholly owned subsidiary, Infornet Investment Corp. (Canada) to X. Qing (Angela) Du - 4,000,000 shares and Jing Liang - 1,000,000 shares.

         On August 25, 1997, through the wholly-owned subsidiary, Infornet Investment Limited (Hong Kong), the Company formed a cooperative Joint Venture called Placer Technologies Corp. (a limited liability company) with Xin Hai Technology Development Ltd. (a People's Republic of China Corporation) as a partner, for a term of twenty (20) years. Xin Hai Technology Development Ltd. (Xin Hai) is engaged in the business of developing computer hardware, software, and telecommunication network technology, owning and operating Internet Service Providers, and providing consultation and training services.

         On February 26, 1999, stock options for a total of 1.4 million shares at $.40 per share were granted to parties that had contributed to the efforts of the company in the past. The option recipients were Lancaster Pacific Investment Ltd., Tandoor Holdings Limited, Marc Hung, Kun Wei and Xin Wei. All 1.4 million share options were exercised as of April 6, 1999.

                  (1) Tandoor Holdings was instrumental in the formation of the Company. It prepared the original business plan for Xin Hai Technologies and helped in the structuring of the Xin Hai/Infornet Joint Venture. It also helped in presentations to potential investors.

                  (2) Lancaster Pacific introduced the Shenyang office team to Xin Hai and contributed to the establishment of the Company's second operating location. It also helped in the design of the accounting and management information systems for Xin Hai.

                  (3) In February 1999, Marc Hung, who was neither an officer nor director but since has become President and Director, was granted and exercised (in March, 1999) an option to purchase 150,000 shares of common stock at $.40 per share. The option to purchase shares was granted to him for services rendered since July 1998 as advisor to the Company in matters relating to management, technology and strategies.

                  (4) In February 1999, Kun Wei, a shareholder, was granted and exercised (in March 1999) an option to purchase 330,000 shares of common stock at $.40 per share. The option to purchase shares was granted to him for contributing to the success of the Joint Venture, in particular with regards to technology development and implementation.

                  (5) In February 1999, Xin Wei, a shareholder, who is President of Xin Hai Technology Development, Ltd., the Company's Joint Venture Partner, was granted and exercised (in March 1999) an option to purchase 330,000 shares of common at $.40 per share. The option to purchase shares was granted to him for contributing to the success of the Joint Venture, in particular with regards to general management of Xin Hai Technology Development Ltd., business development and governmental relations.

                  (6) In May 1999, Marc Hung, President and Director, purchased 80,000 units of the private placement at the $1.00 offering price. Richco Investors, Inc., a public company of which both Messrs. Ernest Cheung and Maurice Tsakok are directors, officers and shareholders and purchased 700,000 units in the private placement at $1.00 per unit in May 1999.

         On September 17, 1999 385,000 units were issued to Richco Investors, Inc. as a consulting fee for services rendered in structuring the unit placement in May 1999. Richco Investors is an affiliate of the Company through share ownership, and Ernest Cheung and Maurice Tsakok are officers and directors of Richco. Mr. Cheung is Secretary and Director of the Company and Mr. Tsakok is a Director of the Company.

                                  LEGAL MATTERS

         The Company from time to time may be a party to legal proceedings. The Company is not presently involved in any legal proceedings.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         Clancy & Co. P.L.L.C. completed the audit of the balance sheets as of December 31, 1997, and 1998 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997, and 1998. The Independent Audit Report for 1997 contained an opinion which included a paragraph discussing uncertainties related to continuation of the Company as a going concern. In connection with these prior audits, no disagreement exists with any former Accountant on any matter of accounting principles or practices, financial statements disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of the former Accountant, would have caused the Accountant to make reference in connection with his report to the subject matter of the disagreement(s).


                            DESCRIPTION OF SECURITIES

COMMON STOCK

         Our Articles of Incorporation as amended authorize the issuance of 50,000,000 shares of common stock at $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

         Holders of outstanding shares of Common Stock are entitled to dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably the net assets of the Company available to stockholders after distribution is made to the creditors. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of the Company's Common Stock are issued, the relative interests of then existing stockholders may be diluted.

                                    WARRANTS

         We have issued 5,500,000 warrants as part of our unit private placement in May 1999. Each warrant entitles the holder to purchase, on or before March 31, 2001, one (1) additional unit at a price of US $2.00 per unit, each unit consisting of one (1) common share and one (1) additional warrant. The additional warrant entitles the holder to purchase one (1) unit at $2.00 per unit on or before March 21, 2001 consisting of one share and one warrant to purchase on common share of the Issuer at a price of US $5.00 per share on or before March 31, 2002. On September 17, 1999 we issued 385,000 warrants to
Richco Investors, Inc. for services rendered in structuring the private placement in May 1999.

                             REPORT TO STOCKHOLDERS

         We shall make available annual reports to a stockholders containing audited financial statements reported upon by our independent auditors. We intend to release unaudited quarterly and other interim reports to our stockholders as we deem appropriate.

                          TRANSFER AGENT AND REGISTRAR

         Holladay Transfer, Inc. is the transfer agent and registrar for all of our securities, including the $.001 par value common stock.

                        LIMITATIONS ON DIRECTOR LIABILITY

         Our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents, to the fullest extent permitted by law. We have also entered into agreements to indemnify our directors and executive officers. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, it is against public policy and is therefore unenforceable.

         The Board of Directors may alter, amend or repeal the Bylaws of the Company by the affirmative vote of at least a majority of the entire Board of Directors, provided that any Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders. The shareholders may also adopt, repeal, or amend, the Bylaws of the Company by the affirmative vote of at least a majority of the shares that are issued and outstanding and entitled to vote.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock have been registered for offer and sale from time to time by Selling Stockholders to purchasers directly or through agents, brokers or dealers. These sales may be made in the over-the-counter market or otherwise at market prices then prevailing or in negotiated transactions. No Selling Stockholder is obligated to sell any Common Stock pursuant to this prospectus.

         Selling Stockholders and any brokers or dealers participating in the registration of the shares of Common Stock may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the shares of Common Stock by them and any discounts, commissions or concessions received by any broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. We are not aware of any arrangement among Selling Stockholders to sell or refrain from selling any shares of Common Stock.

         Expenses in connection with the registration of the shares of Common Stock pursuant to this prospectus, including fees and expenses of our legal counsel and independent auditors, filing fees and printing expenses, will be borne by us. Selling Stockholders will bear additional legal expenses that they incur, if any, as well as commissions and discounts received by brokers or dealers in connection with the sale of shares of Common Stock. We have agreed to indemnify Selling Stockholders against civil liabilities in connection with the Registration Statement of which this prospectus is a part (the "Registration Statement"), including liabilities under the Securities Act.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Common Stock may not simultaneously engage in market making activities for specified periods prior to the commencement of the distribution. In addition, and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by Selling Stockholders.

                              SELLING STOCKHOLDERS

         Our Registration Statement has been filed pursuant to Rule 415 under the Securities Act to afford our holders of shares of Common Stock being registered, the opportunity to sell the shares of Common Stock in a public transaction rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act.

         We are registering outstanding shares of Common Stock owned by selling shareholders under the Securities Act and shares underlying A Warrants and B Warrants. The registration fee related to the registration of these shares is being paid by the Company. The selling shareholders will be responsible for their own accounting expenses, brokerage commissions or underwriting discounts, and transfer fees incurred in the sale of their shares. The Selling Security
Holders intend to sell their shares directly, through agents, dealers, or underwriters in the public market or otherwise on terms and conditions and at prices determined at the time of sale by the Selling Security Holders or as a result of private negotiations between buyer and seller. We will not be assisting the Selling Security Holders in selling their shares. We intend to deliver to the Selling Security Holders copies of a current prospectus to be used in connection with their sales. They will be advised as to the date as of which this prospectus will no longer be current. Expenses of any sale will be borne by the parties as they may agree. We will realize no proceeds from the sale of any of the shares now held by Selling Shareholders, but will receive $2.00 per share upon exercise of "A" Warrants and $5.00 per share upon exercise of "B" Warrants.

         All of the Selling Security Holders are listed below. The Company is registering the specified shares owned by each Selling Security Holder (concurrent with the effectiveness of the Registration Statement) and common shares underlying A warrants and B warrants. If all of the Selling Security Holders are successful in offering all of their shares currently owned, they will own no shares of the Company, but may retain warrants to purchase units or shares until warrants are exercised. Several Selling Security Holders have held positions or offices with the Company or have material relationships with the Company, as noted in the footnotes.

                               Shares Owned                                                                          Percentage of
NAME & ADDRESS                 before Offering       Number                          Shares Underlying               Common Owned if
                              (excluding Warratnts)  of Shares Offered          A Warrants       B Warrants          all Shares and
                                                                                To Be Offered    To Be Offered       Warrant Shares
                                                                                                                     are Sold
-----------------------------------------------------------------------------------------------------------------------------------

Mitsukiku Investments Ltd         625,000            625,000                    625,000          625,000                0%
PO Box 428 Les Braves House,
Les Banques
St. Peter Port
Guernsey 4V1 3W2

Tandoor Holdings Ltd              570,000            570,000                    570,000          570,000                0%
20D Primrose
Mansion
Taikooshing
Hong Kong

Richco Investors Inc.           2,772,500          1,085,000  (1)(3)          1,085,000        1,085,000                6%
830-789 West Pender Street
Vancouver B.C., Canada V6C 1H2  3,152,500(4)       1,275,000 (4)              1,275,000(4)     1,275,000(4)             6%(4)

Development Fund II of
Nova Scotia Inc.                  190,000            190,000 (1)(3)             190,000          190,000                6%
c/o Richco Investors Inc.
830-789 West Pender Street
Vancouver B.C., Canada V6C 1H2  3,152,500(4)       1,275,000 (4)              1,275,000(4)     1,275,000(4)             6%(4)

Mr.  Minhas Sayani                 75,000            75,000                     75,000           75,000                 0%
PO Box 30020 Dubai
United Arab Emirates



                                       66





Xerxes Venture Capital Fund Ltd.   50,000            50,000                     50,000           50,000                 0%
PO Box 88 I Grenville St.
St.  Helier, Jersey
JE4 9PF UK

Goldpac Investment Fund            40,000            40,000                     40,000           40,000                 0%
16D 139 Drake St
Vancouver B.C.
V6Z 2T8 Canada

Nottinghill Resources Ltd.         50,000            50,000                     50,000           50,000                 0%
Mareva House 4 George St.
Nassau, Bahamas

Mr. Allan Slaughter                10,000            10,000                     10,000           10,000                 0%
1368 Madrona Dr.
Bay, B.C.
V9P 9C9 Canada

Mr.  David Atkinson                 7,500            7,500                      7,500            7,500                  0%
4590 Keith RD
West Vancouver B.C.
V7W 1W2 Canada

Mr.  Michael Atkinson               7,500            7,500                      7,500            7,500                  0%
#210 1315 W.  11th Ave.
Vancouver B.C.
V6H 1K7 Canada

Mrs.  Juanita L.  Po                5,000            5,000                      5,000            5,000                  0%
842 Clements Ave.
North Vancouver B.C.
V7R 2K7 Canada

Mr.  Joseph Go and                 10,000            10,000                     10,000           10,000                 0%
Mrs.  Babs Po
1045 Montroyal Blvd.
N.  Vancouver 13C
V7R 2H5 Canada

                                       67





Bradstone Equity Partners Inc.    200,000            200,000                    200,000          200,000                0%
#638-375 Water St.,
Vancouver B.C.
V6B 5C6 Canada

403401 B.C.Ltd.                   150,000            150,000                    150,000          150,000                0%
#638-375 Water St.,
Vancouver B.C. V6B 5C6 Canada

Silver Shadow Investments Ltd.     20,000            20,000                     20,000           20,000                 0%
PO Box546 28-30 The Parade
St.  Helier Jersey
Channel Islands

Cayman Islands Securities Ltd.     80,000            80,000                     80,000           80,000                 0%
PO Box 2835 G.T.
Grand Cayman

B.  W.  I. Chelsea Capital Corp.   70,000            70,000                     70,000           70,000                 0%
#200-750 W.  Pender St.
Vancouver B.C.
V6C 1B5 Canada

Mr. Carlo K. Rahal                 25,000            25,000                     25,000           25,000                 0%
6410 Charing Crt.
Burnaby B.C.
V5E 3Y3 Canada

Mr. David M. Lyall                100,000            100,000                    100,000          100,000                0%
6745 W.  Blvd
B.C.V6P 5R8 Canada

Ms.  Linda A.  Massie              10,000            10,000                     10,000           10,000                 0%
305-1750 West 13th Ave
Vancouver B.C.
V6J 2H1 Canada

Mr.  Patrick Hung                  60,000            60,000                     60,000           60,000                 0%
6-1200 Brunette Ave.
Coquitlam B.C.
V3K 1G3 Canada

                                       68





Ms Chantal Hung                    60,000            60,000                     60,000           60,000                 0%
6C Winston Churchill Lane
Curepipe
Mauritius

Mr.  Marc Hung                    118,000            80,000  (2)                80,000           80,000                 .12%
(President & Director)
6- 1200 Brunette Ave.
Coquittam B.C.
V3K 1G3 Canada

Hare & Co.                        100,000            100,000                    100,000          100,000                0%
c\o Bank of New York1
Wall Street - 3rd Floor
New York, N.Y.  10286

Clariden Bank,                    180,000            180,000                    180,000          180,000                0%
Claridestrasse 26,
8002 Zurich
Switzerland

Mr. Brian Findlay                  50,000            50,000                     50,000           50,000                 0%
29433 Simpson Rd,
Abbotsford, B.C.
V6C I H9 Canada

Mrs. Hazel L. Allington             3,500            3,500                      3,500            3,500                  0%
4614 Woodgreen Dr.
West Vancouver B.C.
V7S 2V2 Canada

Ms. Sharon Allington                1,500            1,500                      1,500            1,500                  0%
4614 Woodgreen Dr
West Vancouver B.C.
V7S 2V2 Canada

Orbit Leasing Corp.                90,000            90,000                     90,000           90,000                 0%
310-1324 17th Ave.  SW
Calgary Alberta
T2T 5S8 Canada



                                       69



Taylor Oil Products Ltd.           80,000            80,000                     80,000           80,000                 0%
PO Box 1062 GT
Grand Cayman.
B.W.I.

Caribbean Avionics Ltd.           280,000            280,000                    280,000          280,000                0%
PO Box 599
Carribean Place Providenciales,
Turks & Caicos Is.

Yonderiche
International Consultant           15,000            15,000                     15,000           15,000                 0%
102-1318 West 6th Ave.
Vancouver, B.C.
V6H 1A7 Canada

Ms.  Jane Lee Kennedy               1,500            1,500                      1,500            1,500                  0%
1253 Hunter Rd
Delta B.C.
V4L 1Y9 Canada

Mrs. Billee Davidson               10,000            10,000                     10,000           10,000                 0%
3902 West 38th Ave.
Vancouver B.C.
V6N 2Y6 Canada

Mr.  F.  Goelo                    120,000            120,000                    120,000          120,000                0%
PO Box 10910
Grand Cayman
Cayman Islands
B.W.I.

Aberdeen Holdings Ltd.             50,000            50,000                     50,000           50,000                 0%
60 Market Square
Belize City
Belize

Mr.  Ken Aloysius Kow              16,000            16,000                     16,000           16,000                 0%
Ms.  Dannie Kow
2957 East 56 Ave
Vancouver B.C.
V5S 2A2 Canada

                                       70


Mr.  Floyd Hill                    25,000            25,000                     25,000           25,000                 0%
1800-609 Granville St.
Vancouver B.C.
V7S IC4 Canada

Ms.  Linda Collins                 25,000            25,000                     25,000           25,000                 0%
3939 W.  38th Ave
Vancouver B.C.
V6N 2Y7 Canada

Mr.  Patrick C.  Lincoln            5,000            5,000                      5,000            5,000                  0%
17 Leacock CT
Thornhill ON
L3T 6X9 Canada

Mr.  Rodney B.  Johnston           25,000            25,000                     25,000           25,000                 0%
17412-29th Ave.
S.  Surrey B.C.
V4P 9R1 Canada

Mr.  L.  C.  Allington             50,000            50,000                     50,000           50,000                 0%
4614 Woodgreen Dr
West Vancouver B.C.
V7S 2V2 Canada

Mr.  Hugh Cooper                   10,000            10,000                     10,000           10,000                 0%
425 Rabbit Lane
West Vancouver B.C.
V7S 1J1 Canada

Ms.  Sharon Cooper                 40,000            40,000                     40,000           40,000                 0%
425 Rabbit Lane
West Vancouver 13C
V7S 1J1 Canada

J.F.  Yang Capital Corp.          250,000            250,000                    250,000          250,000                0%
15 Starling House
Charlbert St.London
NW8 7BS UK

                                       71


Mr.  Brent Petterson                2,500            2,500                      2,500            2,500                  0%
603-1500 Ostler Court,
North Vancouver B.C.
V7G 2S2 Canada

Prism Holdings Inc.                25,000            25,000                     25,000           25,000                 0%
PO Box 150,
Design House,
Providenciales,
I Turks & Caicos Islands B.W.I.

Ms. Christine Smith                10,000            10,000                     10,000           10,000                 0%
#314-3738 Norfolk St.
Burnaby B.C.
V5G 4V4 Canada

First Nevisian Stockbrokers Ltd.   40,000            40,000                     40,000           40,000                 0%
Barclays Building,
Maw St. Charlestown Nevis
B.W.I.

Tedburn Ltd.                      150,000            150,000                    150,000          150,000                0%
2C Engineers Road,
Gibraltar

J.R.  Ing Associates               35,000            35,000                     35,000           35,000                 0%
130 Adelaide St.  West
Toronto ON
M5P I G6 Canada

Sirhc Holdings, Ltd.              150,000            150,000                    150,000          150,000                0%
9 Church St.
Hamilton Hm11
Bermuda

A&E Capital Funding Inc.          250,000            250,000                    250,000          250,000                0%
2300 Yonge St.  Suite 3000
Toronto ON
M4P 1E4 Canada

                                       72



Thesis Group Inc.                 150,000            150,000                    150,000          150,000                0%
19 Hanover Terrace Regents Park
London
NW1 4RJ UK

Mr. Barry Fraser                   15,000            15,000                     15,000           15,000                 0%
1300-777 Dunsmuir St.
Vancouver B.C.
V7Y I K2 Canada

Mr. William Adams                  10,000            10,000                     10,000           10,000                 0%
PO Box 92240102
Skyline Pl.
Garibaldi Highlands
Vancouver B.C.
VON 1TO Canada

Mr. Fred TSE                       40,000            40,000                     40,000           40,000                 0%
186 Stevens Dr.
West Vancouver B.C.

TOTAL                                                5,885,000 shares

         (1) Richco Investors is a public company of which Ernest Cheung and Maurice Tsakok are directors. Richco owns a total of 2,772,500 shares plus 770,000 warrants for additional units of our stock.

         (2) Marc Hung is President and a Director of our Company.

         (3) Development Fund II of Nova Scotia, Inc. has Ernest Cheung as President. Richco Investors, Inc. has non-voting shares of the Fund, but does not control the Board. Mr. Cheung is an officer and director of Xin Net Corp.

         (4) Assumes that Richco Investors, Inc. and Development Fund II of Nova Scotia, Inc. are aggregated due to Ernest Cheung being an officer of both companies (under Reg. 13d-3).

                         DETERMINATION OF OFFERING PRICE

         There has been a very limited market for the shares of our Common Stock. The offering price will be based upon the market price at the time of sale of shares now outstanding and the shares underlying our "A" Warrants will be purchased @ $2.00 per share and the shares underlying our "B" Warrants will be purchased @ $5.00 per share. There is no direct relation between any price and the assets, book value, shareholders' equity or net worth of our Company.

                                  LEGAL MATTERS

         The law firm of Michael A. Littman, 10200 W. 44th Ave., #400 Wheat Ridge, Colorado 80033, has acted as our counsel in connection with this Offering.

                                     EXPERTS

         The financial statements of the Company as of December 31, 1997 and 1998 and for the years then ended have been included in the Registration Statement in reliance upon the report of Clancy & Co., P.L.L.C., independent auditor, and upon the authority of said firm as experts in accounting and auditing.

                         WHERE YOU CAN FIND INFORMATION

         We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission, Washington, D.C., relating to the securities offered. For further information with respect to us and the securities offered, you may review the Registration Statement, including the exhibits, without charge at the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or inspected and copied at, and obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

IN ADDITION, WE FILE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY DOCUMENT WE FILE AT THE SEC'S PUBLIC REFERENCE ROOMS IN WASHINGTON, D.C., NEW YORK, NEW YORK AND CHICAGO, ILLINOIS. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOMS. OUR SEC FILINGS ARE ALSO AVAILABLE TO THE PUBLIC ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                     PART II

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is a statement of expenses expected to be incurred by the company in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions.

                  Legal Fees                                  $35,000*
                  Accounting Fees                             $15,000*
                  Filing Fees                                 $15,000*
                  Printing & Engraving
                  share certificates and prospectuses         $10,000*
                  Non-Accountable Expenses                    $10,000*

                  (*  Estimates Only)

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Within the last three (3) years, the following sales have been made of the Company's $.001 par value Voting Common Stock. Consideration received is shown.

                                             1996 YEAR PURCHASERS LIST
NAME & ADDRESS                              DATE OF           NUMBER            CONSIDERATION             PRICE
                                            PURCHASE          OF SHARES                                   PER
                                                                                                          SHARE
-------------------------------------------------------------------------------------------------------------------------
Sinh Le
1403- 4300 Mayberry St.  Burnaby,
B.C.  V5H-4A4                               12/11/96          1000              $250                      $.25

Terrence Johnson
1403- 4030 Mayberry St.  Burnaby,
B.C.  V5H-4A4                               12/11/96          1000              $250                      $.25

Kashmir Singh
1025- Augusta Ave, Burnaby,
B.C.  V5A-1K3                               12/11/96          2000              $500                      $.25



                                       75



Noah Natovitch
121-3280 E.  58th Ave, Vancouver,
B.C V5S-3T2                                 12/11/96          1000              $250                      $.25

Todd H.  Weaver
2000 South Ocean Lane #11,
Ft.  Lauderdale FL 33316                    12/11/96          4000              $1,000                    $.25

Fleet Sparrow, Inc.
7 Prince Street, P.O.  Box 1117,
Belize City, Belize                         12/11/96          2000              $500                      $.25

David Mundie
2419 TreeTop Lane, N.  Vancouver,
B.C.  V2H-2K6                               12/11/96          2000              $500                      $.25

Redbrook Creek Corp
7 Prince St.  P.O.  Box 1117,
Belize City, Belize                         12/11/96          2000              $500                      $.25

Wes Janzen
#100- 8500 Alexandra Road,
Richmond, B.C.  V6X-1C4                     12/11/96          2000              $500                      $.25

Wes Kroeker
#100- 8500 Alexandra Road,
Richmond, B.C.  V6X-1C4                     12/11/96          2000              $500                      $.25

L.  James Harder
5512 Okanagan N.  Ave., Site 1B
Camp 11, Vernon B.C.V1T-6Y5                 12/11/96          2000              $500                      $.25

Kari - Anne Chase
85 Walnut Crescent, Whitehorse,
Yukon Y1A-5C7                               12/11/96          2000              $500                      $.25

Steven Giles
309-727 Hughton Road, Kelowna,
B.C.  V1X-7J7                               12/11/96          1000              $250                      $.25

Robert N.  Hatton
1830 Large Ave, RR #5 S-17B, C-53,
Kelowna, B.C.  V1X-4K4                      12/11/96          1000              $250                      $.25

                                       76





Adrian Klien
575 Perry Road, Kelowna,
B.C.  V1X-1J1                               12/11/96          1000              $250                      $.25

Lamber Dhaliwal
3556 Calder Ave, N.
Vancouver, B.C.                             12/11/96          2000              $500                      $.25

Biro Dhaliwal
3556 Calder Ave, N.
Vancouver, B.C.                             12/11/96          2000              $500                      $.25

Doris Mackney
Box 44021, Oyama,
B.C.  V4V01ZS                               12/11/96          2000              $500                      $.25

Stephane Martin
1704 Smithson Dr., Kelowna,
B.C.  V1Y-4E3                               12/11/96          1000              $250                      $.25

Guy Martin
1704 Smithson Dr., Kelowna,
B.C.  V1Y-4E3                               12/11/96          1000              $250                      $.25

Lawrence Kit
Box 32, Vegreville,
Alberta, T9C-1R1

Mervyn Kit
6604-132 A/ Ave.
Edmonton, AB T5C-2 B.C.                     12/11/96          1000              $250                      $.25

Emil Kit
5365 Bogette Place
Kamloops, B.C.  V2C-6B2                     12/11/96          1000              $250                      $.25

Robert Thompson
14250 Middlebench Rd,
Oyama, B.C.  V4V-2B9                        12/11/96          1000              $250                      $.25

Bob Mackney
P.O.  Box 44021,
Oyama, B.C.  V4V-1Z5                        12/11/96          11,000            $2,750                    $.25

                                       77



Dean Mackney
11574 Artela Rd,
Winfield, B.C.  V4V-1H4                     12/11/96          1000              $250                      $.25

Robert Brown
13525 Lake Pine
Winfield B.C.  V4V-1A3                      12/11/96          1000              $250                      $.25

Susan Bozyk
109-980 Dilworth Dr,
Kelowna, B.C.  V1V01S6                      12/11/96          500               $125                      $.25

Cal McCarthy
10060 McCarthy Road,
Winfield, B.C.  V4V-1T1                     12/11/96          1000              $250                      $.25

Sheelagh Thompson
14250 Middllebench Road,
Oyama, B.C.  V4V-2B9                        12/11/96          1000              $250                      $.25

Tarif Mapara
1790 Boundary Rd,
Burnaby, B.C.  V5M-4M2                      12/11/96          1000              $250                      $.25

Saira Mapara
1790 Boundary Rd,
Burnaby, B.C.  V5M-4M2                      12/11/96          1000              $250                      $.25

Zaher Mapara
1576 Lodgepole Pl,
Coquitlam, B.C.  V3E-2V9                    12/11/96          1000              $250                      $.25

Mumtaz Mapara
1576 Lodgepole Pl,
Coquitlam, B.C.  V3E-2V9                    12/11/96          1000              $250                      $.25

Riaz Mapara
1576 Lodgepole Pl,
Coquitlam, B.C.  V3E-2V9                    12/11/96          1000              $250                      $.25

Fairous Mapara
1576 Lodgepole PI,
Coquitlam, B.C.  V3E-2V9                    12/11/96          1000              $250                      $.25

                                       78


Sam Mapara ITF:
Arman Mapara 2932
Blackbear Ct.  Coq, B.C.                    12/11/96          1000              $250                      $.25

Sam Mapara ITF:
Ariana.  Mapara 2932
Blackbear Ct.  Coq, B.C.                    12/11/96          1000              $250                      $.25

Anisha Mapara
2932 Blackbear Court,
Coquitlam, B.C.                             12/11/96          1000              $250                      $.25

Sameer Mapara
2932 Blackbear Court,
Coquitlam, B.C.                             12/11/96          1000              $250                      $.25

Tazmina MangaIji
8214 Lakeland Drive,
Burnaby, B.C.  V5A-4C9                      12/11/96          2000              $500                      $.25

Maidenhood MangaIji
8214 Lakeland Drive,
Burnaby, B.C.  V5A-4C9                      12/11/96          2000              $500                      $.25

Garry McColl
#1405-2020 Bell Wood Ave,
Burnaby, B.C.  V5B-4P8                      12/11/96          1000              $250                      $.25

Larry Kozak
1103-9595 Erickson Dr,
Burnaby, B.C.  V3J-7N9                      12/11/96          2000              $500                      $.25

Rob Kozak
1103-9595 Erickson Dr,
Burnaby, B.C.  V3J-7N9                      12/11/96          500               $125                      $.25

Garry Messer
25767 La Salina Pl,
Moreno Valley, CA 92551                     12/11/96          500               $125                      $.25

Sharon Delbridge
25767 La Salina PI,
Moreno Valley, CA 92551                     12/11/96          1000              $250                      $.25

                                       79



James M.  Lucas
P.O.  Box 872,
Blue Jay, CA 92317                          12/11/96          2000              $500                      $.25

Joe Gamache
1421 Barber Ct.
Bunning, CA 92220                           12/11/96          1000              $250                      $.25

Dustin Lee Sexton
8350 Magnolia Ave, Unit 125,
Riverside, CA 92504                         12/11/96          1000              $250                      $.25

Ramona Lee Sexton
3957 San Mateo,
Riverside, CA 92504                         12/11/96          1000              $250                      $.25

William Navarro
23403 Silver Strike Dr,
Canyon Lake, CA 92587                       12/11/96          2000              $500                      $.25

Jake Penner
1688 West 65th Ave,
Vancouver, B.C.  V6P-2R3                    12/11/96          2000              $500                      $.25

Vern Craig
1369 Compton Cres,
Tsawwassen, B.C.  V4L-IP8                   12/11/96          1000              $250                      $.25

Doug Maxwell
605 West Kent Ave,
Vancouver, B.C.  V6P-6T7                    12/11/96          1000              $250                      $.25

M.  Erik Nylin
RR6-S600, C36,
Courtenay, B.C.  V9N-8H9                    12/11/96          1000              $250                      $.25

Dorothy L.  Nylin
RR6-S600, C36,
Courtenay, B.C.  V9N-8H9                    12/11/96          500               $125                      $.25

Richard T, Wotruba
501 Las Alturas Rd,
Santa Barbara, CA 93103                     12/11/96          500               $125                      $.25

                                       80



Patricia A.  Wotruba
501 Las Alturas Rd,
Santa Barbara, CA 93 10-1                   12/11/96          1200              $300                      $.25

Bhupinder Mroke
5076 Victoria Dr,
Vancouver, B.C.  V5P-3T8                    12/11/96          1000              $250                      $.25

Jackueline Herauf
#56-28 Berwick Cres NW,
Calgary, AB T3K-IY7                         12/11/96          2000              $500                      $.25

Larry I Sandler D.D.S
272 Wolverine Lake Dr,
Wolverine Lake, MI 48390                    12/11/96          2000              $500                      $.25

Linda C.  Sandler
272 Wolverine Lake Dr,
Wolverine Lake, NU 483 90                   12/11/96          1000              $250                      $.25

D.  Percy Ryan
2423 37th Street SE,
Calgary, AB T2B-OZI                         12/11/96          2000              $500                      $.25

Jageero Singh
122 West Braemar Rd, N.
Vancouver, B.C.  V7N-2S8                    12/11/96          2000              $500                      $.25

Jagbir Johl
122 West Braemar Rd, N.
Vancouver, B.  C.  V7N-2 S 8                12/11/96          2000              $500                      $.25

Bob L.  Stobbe
9420 98A Ave,
Fort St John, B.C.  V 15-1 1R4              12/11/96          500               $125                      $.25

Britt L.  Weaver
6741 Alexandria Lane,
Charlotte, NC 28270                         12/11/96          500               $125                      $.25

Katherine H.  Weaver
6741 Alexandria Lane,
Charotte, NC 28270                          12/11/96          1000              $250                      $.25

                                       81


Dorilda Limoges
6509 Coach Hill Rd SW,
Calgary, A13 T2B-1H5                        12/11/96          1000              $250                      $.25

Vincent Luong
192 Saratoga Close NE,
Calgary, AB T 1 Y-7AI                       12/11/96          1000              $250                      $.25

Sigurd B.  Peterson
2671 MacDonald Dr,
Victoria, B.C.  V8N-1Y1                     12/11/96          1000              $250                      $.25

Dr.  John Dale
Box 499, Nelson, B.C.  VIL-5R3              12/11/96          1000              $250                      $.25

Diana Haschke
Box 489,
Nelson, B.C.  VIL-5R3                       12/11/96          1000              $250                      $.25

Errol Biebrick
104 Pinewind Close NE,
Calgary, AB TI 8-2H3                        12/11/96          1000              $250                      $.25

Bradley T.  Johns
4602- 45th Ave NE #3 29,
Tacoma, WA 98422                            12/11/96          1000              $250                      $.25

Bhupinder Mann
1182 E, 33rd Ave,
Vancouver, B.C.  V5V-3B3                    12/11/96          1000              $250                      $.25

Nirmal S.  Mann
1182 F.  33rd Ave,
Vancouver, B.C.  V5V-3B3                    12/11/96          1000              $250                      $.25

S.P.  Swadron
3914 W 11th Ave,
Vancouver, B.C.  V6R-2L2                    12/11/96          2000              $500                      $.25

Sylvia Moir
905 Signal Hill Green SW,
Calgary, AB T3H-2Y4                         12/11/96          1000              $250                      $.25

                                       82



John R.  Moir
214 555 Strathcona Blvd SW,
Calgary, AB T3H-2Z9                         12/11/96          1000              $250                      $.25

Charanjit S.  Parmar
17924-99A Ave,
Edmonton, AB T5T-3RI                        12/11/96          2000              $500                      $.25

Harjit K.  Parmar
17924-99A Ave,
Edmonton, AB T5T-3RI                        12/11/96          2000              $500                      $.25

Murray Bisset
11402-120 St,
Edmonton, AB T5G-2Y2                        12/11/96          2000              $500                      $.25

Tom Schreiber
14316-123 St,
Edmonton, AB T5X-3M2                        12/11/96          2000              $500                      $.25

Don Pierson
100 Nottingham Rd,
Sherwood Park, AB T8A-5M5                   12/11/96          2000              $500                      $.25

Usha Bibra
6112-34A Ave,
Edmonton, AB T6L-IE4                        12/11/96          1000              $250                      $.25

Sachin Bibra
6112-34A Ave,
Edmonton, AB T6L-1E4                        12/11/96          500               $125                      $.25

KamaIjit Lall
3664-31A St,
Edmonton, AB T6T-1H6                        12/11/96          500               $125                      $.25

Tajinder Chohan
165 W.  65th Ave,
Vancouver, B.C.  V5R-3T7                    12/11/96          73,300            $8,325                    $.25
                                                              ------            ------
TOTAL                                                         200,000           $50,000



         The offering and sales of the shares was made in reliance upon the exemptions contained in Rule 504 of Regulation D and Regulation S to offshore residents, and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (B.C. and/or paragraphs 128(a) or 128(h) of the Securities Rules to the Securities Act).

1997                                                  PRIVATE PLACEMENT
SUBSCRIBER                                  DATE OF           CONSIDERATION             SHARES            PRICE
                                            PURCHASE                                                      PER
                                                                                                          SHARE
-----------------------------------------------------------------------------------------------------------------------
Balraj Mann                                 6/2/97            $40,000                   100,000           $.40
6228 Tiffany Blvd.
Richmond, B.C.  V7C 4Z2

Thesis Group Inc.                           6/2/97            $20,000                   50,000            $.40
19 Hanover Terrace
Regents Park
London, England NW1 4RT

Hare & Co.                                  6/2/97            $40,000                   100,000           $.40
EB.C.  Zurich AG
Bellariastrasse 23
8027 Zurich, Switzerland

Cayman Islands Securities Ltd.              6/2/97            $100,000                  250,000           $.40
P.0, Box 1062 GT
Grand Cayman
BWI

Strategic Lines Asset Management            6/2/97            $40,000                   100,000           $.40
3/F 73 Front Street
Hamilton HM NX
Bermuda

Floyd Hill                                  6/2/97            $29,000                   72,500            $.40
4557 - W, 8th Ave.
Vancouver, B.C.  V6R 2A4

Richard Angus                               6/2/97            $100,000                  250,000           $.40
1548 Marine Dr.
Vancouver, B.C.  V7V 1H8

                                       84



Taylor Oil Products                         6/2/97            $100,000                  250,000           $.40
Box 1062
3rd Floor, One Capital Place
Grand Cayman, BWI

Silver Shadow Investment Ltd.               6/2/97            $100,000                  250,000           $.40
P.O.  Box 546
St. , Helier, Jersey J E4 8XY
Channel Islands

Billee Davidson                             6/2/97            $25,000                   62,500            $.40
3902 - W.  38th Avenue
Vancouver, B.C.  V6N 2Y6

A.  Gregori Imports Ltd,                    6/2/97            $60,000                   150,000           $.40
112 - 1010 West Georgia St,
Vancouver, B.C.  V6E 2Y2

J R Ing & Associates                        6/2/97            $30,000                   75,000            $.40
1360 W.  32nd
Vancouver, B.C.  V6H 2J3

Linda A.  Massie                            6/2/97            $6,000                    15,000            $.40
4379 Arbutus St,
Vancouver, B.C.  V6J 4S4

Debby Tonn                                  6/2/97            $15,000                   37,500            $.40
4899 Meadfield Rd.
West Vancouver, B.C.
V7W 3E6

Daphne Killas                               6/2/97            $25,000                   62,500            $.40
608-1888 York Ave.
Vancouver, B.C.  V6J 5A7

Chris MacPherson                            6/2/97            $10,000                   25,000            $.40
Suite 3434 - 666 Burrard Street
Vancouver, B.C.  V6C 2X8

Rod Morreau                                 6/2/97            $5,000                    12,500            $.40
Suite 3434 - 666 Burrard Street
Vancouver, B.C.  V6C 2X8

Wendy Chan                                  6/2/97            $5,000                    12,500            $.40
Suite 3434 - 666 Burrard Street
Vancouver, B.C.  V6C 2X8

TOTAL                                       6/2/97            $750,000                  1,875,000         $.40



         The issuance of the shares was made in reliance upon the exemption contained in Regulation S as amended, to offshore residents and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs
128(a) or 128(h) of the Securities Rules to the Securities Act.

                                                       1997
                           DATE OF                   CONSIDERATION              NUMBER OF        PRICE PER
                           PURCHASE                                             SHARES           SHARE
----------------------------------------------------------------------------------------------------------------------
Xiao Qing Du               March 3,1997                                         4,000,000
2754 Adanac Street
Vancouver, B.C., V5K 2M9                             ( Exchange for
                                                     ( acquisition of
                                                     ( 100% of stock of
                                                     ( Infornet Investment,
                                                     ( Corp.

Jing Liang                 March 3,1997                                         1,000,000
403-1333 Haro Street
Vancouver, B.C., V6E 1G4

TOTAL                                                                           5,000,000


         The issuance of the shares was made in reliance upon the exemption to Registration contained in Regulation S as amended, to offshore residents, and in Canada pursuant to the exemptions from registration contained in section 55(2)
(4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs 128(b) and or 128(h) of the Securities Rules to the Securities Act.


1999                       OPTION EXERCISE NOTE:

         The Options were granted to persons or entities which had contributed to our company effort in the past. The average closing price of the common stock ten (10) days prior to February 26, 1999 was $0.40.


                                                     DATE OF           CONSIDERATION    PRICE    NUMBER
                                                     PURCHASE                           PER      OF SHARES
                                                                                        SHARE
------------------------------------------------------------------------------------------------------------
1.Lancaster Pacific Investment Ltd.                  4/6/99            $ 88,000         $.40     220,000
  14/F Tung Hip Commercial Building
  244-252 Des Voeux Road C.
  Hong Kong

2.Tandoor Holdings Limited                           4/6/99            $148,000         $.40     370,000
  20D Primrose Mansion
  Taikooshing, Hong Kong

3.S.Y.Marc Hung                                      4/4/99            $ 60,000         $.40     150,000
  6-1200 Brunette Ave.
  Coquitlam, B.C.,
  Canada V3K I G3

4.Kun Wei                                            4/4/99            $132,000         $.40     330,000
  #69 West Gulou Street
  Beijing, P.R.  China

5.Xin Wei                                            4/4/99            $132,000         $.40     330,000
  #2754 Adanac Street
  Vancouver, B.C.
  Canada V5K 2M9

TOTAL                                                                  $ 560,000                 1,400,000

         The issuance of the shares was made in reliance upon the exemption contained in Regulation S as amended, to offshore residents and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs 128(a) or 128(h) of the Securities Rules to the Securities Act.


1999                                                 PRIVATE PLACEMENT
NAME & ADDRESS                              *NUMBER           CONSIDERATION     DATE OF          PRICE PER
                                            OF SHARES                           PURCHASE         SHARE
                                                                                                 (UNITS)
------------------------------------------------------------------------------------------------------------
Mitsukiku Investments Ltd                   625,000           $625,000          5/19/99          $1.00
PO Box 428
Les Braves House,
Les Banques St.  Peter Port
Guernsey
4V1 3W2

Tandoor Holdings Ltd                        570,000           $570,000          5/19/99          $1.00
20D Primrose
Mansion
Taikooshing
Hong Kong

Richco Investors Inc.                       700,000           $700,000          5/19/99          $1.00
830-789 West Pender Street
Vancouver B.C.
Canada V6C 1H2

Development Fund 11 of                      190,000           $190,000          5/19/99          $1.00
Nova Scotia Inc.
c/o Richco Investors Inc.
830-789 West Pender Street
Vancouver B.C.
Canada V6C 1H2

Mr.  Minhas Sayani                          75,000            $75,000           5/19/99          $1.00
PO Box 30020 Dubai
United Arab Emirates

Xerxes Venture Capital Fund Ltd.            50,000            $50,000           5/19/99          $1.00
PO Box 88 I Grenville St.
St.  Helier, Jersey
JE4 9PF UK

                                       88



Goldpac Investment Fund                      40,000           $40,000           5/19/99          $1.00
16D 139 Drake St
Vancouver B.C.
V6Z 2T8 Canada

Nottinghill Resources Ltd.                  50,000            $50,000           5/19/99          $1.00
Mareva House 4 George St.
Nassau, Bahamas

Mr.  Allan Slaughter                        10,000            $ 10,000          5/19/99          $1.00
1368 Madrona Dr.  Bay, B.C.
V9P 9C9 Canada

Mr.  David Atkinson                         7,500             $7,500            5/19/99          $1.00
4590 Keith Rd
West Vancouver B.C.
V7W 1W2 Canada

Mr.  Michael Atkinson                       7,500             $7,500            5/19/99          $1.00
#210 1315 W.  11th Ave.
Vancouver B.C.
V6H 1K7 Canada

Mrs.  Juanita L.  Po                        5,000             $5,000            5/19/99          $1.00
842 Clements Ave.
North Vancouver B.C.
V7R 2K7 Canada

Mr.  Joseph Go and                          10,000            $10,000           5/19/99          $1.00
Mrs.  Babs Po
1045 Montroyal Blvd.
N.  Vancouver 13C
V7R 2H5 Canada

Bradstone Equity Partners Inc.              200,000           $200,000          5/19/99          $1.00
#638-375 Water St.,
Vancouver B.C.
V6B 5C6 Canada

403401 B.C.  Ltd.                           150,000           $150,000          5/19/99          $1.00
#638-375 Water St.,
Vancouver B.C.
V6B 5C6 Canada

                                       89



Silver Shadow Investments Ltd.              20,000            $20,000           5/19/99          $1.00
PO Box
546 28-30 The Parade
St.  Helier Jersey
Channel Islands

Cayman Islands Securities Ltd.              80,000            $80,000           5/19/99          $1.00
PO Box 2835 G.T.
Grand Cayman
B.W.I.

Chelsea Capital Corp.                       70,000            $70,000           5/19/99          $1.00
#200-750 W. Pender St.
Vancouver B.C.
V6C 1B5 Canada

Mr. Carlo K. Rahal                          25,000            $25,000           5/19/99          $1.00
6410 Charing Crt.
Burnaby B.C.
V5E 3Y3 Canada

Mr. David M. Lyall                          100,000           $100,000          5/19/99          $1.00
6745 W.  Blvd B.C.
V6P 5R8 Canada

Ms. Linda A. Massie                         10,000            $10,000           5/19/99          $1.00
305-1750 West 13th Ave
Vancouver B.C.
V6J 2H1 Canada

Mr. Patrick Hung                            60,000            $60,000           5/19/99          $1.00
6-1200 Brunette Ave.
Coquitlam B.C.
V3K 1G3 Canada

Ms Chantal Hung                             60,000            $60,000           5/19/99          $1.00
6C Winston Churchill Lane
Curepipe
Mauritius


                                       90


Mr. Marc Hung                               80,000            $80,000           5/19/99          $1.00
6- 1200 Brunette Ave.
Coquittam B.C.
V3K 1G3 Canada

Hare & Co.                                  100,000           $100,000          5/19/99          $1.00
c\o Bank of New York
1 Wall Street - 3rd Floor
New York, N.Y.  10286

Clariden Bank,                              180,000           $180,000          5/19/99          $1.00
Claridestrasse 26,
8002 Zurich
Switzerland

Mr. Brian Findlay                           50,000            $50,000           5/19/99          $1.00
29433 Simpson Rd,
Abbotsford, B.C.
V6C I H9 Canada

Mrs. Hazel L. Allington                     3,500             $3,500            5/19/99          $1.00
4614 Woodgreen Dr.
West Vancouver B.C.
V7S 2V2 Canada

Ms. Sharon Allington                        1,500             $1,500            5/19/99          $1.00
4614 Woodgreen Dr
West Vancouver B.C.
V7S 2V2 Canada

Orbit Leasing Corp.                         90,000            $90,000           5/19/99          $1.00
310-1324 17th Ave. SW
Calgary Alberta
T2T 5S8 Canada

Taylor Oil Products Ltd.                    80,000            $80,000           5/19/99          $1.00
PO Box 1062 GT Grand Cayman.
B.W.I.

Caribbean Avionics Ltd.                     280,000           $280,000          5/19/99          $1.00
PO Box 599
Carribean Place Providenciales,
Turks & Caicos Is.

                                       91


Yonderiche International                    15,000            $15,000           5/19/99          $1.00
Consultant
102-1318 West 6th Ave.
Vancouver, B.C.
V6H 1A7 Canada

Ms.  Jane Lee Kennedy                       1,500             $1,500            5/19/99          $1.00
1253 Hunter Rd
Delta B.C.
V4L 1Y9 Canada

Mrs. Billee Davidson                        10,000            $10,000           5/19/99          $1.00
3902 West 38th Ave.
Vancouver B.C.
V6N 2Y6 Canada

Mr.  F.  Goelo                              120,000           $120,000          5/19/99          $1.00
PO Box 10910 Grand Cayman
Cayman Islands
B.W.I.

Aberdeen Holdings Ltd.                      50,000            $50,000           5/19/99          $1.00
60 Market Square
Belize City, Belize

Mr.  Ken Aloysius Kow                       16,000            $16,000           5/19/99          $1.00
Ms.  Dannie Kow
2957 East 56 Ave
Vancouver B.C.
V5S 2A2 Canada

Mr.  Floyd Hill                             25,000            $25,000           5/19/99          $1.00
1800-609 Granville St.
Vancouver B.C.
V7S IC4 Canada

Ms.  Linda Collins                          25,000            $25,000           5/19/99          $1.00
3939 W.  38th Ave
Vancouver B.C.
V6N 2Y7 Canada

                                       92


Mr. Patrick C. Lincoln                      5,000             $5,000            5/19/99          $1.00
17 Leacock CT
Thornhill ON
L3T 6X9 Canada

Mr. Rodney B. Johnston                      25,000            $25,000           5/19/99          $1.00
17412-29th Ave.
S.  Surrey B.C.
V4P 9R1 Canada

Mr. L. C. Allington                         50,000            $50,000           5/19/99          $1.00
4614 Woodgreen Dr
West Vancouver B.C.
V7S 2V2 Canada

Mr. Hugh Cooper                             10,000            $10,000           5/19/99          $1.00
425 Rabbit Lane
West Vancouver B.C.
V7S 1J1 Canada

Ms. Sharon Cooper                           40,000            $40,000           5/19/99          $1.00
425 Rabbit Lane
West Vancouver 13C
V7S 1J1 Canada

J.F. Yang Capital Corp.                     250,000           $250,000          5/19/99          $1.00
15 Starling House
Charlbert St.
London NW8 7BS UK

Mr. Brent Petterson                         2,500             $2,500            5/19/99          $1.00
603-1500 Ostler Court,
North Vancouver B.C.
V7G 2S2 Canada

Prism Holdings Inc.                          25,000           $25,000           5/19/99          $1.00
PO Box 150, Design House,
Providenciales,
I Turks & Caicos Islands
B.W.I.

                                       93



Ms. Christine Smith                         10,000            $10,000           5/19/99          $1.00
#314-3738 Norfolk St.
Burnaby B.C.
V5G 4V4 Canada

First Nevisian Stockbrokers Ltd.            40,000            $40,000           5/19/99          $1.00
Barclays Building.  Maw St.
Charlestown Nevis
B.W.I.

Tedburn Ltd.                                150,000           $150,000          5/19/99          $1.00
2C Engineers Road,
Gibraltar

J.R.  Ing Associates                        35,000            $35,000           5/19/99          $1.00
130 Adelaide St.  West
Toronto ON
M5P I G6 Canada

Sirhc Holdings Ltd.                         150,000           $150,000          5/19/99          $1.00
9 Church St.
Hamilton Hm11
Bermuda

A&E Capital Funding Inc.                    250,000           $250,000          5/19/99          $1.00
2300 Yonge St.  Suite 3000
Toronto ON
M4P 1E4 Canada

Thesis Group Inc.                           150,000           $150,000          5/19/99          $1.00
19 Hanover Terrace Regents Park
London
NW1 4RJ UK

Mr. Barry Fraser                            15,000            $15,000           5/19/99          $1.00
1300-777 Dunsmuir St.
Vancouver B.C.
V7Y I K2 Canada

                                       94


Mr. William Adams                           10,000            $10,000           5/19/99          $1.00
PO Box 922
40102 Skyline Pl.
Garibaldi Highlands
Vancouver B.C.
VON 1TO Canada

Mr. Fred TSE                                 40,000           $40,000           5/19/99          $1.00
186 Stevens Dr
West Vancouver B.C.

TOTAL                                    5,5000,000        $5,500,000
                                            shares


         *The Offering consisted of units - each unit containing one share and one warrant. The warrant entitles the holder to purchase one additional common unit of the Issuer at $2.00 per unit on or before March 31, 2001, which unit consists of one common share and one additional warrant to purchase a share of common stock at $5.00 per share on or before March 31, 2002.

         On September 17, 1999, 385,000 units were issued to Richco Investors, Inc. as a consulting fee for structuring the Private Placement.

         The issuance of the shares was made in reliance upon the exemption contained in Regulation S as amended, to offshore residents and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs 128(a) or 128(h) of the Securities Rules to the Securities Act.

                                                              PRICE PER
                                            DATE              SHARE             CONSIDERATION    SHARES
-------------------------------------------------------------------------------------------------------------
Xin Wei
2754 Adanac Street
Vancouver, B.C.  VSK 3M9                    2/20/97           $.001             $750             750,000

Kun Wei
403 No I Blvd
Qianmachang Lane
Gulou Street, West
Beijing, China                              2/20/97           $.001             $450             450,000

Xi-ping Qu
403 - 1333 Haro Street
Vancouver, B.C.  V6E 1G4                    2/20/97           $.001             $300             300,000

                                       95


Nicole Alagich
1400 - 400 Burrard Street
Vancouver, B.C.  V6C 3G2                    2/20/97           $.001             $3               3,000

Terry Johnston
1408 - 4300 Mayberry Street
Burnaby, B.C.  V5H 4A4                      2/20/97           $.001             $3               3,000

Ranjit Bhogal
9042 135 A Street
Surrey, B.C.  V3V 7CS                       2/20/97           $.001             $3               3,000

Bhupinder Mann
1182 East 33rd Ave.
Vancouver, B.C.  V5F 3B3                    2/20/97           $.001             $3               3,000

Charles Grahn
203 - 1386 West 73rd Ave
Vancouver, B.C.  V6P 3E8                    2/20/97           $.001             $3               3,000

Gemsco Management Ltd.
53 Woodland Drive
Delta, B.C.  V4L 2H4                        2/20/97           $.001             $700              700,000

Farmind Link Corp.
2998 Park Lane
West Vancouver, B.C.  V7V 1E9               2/20/97           $.001             $700             700,000

Simon Yuen
19835 64th Avenue
Langley, B.C.  V2Y 11S                       2/20/97          $.001             $700             700,000

Lionel Welch
7 Prince Street
Belize City, Belize                         2/20/97           $.001             $320             320,000

Kathleen Robinson
P.O.  Box 170
Grand Turk
Turks & Caicos Islands, BWI                 2/20/97           $.001             $10              10,000

Mr.  Joseph A.  Gamache
1421 Barber Court
Banning CA 92220                            2/20/97           $.001             $10              10,000

Hartford Capital Corporation
1400 - 400 Burrard Street
Vancouver, B.C.  V6C 3G2                    2/20/97           $.001             $ 45              45,000


         The issuance of the shares was made in reliance upon the exemption contained in Regulation S as amended, to offshore residents and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs 128(a) or 128(h) of the Securities Rules to the Securities Act.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
Exhibit No.                                  Item.

3.1               Articles of Incorporation to Placer Technology, Inc.

3.2               Articles of Amendment to Placer Technology, Inc.

3.3               Articles of Amendment to Placer Technology, Inc. to change name to Xin Net.*

3.4               Bylaws to Placer Technology, Inc. (Xin Net)*

3.5               Articles of Incorporation to Infornet (B.C.) Investment Corp. & Amendment.*

3.6               Articles of Incorporation to Micro Express (Hong Kong) and Amendment to
                  change name to Infornet Investment, LTD.  *

3.7               Articles of Association Placer Technology Corp. (China)*

5.1               Form of Opinion of Michael A. Littman

10.1              Contract between Xin Hai Technology Development, L.T.D and Infornet
                  Investment, L.T.D.  dated August 25, 1997.*

10.2              Cooperative Joint Venture Contract Placer Technologies/Xin Hai.*

10.3              EDUVERSE Non-Exclusive Binding Agreement.*

10.4              "A" Warrant Certificate

10.5              "B" Warrant Certificate

23.1              Consent of Michael A. Littman, dated November 8, 1999.

23.2              Consent of Auditor, dated November 8, 1999

* Incorporated by reference to Form 10SB Registration Statement filed June 1999, file #026559


                          FINANCIAL STATEMENT SCHEDULES

(1)  Financial statements of Xin Net Corp. (formerly Placer Technologies, Inc.) and subsidiaries

YEAR 1998                                                                                        PAGE

Cover page                                                                                       i

Index to Financial Statements                                                                    ii

Independent Auditors' Report for years ended December 31,

1998 and December 31, 1997                                                                       F-1

Consolidated Balance Sheet at December 31, 1998                                                  F-2

Consolidated Statement of Stockholders Equity - December 31, 1998                                F-4

Consolidated Statement of Operations As of End of December 31, 1998                              F-3

Consolidated Statement of Cash Flows As of End of December 31, 1998                              F-5

Notes to the Consolidated Financial Statements                                                   F-6 - F-14

NEW INTERIM FINANCIAL STATEMENTS FOR PERIOD ENDED SEPTEMBER 30, 1999
(UNAUDITED)

Consolidated Balance Sheets                                                                      F-1

Consolidated Statement of Operations                                                             F-2

Consolidated Statement of Cash Flows                                                             F-3

Consolidated Statement of Stockholders Equity                                                    F-4

Notes to Financial Statements                                                                    F-5 - F-8

(2)  Financial Statement Schedules:

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes.

ITEM 28.  UNDERTAKINGS

         The undersigned registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement.

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; +

                  (ii) To reflect in the prospectus facts or events arising after the effective date of the registration statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to the information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

         (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide certificates in denominations and registered in names as required by Selected Dealers to permit prompt delivery to each purchaser.

         (5)  See  Item  14  for   Registrant's   undertaking  with  respect  to
indemnification.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of ______________, State of _____________, on January 7, 2000.

                                  XIN NET CORP.

                                                 BY:/s/S.Y. MARC HUNG
                                                 Its:     President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                       DATE
------------------------------------------------------------------------------------------------------------
/s/Xiao-qing Du                             Director                                    January 7, 2000
Xiao-qing Du


/s/S.Y. Marc Hung                           President and Director                      January 7, 2000
S.Y.  Marc Hung


/s/Ernest Cheung                            Secretary and Director                      January 7, 2000
Ernest Cheung


/s/Maurice Tsakok                           Director                                    January 7, 2000
Maurice Tsakok

                                       100

                              FINANCIAL STATEMENTS
                                  XIN NET CORP.

                          (A Development Stage Company)

                                                   XIN NET CORP.
                                        (FORMERLY PLACER TECHNOLOGIES, INC.)
                                                 AND SUBSIDIARIES
                                                   Vancouver, BC

                                                   AUDIT REPORT

                                            DECEMBER 31, 1998 AND 1997

                                                      CONTENTS

Independent Auditors' Report...............................................                      F-1

Consolidated Balance Sheet at December 31, 1998 and 1997...................                      F-2

Consolidated  Statement of Operations  For The Year Ended December 31, 1998, For
       the Period From Inception  (September 12, 1996) To December 31, 1997, and
       For the Period From Inception (September 12, 1996)
       to December 31, 1998................................................                      F-3

Consolidated Statement of Stockholders' Equity From Inception
       (September 12, 1997) To December 31, 1998...........................                      F-4

Consolidated  Statement of Cash Flows For The Year
       Ended December 31, 1998, For the Period From
       Inception (September 12, 1996) To December 31,
       1997, and For the Period From Inception
       (September 12, 1996) to December 31, 1998.......................                          F-5 F-6

Notes to the Consolidated Financial Statements ........................                          F-7 F-14

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                                       ii



                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Xin Net Corp. and Subsidiaries
Vancouver, B.C. V6C 1H2

We have audited the consolidated balance sheet of Xin Net Corp. and Subsidiaries (the Company), as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of Xin Net Corp. and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/Clancy and Co., P.L.L.C.
---------------------------
Clancy and Co., P.L.L.C.
Phoenix, Arizona

July 25, 1999


                                          XIN NET CORP. AND SUBSIDIARIES
                                            CONSOLIDATED BALANCE SHEET
                                            DECEMBER 31, 1998 AND 1997
                                                              1998                          1997
                                                              ------                        ----
ASSETS

Current Assets

   Cash                                                        $   336,189                $  337,366
   Accounts Receivable                                              37,376                    28,062
   Prepaid Expenses                                                  2,614                     0
                                                               --------------           ---------------
Total Current Assets                                               376,179                   365,428

Property and Equipment, Net  (Note 3)                              227,427                   188,309

Other Assets

   Organizational Costs, Net (Note 2)                                  969                     1,031
                                                               --------------           ---------------

Total Assets                                                     $ 604,575                $  554,768
                                                               ==============           ===============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

   Accounts Payable and Other Accrued Liabilities             $     20,504               $    12,975
   OTHER ADVANCES (NOTE 4)                                          20,000                       0
                                                              ------------               --------------
Total Liabilities                                                   40,504                    12,975

Commitments and Contingencies                                         None                      None

Stockholders' Equity

   Common Stock: $0.001 Par Value,  Authorized

50,000,000; Issued and Outstanding, 14,075,000                      14,075                    14,075
    Additional Paid In Capital                                     792,990                   792,990
    RETAINED EARNINGS (ACCUMULATED DEFICIT)                       (242,994)                 (265,272)
                                                               ------------               ------------

TOTAL STOCKHOLDERS' EQUITY                                         564,071                   541,793
                                                               ------------               ------------

Total Liabilities and Stockholders' Equity                     $   604,575                 $ 554,768
                                                               ===========                ============

                      The accompanying notes are integral part of these financial statements.
                                                        F-2



                                          XIN NET CORP. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENT OF OPERATIONS
                                  FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                                            For The Year Ended                  For The Year Ended
                                            December 31, 1998                   December 31, 1997
                                            -----------------                   -----------------

Revenues                                             $527,988                   $     96,177

Expenses

   General and Administrative                         510,555                        333,084
                                                 ------------                     --------------

Operating Income (Loss)                                17,433                       (236,907)

Other Income

   Interest Income                                      4,845                          7,221
                                                 ------------                     --------------

Net Income (Loss) Available to Common
   Stockholders                                    $   22,278                   $   (229,686)
                                                 ============                     ==============

Basic Income (Loss) Per Common Share                 $   0.00                   $      (0.02)
                                                 ============                     ==============

Basic Weighted Average Common
Shares Outstanding                                 14,075,000                     12,127,082
                                                 ============                     ==============








                    The accompanying notes are an integral part of these financial statements.
                                                        F-3


                                              XIN NET CORP. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                      FOR THE YEARS ENDED DECEMBER 31, 1998 and 1997

                                           Common            Stock          Additional                    Loss              Total
                                           Shares           Amount             Paid In             Accumulated
                                                                               Capital              During the
                                                                                                   Development
                                                                                                         Stage
                                -----------------    -------------     ---------------     -------------------    ---------------
Balance, December 31, 1996              3,200,000           $3,200             $49,800               $(35,586)            $17,414

Issuance of Common Stock                1,875,000            1,875             748,125                                    750,000
For Cash at $.40 Per Share
on June 2, 1997

Issuance of Common Stock                5,000,000            5,000             (4,900)                                        100
in Exchange for Acquisition
of Subsidiary on March 3, 1997

Issuance of Common Stock                4,000,000            4,000                                                          4,000
For Services at $.001 Per
Share on February 20, 1997

Loss, Year Ended                                                                                     (118,313)          (118,313)
December 31, 1997
                                -----------------    -------------     ---------------     -------------------    ---------------

Balance, December 31, 1997,            14,075,000           14,075             793,025               (153,899)            653,201
As previously reported

Prior Period Adjustment -                                                         (35)               (111,373)          (111,408)
Error in Consolidation of
Subsidiary's 1997 Financial
Statements Expressed in
Canadian Dollars Which
Should Have Been in U.S.
Dollars (Note 7)
                                -----------------    -------------     ---------------     -------------------    ---------------

Balance, December 31, 1997,            14,075,000           14,075             792,990               (265,272)            541,793
as restated

Income, Year Ended                                                                                     22,278              22,278
December 31, 1998
                               -----------------    -------------     ---------------     -------------------    ----------------

Balance, December 31, 1998             14,075,000          $14,075            $792,990              $(242,994)           $564,071
                                =================    =============     ===============     ===================    ===============

                        The accompanying notes are an integral part of these financial statements.
                                                            F-4


                                          XIN NET CORP. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENT OF CASH FLOWS
                                  FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                         For the Year                For the Year
                                                                         Ended                       Ended
                                                                         December 31,                December 31,
                                                                         1998                        1997
                                                                         ----------------------      -------------------
Cash Flows from Operating Activities

Net Income (Loss)                                                                       $22,278               $(229,686)
Adjustments to Reconcile Net Income (Loss) to Net
Cash Provided by (Used in)
Operating Activities

Depreciation and Amortization                                                            47,930                   46,760
Common Stock Issued for Services                                                              0                    4,000
Changes in Assets and Liabilities
                         (Increase) Decrease in Accounts Receivable                     (9,314)                 (28,062)
                            (Increase) Decrease in Prepaid Expenses                     (2,614)                        0
                        (Increase) Decrease in Organizational Costs                           0                  (1,088)
                            Increase (Decrease) in Accounts Payable                       7,529                   12,975
                                                                         ----------------------      -------------------
Total Adjustments                                                                        45,531                   34,585
                                                                         ----------------------      -------------------

Net Cash Provided by (Used in) Operating Activities                                      65,809                (195,101)

Cash Flows From Investing Activities Purchase of                                       (86,986)                (235,012)
Property and Equipment
                                                                         ----------------------      -------------------
Net Cash Flows Used in Investing Activities                                            (86,986)                (235,012)

Cash Flows From Financing Activities

                                 Proceeds from Sale of Common Stock                           0                  750,000
                                             Related Party Advances                      20,000                  750,065
                                                                         ----------------------      -------------------
Net Cash Provided by Financing Activities                                                20,000                  750,065
                                                                         ----------------------      -------------------

Increase (Decrease) in Cash and Cash Equivalents                                        (1,177)                  319,952
Cash and Cash Equivalents, Beginning of Year                                            337,366                   17,414
Cash and Cash Equivalents, End of Year                                                 $336,189                 $337,366
                                                                         ======================      ===================


                    The accompanying notes are an integral part of these financial statements.
                                                        F-5

                                          XIN NET CORP. AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENT OF CASH FLOWS (CONT.)
                                  FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                         For the Year                For the Year
                                                                         Ended                       Ended
                                                                         December 31,                December 31,
                                                                         1998                        1997
                                                                         ----------------------      -------------------
Supplemental Information:
Cash Paid for:

   Interest                                                                                  $0                       $0
                                                                         ======================      ===================
   Income Taxes                                                                              $0                       $0
                                                                         ======================      ===================

Noncash Investing and Financing:

   Common Stock Issued for Services                                                          $0                   $4,000
                                                                         ======================      ===================

   Common Stock Issued in Exchange for Acquisition                                           $0                      $65
   of Subsidiary
                                                                         ======================      ===================















                    The accompanying notes are an integral part of these financial statements.
                                                        F-6


                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1 - ORGANIZATION

              Xin Net Corp. (the Company) was incorporated under the laws of the State of Florida on September 12, 1996, under the name of Placer Technologies, Inc., with an authorized capital of 2,000 shares of common stock with a par value of one cent ($0.01) per share. On December 11, 1996, the Company amended its Articles of Incorporation to increase its capital stock to 50,000,000 shares with a par value of one million ($0.00l) per share. On July 22, 1998, the Company amended its Article of Incorporation and changed its name to Xin Net Corp. The Company is involved in the development of Internet related products and services, primarily developing web site home pages for small businesses and electronic mail services.

              The Company has two wholly owned subsidiaries: Infornet Investment Limited, (a Hong Kong Corporation) which is a telecommunication and management network company providing financial resources and expertise in telecommunication projects; and Infornet Investment Corp., (a Canadian Corporation), which is engaged in a similar line of business, has 100,000,000 common shares of no par value authorized, with 100 shares issued and outstanding.

              During 1997, the Company issued 5,000,000 shares of common stock to acquire the wholly owned subsidiary, Infornet Investment Corp. (Canada), for a total value of $65, representing the organizational costs of filing fees. The shares were issued on March 3, 1997.

              On August 25, 1997, through the wholly owned subsidiary, Infornet Investment Limited (Hong Kong), under the laws of the People's Republic of China, the Company formed an 80% cooperative joint venture called Placer Technologies Corp. (a limited liability company) with Xin Hai Technology Development Ltd. (a People's Republic of China Corporation) as a 20% partner, for a term of twenty (20) years. In accordance with FAS 94, "Consolidated Financial Statements," the equity method is used to account for the investment in the joint venture. Xin Hai Technology Development Ltd. (Xin Hai) is engaged in the business of developing computer hardware, software, and telecommunication network technology, and providing consultation and training services.  Xin Hai is an  experienced  Internet  Service  Provider
              (ISP) based in Beijing, China. ISP licenses are tightly controlled by the Ministry of Information Industry (MII) and provide a substantial barrier to entry. Xin Hai plans to position itself as a major supplier of Internet services in China by covering the major cities.

              The joint venture company manufactures and sells computer network systems, communication equipment and communication engineering services, including development and construction of Internet access networks in China. The joint venture will be operated in accordance with the laws and regulations in China which allow Sino-foreign joint venture companies to construct Internet access networks and to have ownership rights and rights for return on investment, but disallow joint venture companies to operate such networks. Total advances to joint venture for the years ended
              December   31,   1998  and  1997  are   $624,883   and   $381,673,
              respectively.

              The Company was classified as a development stage company in prior years. The year ended December 31, 1998, is the first year the Company is no longer in the development stage.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

              A. Method of Accounting

              The Company's financial statements are prepared using the accrual method of accounting.

              B. Cash and Cash Equivalents

              The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash and cash equivalents.

              C. Concentration of Credit Risk

              The Company maintains U.S. Dollar cash balances in Canadian banks, that are not insured.

              D. Principles of Consolidation

              The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Infornet Investment Corp. (Canada) and Infornet Investment Limited (Hong Kong). All significant intercompany transactions and balances have been eliminated in consolidation.

              E. Purchase Method

              Investments in companies have been included in the financial report. using the purchase method of accounting on the basis of the fair value of the acquired assets less liabilities assumed. The Company retains the acquired companies as subsidiaries. The Company's wholly owned subsidiaries, Infornet Investment Corp. (Canada) and Infornet. Investment Limited (Hong Kong), provide similar Internet services to the Canadian and Chinese markets.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

              F. Property and Equipment

              Property and equipment, stated at cost, is depreciated under the straight-line method over their estimated useful lives, ranging from three to seven years.

              G. Revenue Recognition

              Revenues from products and services are recognized at the time goods are shipped or services are provided to the customer.

              H. Cost Recognition

              Selling, general, and administrative costs are charged to operating expenses as incurred

              I. Amortization

              Costs incurred to organize the Company have been capitalized and are amortized using the straight-line method over seven years. Amortization charged to expense during the year ended December 31, 1998 and 1997 was $62 and $47, respectively.

              J. Use of Estimates

              Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

              K. Income Taxes

              The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. See Note 5.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

              L. Per Share of Common Stock

              Effective January 1, 1997, basic earnings or loss per share has been computed based on the weighted average number of Common shares outstanding. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SPAS No. 128, "Earnings Per Share."

              M. Stock-Based Compensation

              The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

              SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The Company has elected to remain on its current method of accounting as described above, and has adopted the disclosure requirements of SFAS No. 123, effective January 1, 1997.

              N. Foreign Operations

              The financial position and results of operations of the Company's foreign subsidiaries are maintained in a currency other than the reporting currency. Prior to consolidation, the assets, liabilities, revenues, expenses, gains and losses are remeasured into the reporting currency, and any exchange gains or losses that result from remeasuring foreign currency amounts are included in net income/loss in the subsidiaries financial statements. Monetary assets and liabilities, such as property and equipment, accumulated depreciation, intangible assets, amortization, and common stock, are remeasured into the reporting currency using historical exchange rates. Monetary assets and liabilities, such as cash and most liabilities, are remeasured based on current exchange rates. Revenues and expenses related to nonmonetary items, such as cost of goods sold, depreciation, and amortization of intangible assets, are remeasured using the historical exchange rates, while those related to monetary items are remeasured using current exchange rates. See Note 6.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

              0. Business Segment Information

              The Company implemented SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," effective January 1, 1998. The Company's reportable segments are geographic areas that provide Internet services and products. See Note 6.

              P.  Capital Structure

              The Company has implemented SFAS No. 129, "Disclosure of Information about Capital Structure," effective January 1, 1998, which established standards for disclosing information about an entity's capital structure. The implementation of SFAS No. 129 has no effect on the Company's financial statements

              Q. Comprehensive Income

              The Company has implemented SFAS No. 130, "Reporting Comprehensive Income," effective January 1, 1998, which requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. The implementation of SFAS No. 130 has no effect on the Company's financial statements.

              R. Reclassifications

              Certain prior period amounts have been reclassified to conform to the current year presentation.

              S. Pending Accounting Pronouncements

              It is anticipated that current pending accounting pronouncements will not have an adverse impact on the financial statements of the Company.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 3 - PROPERTY AND EQUIPMENT

              Property and equipment consists of the following at December 31:

                                                                 1998                             1997
                                                            --------------                --------------------
Office Equipment                                                    $3,440                              $3,767
Equipment                                                          279,551                             228,239
Furniture                                                            3,349                               3,004
                                                            --------------                --------------------
Total                                                              286,340                             235,010
Less Accumulated Depreciation                                     (58,913)                            (46,701)
                                                            --------------                --------------------
Net Book Value                                                    $227,427                            $188,309
                                                            ==============                ====================

              Depreciation charged to expense during the year ended December 31, 1998 and 1997 was $47,868 and $46,701.

NOTE 4 - OTHER ADVANCES

              Other advances of $20,000 at December 31, 1998 represent funds advanced to the Company, bearing no interest and due on demand. The advance was paid in full as of the date of issuance of these financial statements.

NOTE 5 - INCOME TAXES

              There is no current or deferred tax expense for the years ended December 31, 1998 and 1997, due to the Company's loss position. The benefits of timing differences have not been previously recorded.

              The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors,  including  the  Company's  ability to  generate  taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheet is a result of the following:

                        XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 5 - INCOME TAXES (CONTINUED)
Deferred Taxes                                                    1998                                    1997
-----------------------------------------               ------------------------                -------------------------
Net Operating Loss Carryforwards                                         $63,668                                  $32,729
Valuation Allowances                                                    (63,668)                                 (32,729)
                                                        ------------------------                -------------------------
Net Deferred Tax Assets                                                       $0                                       $0
                                                        ========================                =========================

              The Company has available net operating loss carryforwards of $187,259 for tax purposes to offset future taxable income, which expire principally in the year 2012.

              Pursuant to the Tax Reform Act of 1986, annual utilization of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.

NOTE 6 - SEGMENT AND GEOGRAPHIC DATA

              The Company's reportable segments are geographic areas that provide Internet services and products to the Chinese markets. Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Other" column includes corporate related items, and, as it relates to segment profit (loss), income and expense not allocated to reportable segments.

December 31, 1998                                China              Canada                 Other                             Total
---------------------------------      ---------------       -------------      ----------------      ----------------------------
Revenue                                       $527,988             $43,827                    $0                          $571,815
Operating Income (Loss)                        114,747            (20,972)              (71,497)                            22,278
  Total Assets                                 593,510               5,759                 5,306                           604,575
  Capital Expenditures                         282,900               3,440                     0                           286,340
  Depreciation/Amortization                     47,146                 784                     0                            47,930
  Interest Income                                3,566               1,279                     0                             4,845

December 31, 1997                                China              Canada                 Other                             Total
---------------------------------      ---------------       -------------      ----------------      ----------------------------
Revenue                                        $96,177             $54,625                    $0                          $150,802
Operating Loss                               (139,659)               1,066              (91,093)                         (229,686)
  Total Assets                                 255,138             298,984                   646                           554,768
  Capital Expenditures                         231,243               3,767                     0                           235,010
  Amortization                                  46,249                 511                     0                            46,760
  Interest Income                                    0               7,124                    97                             7,221


                                      F-13

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

              Reconciliation of Segment Information - The reconciling item to adjust total revenues to consolidated revenues is the amount of revenues recorded on Canada's books (a subsidiary) as management fee income, recorded as an expense on the parent's books, and eliminated in consolidation.. Management fee income/expense are $43,827 and $54,625 for the years ended December 31, 1998 and 1997, respectively.

NOTE 7 - PRIOR PERIOD ADJUSTMENT

              The accompanying financial statements for 1997 have been restated to correct an error in the consolidation of the Canadian subsidiary's financial statements expressed in Canadian dollars which should have been U.S. Dollars. The effect of the restatement was to decrease net income by $111,373 for 1997.

NOTE 8 - SUBSEQUENT EVENTS

              (1) The Company completed an Offering in May 1999 and has issued 5,500,000 shares of common stock, at $1.00 per share, or $5,500,000. The Company has received all of the proceeds as of the date of issuance of these financial statements.

              (2) The Company granted 1,400,000 incentive options on February 26, 1999, exercisable at $0.40 per share and expiring on February 28, 2004. On April 6, 1999, all of the options were exercised at $0.40 per share, or $560,000;. The Company has received all of the proceeds as of the date of issuance of these financial statements.

                          Interim Financial Statements
                       for Period Ended September 30, 1999
                                   (unaudited)


                         XIN NET CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1999 AND DECEMBER 31, 1998
                   (PREPARED BY MANAGEMENT AND WITHOUT AUDIT)
Stated in U.S. dollars                                                  September 30, 1999             December 31, 1998
                                                                        ------------------------------ -----------------------------
ASSETS

Current Assets

Cash                                                                                        $6,109,389                      $336,189
Accounts Receivable                                                                            376,284                        37,376
Prepaid Expenses                                                                                 8,776                         2,514
Inventory (Note 2)                                                                              15,970                             -
                                                                        ------------------------------ -----------------------------
Total Current Assets                                                                         6,510,419                       376,179
Property and Equipment, Net                                                                    534,475                       227,427
Other Assets
 Organizational Costs, Net                                                                         935                           969
Total Assets                                                                                $7,045,829                      $604,575
                                                                        ============================== =============================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts Payable and Other Accrued Liabilities                                                $378,700                       $20,504
Other Advances                                                                                       -                        20,000
Current portion of Obligation under Capital Lease (Note 3)                                      58,040                             -
                                                                        ------------------------------ -----------------------------
                                                                                               436,740                        40,504
Obligation under Capital Lease (Note 3)                                                        141,347                             -
Commitments and Contingencies                                                                        -                             -
Stockholders' Equity (Note 4)

Common Stock: $0.001 Par Value Authorized: 50,000,000
Issued and Outstanding: 21,360,000 (1998: 14,075,000)                                           21,360                        14,075
Additional Paid In Capital                                                                   6,845,705                       792,990
Accumulated Deficit                                                                          (399,323)                     (242,994)
                                                                        ------------------------------ -----------------------------
Total Stockholders' Equity                                                                   6,467,742                       564,071
                                                                        ------------------------------ -----------------------------
Total Liabilities and Stockholders' Equity                                                  $7,045,829                      $604,575
                                                                        ============================== =============================

                                              See Accompanying Notes

                                                        F-1

                                          XIN NET CORP. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1999 AND 1998
                                    (PREPARED BY MANAGEMENT AND WITHOUT AUDIT)
                                              Stated in U.S. dollars
                                                 Three Months Ended Sept. 30                   Nine Months Ended Sept. 30
                                                 --------------------------------------------  -------------------------------------
                                                                    1999               1998                    1999            1998
Revenue                                                           $283,178           $135,824                $592,581       $394,739
Expenses
Administration & office                                            103,424             46,221                 191,677         82,000
Amortization                                                        38,474             17,150                  62,220         45,150
Business development                                                81,682              4,800                  90,067          7,233
Consulting and management fees                                      20,110             15,469                  45,984         37,039
Foreign exchange (gain) loss                                         1,055           (29,133)                     794       (25,747)
Interest                                                             2,973              1,016                   5,699          2,415
Professional fees                                                   71,557             16,052                  91,036         32,959
Rent                                                                32,834                  -                  64,304              -
Salaries and benefits                                               61,352             23,283                 113,438         58,284
Selling expenses                                                   115,115             42,105                 186,818         99,110
Shareholder information, transfer agent and                          1,688                  -                   5,287              -
filing fees
                                                 -------------------------  -----------------  ---------------------- --------------
                                                                   530,264            136,963                 857,324        334,443
                                                 -------------------------  -----------------  ---------------------- --------------
Operating Profit (Loss)                                          (247,086)            (1,139)               (264,743)         56,296
Other Income
Interest                                                            62,767                309                 108,414          1,590
                                                 -------------------------  -----------------  ---------------------- --------------
Net Earnings (Loss) Available to Common                         ($184,319)             ($830)              ($156,329)        $57,886
Stockholders
                                                 =========================  =================  ====================== ==============
Basic Earnings (Loss) per Common shares                            ($0.01)                 $-                 ($0.01)             $-
(Note 5)
                                                 =========================  =================  ====================== ==============
Basic Weighted Average Common shares                            21,033,587          14,075,00              17,733,278     14,075,000
outstanding (Note 5)
                                                 =========================  =================  ====================== ==============
Diluted Earnings (Loss) per common share                           ($0.01)                 $-                 ($0.01)             $-
(Note 5)
                                                 =========================  =================  ====================== ==============
Weighted Average Common shares                                  21,033,587         14,075,000              17,733,278     14,075,000
Outstanding, Assuming Dilution (Note 5)
                                                 =========================  =================  ====================== ==============


                                                       See Accompanying Notes

                                                                F-2

                                          XIN NET CORP. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1999 AND 1998
                                    (PREPARED BY MANAGEMENT AND WITHOUT AUDIT)
Stated in U.S. Dollars                                                        Nine Months Ended September 30
                                                                               1999                     1999
                                                                     ------------------------  -----------------------
Cash flows from operating activities                                               ($156,329)                ($57,886)
Net profit (loss)
Adjustments to reconcile net loss to net cash
Provided by (used in) operating activities

Depreciation and amortization                                                          62,220                   45,150
Changes in assets and liabilities                                                   (338,908)                    9,351
(Increase) Decrease in accounts receivable                                            (6,162)                        -
(Increase) in prepaid expenses                                                       (15,970)                 (14,976)
(Increase) in inventory                                                               358,196                   16,235
Increase in accounts payable                                                         (20,000)                   20,000
                                                                     ------------------------  -----------------------
Increase (Decrease) in other advance                                                (116,953)                  133,646
                                                                     ------------------------  -----------------------
Cash flows from investing activities                                                (155,009)                (205,887)
Purchases of property and equipment                                                 (214,225)                        -
                                                                     ------------------------  -----------------------
Purchases of assets under capital lease                                             (369,234)                (205,887)
                                                                     ------------------------  -----------------------
Cash flows from financing activities

Increase (Decrease) in obligation under capital lease                                 199,387                        -
Issuance of common stock                                                            6,060,000                       35
                                                                     ------------------------  -----------------------
                                                                                    6,259,387                       35
                                                                     ------------------------  -----------------------
Increase (Decrease) in cash and cash equivalents                                    5,773,200                 (72,206)
Cash and cash equivalents - beginning of period                                       336,189                  337,366
                                                                     ------------------------  -----------------------
Cash and cash equivalents - end of period                                          $6,109,389                 $265,160
                                                                     ========================  =======================
Supplemental Information
Cash paid for:

Interest                                                                               $5,699                   $2,415
Income Taxes                                                                                -                        -
Noncash investing and financing
Common stock issued for services                                                     $385,000                       $-


                                             See Accompanying Notes
                                                        F-3


                                          XIN NET CORP. AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999
                                    (PREPARED BY MANAGEMENT AND WITHOUT AUDIT)

Stated in U.S. dollars

                                                                            Additional
                                                             Stock             Paid In           Accumulated
                                          Common           Amount at           Capital             Deficit              Total
                                          Shares           Par Value
                                     -----------------  ----------------  -----------------  -------------------  ------------------
Balance, December 31, 1998                  14,075,000           $14,075           $792,990           ($242,994)            $564,071

Exercise of Stock Option for cash at           810,000               810            232,190                                  324,000
$0.40 per share on April 4, 1999
Exercise of Stock Option for cash at           590,000               590            235,410                                  236,000
$0.40 per share on April 6, 1999

Private placement of common stock for        5,500,000             5,500          5,109,500                                5,115,000
cash at $1.00 per share on May 19,
1999, net of costs of $385,000

Issuance of common stock for services          385,000               385            384,615                                  385,000
at $1.00 per share on September 17,
1999

Loss for the nine months ended                                                                         (156,329)           (156,329)
September 30, 1999
                                     -----------------  ----------------  -----------------  -------------------  ------------------
Balance, September 30, 1999                 21,360,000           $21,360         $6,845,705           ($399,323)          $6,467,742
                                     =================  ================  =================  ===================  ==================


                                                       See Accompanying Notes

                                                                F-4

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1999 AND 1998
                   (PREPARED BY MANAGEMENT AND WITHOUT AUDIT)

1             BASIS OF PRESENTATION

              The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of the management, all adjustments of a normal recurring nature necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results for the entire year. These condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company's annual consolidated financial statements and the notes thereto for the fiscal year ended December 31, 1998 included in its Form 10-SB.

2             INVENTORY

              Inventory is stated at lower of first-in, first-out cost or market.

3             CAPITAL LEASE OBLIGATION

              The Company leases computer equipment through its wholly owned subsidiary company, Infornet Investment Corp., repayable at approximately $5,719 (CND 8,407) per month to June 30, 2002. The liability includes imputed interest at an average rate of 6.12% per annum.

Total minimum lease payments
for the year ended December 31

1999                                                                     $17,133
2000                                                                      68,530
2001                                                                      68,530
2002                                                                      65,167
                                                      --------------------------
                                                                         219,360

Less: Amount representing interest                                      (19,973)

                                                      --------------------------
Present value of minimum lease payment                                   199,387
Less: Current portion                                                   (58,040)

                                                        ------------------------
                                                                        $141,347

                                                      ==========================

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1999 AND 1998
                   (PREPARED BY MANAGEMENT AND WITHOUT AUDIT)

4             STOCKHOLDERS' EQUITY

              On February 26, 1999, stock options for a total of 1.4 million shares at $0.40 per share were granted. All the options were exercised as of April 6, 1999.

              In May 1999, the Company issued, 5,500,000 common shares through its unit private placement, at $1.00 per share, or $5,500,000. Each common share was issued with a warrant. Each warrant entitles the holder to purchase, on or before March 31, 2001, one additional unit of common share at a price of $2.00 per unit, each unit consisting of one common share and one additional warrant. The additional warrant entitles the holder to purchase one additional common share at a price of $5.00 per share on or before march 31, 2002.

              In September 1999, the Company issued 385,000 common shares to Richco Investors, Inc., a related company with two directors in common with the Company, for their services of structuring the private placement. Each common share was issued with a warrant that bears the same terms as those issued under the private placement. The service charge equaled to 7% of the value of the private placement or $385,000.

5             EARNINGS PER SHARE

              Basic earnings per share is computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1999 AND 1998
                   (PREPARED BY MANAGEMENT AND WITHOUT AUDIT)

5             EARNINGS PER SHARE (CONTINUED)

              The following table sets forth the computations of shares and net earnings used in the calculation of basic and diluted earnings per share for the third quarter and the nine month ended 1999 and 1998:

                                                           Three months ended                          Nine months ended
                                                    09/30/99                09/30/98              09/30/99            09/30/98

                                              ---------------------  ---------------------- -------------------- -------------------
Net income (loss) for the period                         ($184,319)                  ($830)           ($156,329)             $57,886
Weighted-average shares outstanding                      21,033,587              14,075,000           17,733,278          14,075,000
Effective dilutive securities;

Dilutive warrants                                                 -                       -                    -                   -
                                              ---------------------  ---------------------- -------------------- -------------------
Dilutive potential common shares                                  -                       -                    -                   -
                                              ---------------------  ---------------------- -------------------- -------------------
Adjusted weighted-average shares and assumed             21,033,587              14,075,000           17,733,278          14,075,000
conversions

Basic earnings per share                                    ($0.01)                 ($0.00)              ($0.01)               $0.00
                                              =====================  ====================== ==================== ===================
Diluted earnings per share                                  ($0.01)                 ($0.00)              ($0.01)               $0.00
                                              =====================  ====================== ==================== ===================


              Due to the loss for the three months and nine months ended September 30, 1999, the effect of outstanding warrants was not included as the effect would be anti-dilutive.

6             SEGMENT AND GEOGRAPHIC DATA

              The Company's reportable segments are geographic areas that provide Internet services and products to the Chinese markets. Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Other" column includes corporate related items, and, as it relates to the segment profit (loss), income and expenses are not allocated to reportable segments.

                                                   XIN NET CORP. AND SUBSIDIARIES
                                           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                                    SEPTEMBER 30, 1999 AND 1998
                                             (PREPARED BY MANAGEMENT AND WITHOUT AUDIT)

6             SEGMENT AND GEOGRAPHIC DATA (CONTINUED)
For 3 months ended 9/30/99                           China                Canada                 Other                 Total
-------------------------------------------- ---------------------  -------------------  --------------------- ---------------------

Revenue from customers                                    $283,178                    -                     $-              $283,178
Interest revenue                                                 -                    -                 62,767                62,767
Inter-segment revenue                                            -                    -                      -                     -
Operating income (loss)                                  (124,890)             (60,103)               (62,093)             (247,086)
Total assets                                             1,901,305              253,995              4,890,529             7,045,829

For 3 months ended 9/30/98                           China                Canada                 Other                 Total
-------------------------------------------- ---------------------  -------------------  --------------------- ---------------------

Revenue from customers                                    $135,824                    -                      -              $135,824
Interest revenue                                                 -                  309                      -                   309
Inter-segment revenue                                            -                    -                      -                     -
Operating income (loss)                                     10,047              (5,636)                (5,550)               (1,139)
Total Assets                                               583,451                4,767                 14,389               602,607






                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  XIN NET CORP.
               (Exact name of Registrant as specified in charter)

                                    EXHIBITS


                                  EXHIBIT INDEX
Exhibit No.   Item

3.1           Articles of Incorporation to Placer Technology, Inc.*

3.2           Articles of Amendment to Placer Technology, Inc.*

3.3           Articles of Amendment to Placer Technology, Inc. to change name to Xin Net.*

3.4           Bylaws to Placer Technology, Inc. (Xin Net)*

3.5           Articles of Incorporation to Infornet (B.C.) Investment Corp. & Amendment.*

3.6           Articles of Incorporation to Micro Express (Hong Kong) and Amendment to change name to Infornet Investment,
              LTD.  *

3.7           Articles of Association Placer Technology Corp.  (China)*

5.1           Form of Opinion of Michael A. Littman

10.1          Contract between Xin Hai Technology Development, L.T.D and Infornet Investment, L.T.D. dated August 25, 1997.*

10.2          Cooperative Joint Venture Contract Placer Technologies/Xin Hai.*

10.3          EDUVERSE Non-Exclusive Binding Agreement.*

10.4          "A" Warrant Certificate

10.5          "B" Warrant Certificate

23.1          Consent of Michael A. Littman, dated November 8, 1999.

23.2          Consent of Auditor, dated November 8, 1999

*Incorporated by reference to Form 10SB Registration Statement filed June 1999, file #026559

                                       102
